UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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MASIMO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2017 Annual Meeting
of Stockholders & Proxy Statement

June 1, 2017 ● 52 Discovery, Irvine, California, 92618

MASIMO CORPORATION

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Masimo Corporation, a Delaware corporation (the “Company”), or any adjournment or postponement thereof. The Annual Meeting will be held on Thursday, June 1, 2017, at 2:00 p.m. Pacific Time at the principal executive offices of the Company at 52 Discovery, Irvine, California 92618.
Information concerning the matters to be considered and voted upon at the 2017 Annual Meeting is set out in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
Throughout 2016, we experienced strong product revenue growth around the world with a combination of additional new customers, higher utilization of our installed base of pulse oximeters and incremental contributions from our new products. We attribute our strong financial performance to our execution of our ten year plan, which has given us the ability to grow our top line revenue, product margins and operating margins, without sacrificing what our customers expect from us: great innovation and excellent service.
Last year, we also realized an important achievement in reaching a positive settlement of our long-term patent dispute, including the entry into a new long-term business partnership with Philips, the world’s market-leading patient monitoring company. We believe that this business partnership will increase the adoption rate of our innovative technologies, including rainbow® technology, and result in improved outcomes for patients and reduced cost of care for hospitals.
Please make sure your shares are represented at our Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the Annual Meeting in person. Accordingly, please authorize a proxy to vote your shares as soon as possible in accordance with the instructions you received. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.
We look forward to your continued support.
Joe Kiani,
Chairman and Chief Executive Officer

MASIMO CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
We will hold the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Masimo Corporation, a Delaware corporation (the “Company”), or any adjournment or postponement thereof, at the principal executive offices of the Company at 52 Discovery, Irvine, California, 92618, on Thursday, June 1, 2017, at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect the following nominees as Class I directors to serve until our 2020 Annual Meeting of Stockholders: Dr. Steven J. Barker and Mr. Sanford Fitch;

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017;

3.	To vote on an advisory resolution to approve named executive officer compensation;

4.	To vote on an advisory resolution on the frequency of future advisory resolutions to approve named executive officer compensation;

5.	To approve the Masimo Corporation 2017 Equity Incentive Plan;

6.	To approve the Masimo Corporation Executive Bonus Incentive Plan; and

7.	To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 3, 2017. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about April 14, 2017.

By Order of the Board of Directors

Chairman & Chief Executive Officer
Irvine, California
April 14, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS	4	AUDIT RELATED MATTERS	74
PROXY STATEMENT	7	Audit Committee Report	74
QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT THESE PROXY MATERIALS AND VOTING	7	Audit Committee’s Pre-Approval Policies and Procedures	75
		Principal Accountant Fees and Services	75
EXECUTIVE OFFICERS	15	PROPOSAL NO. 1: ELECTION OF DIRECTORS	76
BOARD OF DIRECTORS	17	PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE AND BOARD MATTERS	19		77
Corporate Governance Guidelines	19	PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	78
Independence of the Board of Directors	19
Board Leadership Structure	19
Board’s Role in Risk Oversight	20	PROPOSAL NO. 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	80
Meetings and Executive Sessions	20
Policy Regarding Board Member Attendance at Annual Meetings	20
Information Regarding Board Committees	20	PROPOSAL NO. 5: APPROVAL OF MASIMO CORPORATION 2017 EQUITY INCENTIVE PLAN	81
Consideration of Director Nominees	24
Stockholder Communications with the Board of Directors	26	PROPOSAL NO. 6: APPROVAL OF MASIMO CORPORATION EXECUTIVE BONUS INCENTIVE PLAN	93
Code of Business Conduct and Ethics	27
NON-EMPLOYEE DIRECTOR COMPENSATION	28	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	97
Non-Employee Director Stock Ownership Policy	29
EXECUTIVE COMPENSATION	30	SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	99
Compensation Discussion and Analysis	30
Compensation Committee Report	59	TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	100
Compensation Committee Interlocks and Insider Participation	59
Summary Compensation Table	61	HOUSEHOLDING	102
Grants of Plan-Based Awards During Fiscal Year 2016	63	ANNUAL REPORT ON FORM 10-K	102
Outstanding Equity Awards at December 31, 2016	64	IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR STOCKHOLDERS MEETING TO BE HELD ON JUNE 1, 2017	103
Option Exercises and Stock Vested During Fiscal Year 2016	66
Employment Arrangements with Named Executive Officers	66	OTHER MATTERS	103

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date and sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
SPECIAL NOTE ON FORWARD LOOKING INFORMATION
This proxy statement contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. These statements are often identified by the use of words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “opportunity”, “plan”, “potential”, “predicts”, “seek”, “should”, “will” or “would”, and similar expressions and variations or negatives of these words. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause our actual results and the timing of certain events to differ materially and adversely from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed under Item 1A-“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on February 15, 2017. Furthermore, such forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

PROXY STATEMENT
QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT THESE PROXY MATERIALS AND VOTING

1. Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Masimo Corporation (sometimes referred to as “we”, “Masimo” or the “Company”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or submit your proxy through the internet or by telephone according to the instructions contained in the enclosed proxy card.
We intend to mail this Proxy Statement and the accompanying proxy card on or about April 14, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

2. When and where will the Annual Meeting be held?
The Annual Meeting will be held on June 1, 2017, at 2:00 p.m. Pacific Time at our offices located at 52 Discovery, Irvine, California 92618. Directions are set forth on the back of this Proxy Statement.

3. Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 3, 2017 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 51,462,547 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 3, 2017.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on April 3, 2017, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are the stockholder of record for these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card or submit your proxy through the internet or by telephone by following the instructions provided in the proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on April 3, 2017, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your

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account. Certain of these institutions offer the ability to direct your agent how to vote through the internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

4. What am I voting on?
There are six matters scheduled for a vote at the Annual Meeting:

•	To elect the Class I nominees for director to serve until our 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017;

•	To vote on an advisory resolution to approve named executive officer compensation;

•	To vote on an advisory resolution on the frequency of future advisory resolutions to approve named executive officer compensation;

•	To approve our 2017 Equity Incentive Plan; and

•	To approve our Executive Bonus Incentive Plan.

5. Will there be any other items of business on the agenda?
Aside from the election of the Class I directors, the ratification of the selection of our independent registered public accounting firm, the advisory vote to approve the compensation of our named executive officers, the advisory vote on the frequency of future advisory resolutions to approve named executive officer compensation, the approval of our 2017 Equity Incentive Plan and the approval of our Executive Bonus Incentive Plan the Board knows of no matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

6. What is the Masimo Board’s voting recommendation?
Masimo’s Board recommends that you vote your shares:

•	“For” the nominees to the Board;

•	“For” the ratification of the selection of Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending December 30, 2017;

•	“For” the approval of our named executive officer compensation;

•	With respect to future advisory resolutions to approve named executive compensation “Every Year” (an annual vote);

•	“For” the approval of our 2017 Equity Incentive Plan; and

•	“For” the approval of our Executive Bonus Incentive Plan.

7. How do I vote?
For Proposal Nos. 1, 2, 3, 5 and 6, you may vote “For” or “Against” or abstain from voting. For Proposal No. 4, the advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: once every one, two or three years, or you may abstain from voting. The procedures for voting are described below, based upon your form of ownership.

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Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy on the internet, go to www.envisionreports.com/MASI and follow the instructions set forth on the internet site.

•
To vote by proxy over the telephone, dial the toll-free telephone number listed on your proxy card under the heading “vote by telephone” using a touch-tone telephone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:00 p.m. Pacific Time on May 31, 2017, to be counted.
We provide internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet and telephone access, such as usage charges from internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. To ensure that your vote is counted, simply complete and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the internet or by telephone. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

8. How do I vote my Masimo shares held through the Masimo Retirement Savings Plan?
If you hold shares of Masimo common stock through the Masimo Retirement Savings Plan (the “Savings Plan”) as of the record date, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), which serves as the administrator of the Savings Plan, with respect to shares of Masimo common stock that you hold through the Savings Plan. You should sign the proxy card and return it in the enclosed envelope, or you may submit your proxy over the internet or by telephone by following the instructions on the enclosed proxy card. Fidelity will vote your Savings Plan shares as of the record date in the manner directed in the last timely voting instructions that are received from you. If voting instructions are not received from you by 11:00 p.m. Pacific Time on May 28, 2017, Fidelity will vote your Savings Plan shares as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other Savings Plan participants have been received by Fidelity. You may change or revoke previously given voting instructions in any of the ways described under the question “Can I change my vote after submitting my proxy?”; however, your revocation or changed voting instructions must be received no later than 11:00 p.m. Pacific Time on May 28, 2017 or else we will not be able to timely notify Fidelity of your revoked or changed voting instructions.

9. How many votes do I have?
On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 3, 2017, the record date for the Annual Meeting.

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10. Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

11. Who is paying for this proxy solicitation?
We will bear the cost of soliciting proxies for the Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of Masimo common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. We have engaged Kingsdale Advisors (“Kingsdale”) as our stockholder advisor and proxy solicitation agent and will pay fees of approximately $21,000, plus certain out-of-pocket expenses, to Kingsdale to assist us with the solicitation of proxies. No additional compensation will be paid to directors, officers or other regular employees for such services.

12. What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

13. Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

•	You may submit another properly completed and executed proxy card with a later date;

•	You may submit a new proxy through the internet or by telephone (1-800-652-VOTE) (your latest internet or telephone instructions submitted prior to the deadline will be followed);

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.
Votes will be counted by the inspector of election appointed for the Annual Meeting.

14. How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

•	“For” the election of the Class I director nominees;

•	“For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017;

•	“For” the approval of our named executive officer compensation;

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•	With respect to future advisory resolutions to approve named executive compensation “Every Year” (an annual vote);

•	“For” the approval of our 2017 Equity Incentive Plan; and

•	“For” the approval of our Executive Bonus Incentive Plan.
This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.
If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion and regarding broker non-votes.

15. What is a broker non-vote?
Under rules that govern brokers, banks and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these brokers, banks and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Only the ratification of auditors is considered a discretionary matter at the Annual Meeting under these rules. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote”.

16. What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

Proposals	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Majority Cast	No
2. Ratification of Auditors	Majority Cast	Yes
3. Advisory Vote to Approve the Compensation of our Named Executive Officers	Majority Cast	No
4. Advisory Vote on Frequency of Future Advisory Resolutions to Approve Named Executive Officer Compensation	Plurality Cast	No
5. Approval of our 2017 Equity Incentive Plan	Majority Cast	No
6. Approval of our Executive Bonus Incentive Plan	Majority Cast	No
A “majority cast”, with regard to the election of a director, means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” such nominee’s election. A “majority cast”, with regard to the ratification of auditors, the advisory vote to approve our named executive compensation, the approval of our 2017 Equity Incentive Plan; and the approval of our Executive Bonus Incentive Plan, means the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal.
A “plurality cast”, with regard to the advisory vote on the frequency of future advisory resolutions to approve named executive officer compensation, means that the option (every one, two or three years) receiving the greatest number of “for” votes will be considered the frequency recommended by stockholders.

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“Discretionary voting” occurs when a broker, bank or other holder of record does not receive voting instructions from the beneficial owner and votes those shares at its discretion on any proposal as to which rules permit such broker, bank or other holder of record to vote. As noted above, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes”.
Although the votes on Proposal Nos. 3 and 4 are advisory and non-binding, as provided by law, our Board will review the results of the votes and, consistent with our record of stockholder engagement, will consider the results in making future decisions concerning executive compensation and the frequency of future advisory resolutions to approve executive compensation.

17. What is the effect of abstentions and broker non-votes?
Abstentions: Under Delaware law (under which Masimo is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal No. 1—Election of Directors; Proposal No. 2—Ratification of Auditors, Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers, Proposal No. 4—Advisory Vote on Frequency of Future Advisory Resolutions to Approve Named Executive Officer Compensation; Proposal No. 5—Approval of our 2017 Equity Incentive Plan; or Proposal No. 6—Approval of our Executive Bonus Incentive Plan.
Broker Non-Votes: As a result of a change in rules related to discretionary voting and broker non-votes, brokers, banks and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors, on named executive officer compensation matters or on approvals of equity or cash incentive plans. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposa1 No. 1—Election of Directors, Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers, Proposal No. 4—Advisory Vote on Frequency of Future Advisory Resolutions to Approve Named Executive Officer Compensation, Proposal No. 5—Approval of our 2017 Equity Incentive Plan and Proposal No. 6—Approval of our Executive Bonus Incentive Plan. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other such holder how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation program, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017 should be considered a discretionary matter. Therefore, your broker, bank or other such holder will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

18. What happens if an incumbent director nominee does not receive a majority of the votes cast for his re-election?
Our Bylaws require that if an incumbent director nominee does not receive a majority of the votes cast for his re-election, such incumbent nominee is to promptly tender his resignation to the Board. Our Nominating, Compliance and Corporate Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will then decide whether to accept or reject the resignation, taking into account the Nominating, Compliance and Corporate Governance Committee’s recommendation. The determination of our Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the Securities and Exchange Commission (the “SEC”) or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by our Board, the director will continue to serve until his successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by our Board, then our Board may fill any resulting vacancy or decrease the size of the Board.

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19. What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented by votes at the Annual Meeting or by proxy. At the close of business on April 3, 2017, the record date for the Annual Meeting, there were 51,462,547 shares of common stock outstanding. Thus, a total of 51,462,547 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 25,731,275 votes must be represented at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

20. Who will count the votes?
The votes will be counted, tabulated and certified by Computershare Trust Company, N.A., Masimo’s transfer agent and registrar for the Company’s common stock.

21. I also have received a copy of Masimo Corporation’s Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 15, 2017, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

22. How can I find out the results of the voting at the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

23. When are stockholder proposals due for next year’s annual meeting of stockholders?
Stockholders may submit proposals on matters appropriate for stockholder action at the 2018 Annual Meeting of the Company’s Stockholders (“2018 Annual Meeting of Stockholders”) consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2018 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than December 13, 2017 to our Corporate Secretary at 52 Discovery, Irvine, California 92618. However, if the date of the 2018 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after June 1, 2018, to be considered for inclusion in proxy materials for our 2018 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 a reasonable time before we begin to print and send our proxy materials for our 2018 Annual Meeting of Stockholders.

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If you wish to submit a proposal that is not to be included in the proxy materials for our 2018 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than February 26, 2018, but no earlier than January 27, 2018. However, if the date of the 2018 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after June 1, 2018, a stockholder proposal that is not to be included in the proxy materials for our 2018 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 not later than the close of business on the later of (1) the 90th day before the date of the 2018 Annual Meeting of Stockholders, or (2) the 10th day following the day on which we first publicly announce (by press release or disclosure in a filing with the SEC) the date of the 2018 Annual Meeting of Stockholders. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our Bylaws by visiting the SEC’s internet website at www.sec.gov.

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EXECUTIVE OFFICERS
Our executive officers are appointed by and serve at the discretion of our Board. Our executive officers, their ages, respective positions and biographies are listed below:

Name	Age(1)	Position(s)
Joe Kiani	52	Chief Executive Officer & Chairman of the Board
Mark de Raad	57	Executive Vice President, Finance & Chief Financial Officer
Jon Coleman	53	President, Worldwide Sales, Professional Services & Medical Affairs
Rick Fishel	59	President, Worldwide OEM Business & Strategic Development
Yongsam Lee	52	Executive Vice President, Chief Information Officer
Tom McClenahan	44	Executive Vice President, General Counsel & Corporate Secretary
Anand Sampath	50	Chief Operating Officer
___________

(1)	As of March 15, 2017.

Joe Kiani
Joe Kiani is the founder of Masimo and has served as Chief Executive Officer (CEO) & Chairman of the Board since our inception in 1989. He is an inventor on more than 100 patents related to signal processing, sensors and patient monitoring, including patents for the invention of Measure-through motion and low-perfusion pulse oximetry. Since September 2016, Mr. Kiani has served on the Board of Directors of Stereotaxis, Inc. (OTCQX: STXS), a manufacturer of robotic cardiology instrument navigation systems. From 1998 to March 2013, Mr. Kiani served on the Board of Directors of Saba Software, Inc., a publicly-traded software company focused on human capital development and management solutions. Mr. Kiani holds a B.S.E.E. and an M.S.E.E. from San Diego State University. In addition to Mr. Kiani’s role at Masimo, he is also the Chairman of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare, Chairman of the Patient Safety Movement Foundation, Chairman and CEO of the Patient Safety Movement Coalition and Chairman and CEO of Cercacor Laboratories, Inc. He also sits on the Boards of Directors of Atheer Labs, CHOC Children’s Orange/CHOC Children’s at Mission Hospital, Bioniz Therapeutics, Inc. and the Medical Device Manufactures Association. As Masimo’s founder, Chief Executive Officer and Chairman of the Board since our formation in 1989, Mr. Kiani has the deepest understanding of Masimo, our history, our culture and our technology. Our Nominating, Compliance and Corporate Governance Committee believes he has broad experience in a wide range of functional areas, including strategic planning, strategic investments, engineering and development, and legal and governmental affairs. Mr. Kiani is critical to the Company’s continued development and growth.

Mark de Raad
Mark de Raad has served as our Executive Vice President, Finance & Chief Financial Officer since June 2006 and as our Corporate Secretary from December 2009 through August 2014. From November 2002 through May 2006, Mr. de Raad served as Vice President, Chief Financial Officer and Secretary for Avamar Technologies, Inc., a start-up enterprise software development company. He served as Chief Financial Officer, Quantum Storage Solutions Group, a division of Quantum Corporation from June 2001 through November 2002. From September 1997 through June 2001, Mr. de Raad was Vice President, Finance and Chief Financial Officer for ATL Products, Inc., a manufacturer of automated tape libraries. Mr. de Raad is a Certified Public Accountant (inactive) and holds a B.S. in Accounting from the University of Santa Clara.

Jon Coleman
Jon Coleman has served as our President, Worldwide Sales, Professional Services & Medical Affairs since February 2011, and was our President, International from August 2008 to February 2011. From October 2007 to August 2008, Mr. Coleman was President and Chief Executive Officer of You Take Control, Inc., a healthcare information technology start-up company. He served as General Manager, Americas of Targus Group International, a supplier of mobile computing cases and accessories, from March 2006 to February 2007. From March 1994 to February 2006, he held progressive leadership positions with Pfizer, Inc., most recently Vice President and General Manager, Canada & Caribbean Region. Mr. Coleman holds a M.B.A. from Harvard Business School, and a B.A. in International Relations from Brigham Young University.

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Rick Fishel
Rick Fishel has served as President, Worldwide OEM Business and Strategic Development since February 2016, was President, Worldwide OEM Business & Blood Management from January 2013 to February 2016 and was President, Worldwide OEM Business and Corporate Development from February 2011 to January 2013. From February 2009 to February 2011, he was our President, Americas and Worldwide OEM Business, and was President of Masimo Americas from June 2004 to February 2009. From January 2003 to June 2004, Mr. Fishel was Regional Vice President of Sales for the Information Solutions segment of the McKesson Corporation, a provider of supply, information and care management products and services. From January 2001 to January 2003, he served as National Vice President of Sales for the Consulting Services division of GE Medical Systems, Inc., a provider of medical technology and productivity solutions. Mr. Fishel holds a B.S. in Marketing from Arizona State University.

Yongsam Lee
Yongsam Lee has served as our Executive Vice President, Chief Information Officer since August 2014. From March 1996 to October 2001 and from April 2002 to August 2014, Mr. Lee held various positions with us, including Vice President, IT, Chief Information Officer, Executive Vice President, Operations, Executive Vice President, Regulatory Affairs & Chief Information Officer. From October 2001 to April 2002, he served as Director of IT at SMC Networks, Inc., a provider of networking solutions. Mr. Lee holds a B.S. in Applied Physics from the University of California, Irvine.

Tom McClenahan
Tom McClenahan has served as our Executive Vice President & General Counsel since April 2013 and as our Corporate Secretary since August 2014. From April 2011 to April 2013, Mr. McClenahan was our Vice President and Assistant General Counsel. From November 2002 to April 2011, he was an associate and then principal with the law firm of Fish & Richardson. From September 1999 to November 2002, he was an associate with the law firm of Knobbe, Martens, Olson & Bear. Mr. McClenahan holds a B.S. in Mechanical Engineering from Iowa State University and a J.D. from the University of Minnesota Law School.

Anand Sampath
Anand Sampath has served as our Chief Operating Officer since August 2014. Prior to that, he served as Executive Vice President, Engineering since March 2007. He is an inventor on more than ten patents relating to patient monitoring, wireless networks and communications. From April 2006 to March 2007, Mr. Sampath was our Director of Systems Engineering. From October 1995 to March 2006, he held various positions, including Program Manager, Engineering Manager and Distinguished Member of Technical Staff, at Motorola, Inc. Mr. Sampath holds a B.S. in Engineering from Bangalore University.

There are no family relationships between or among any of our executive officers or directors.

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BOARD OF DIRECTORS
Our Board presently has six members and is divided into three classes, designated Class I, Class II and Class III. Each class currently consists of two directors and has a three-year term. Class I, Class II and Class III directors currently have a remaining term of office until the 2017, 2018 and 2019 Annual Meeting of Stockholders, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board to fill a vacancy in a Class, including a vacancy created by an increase in the number of directors, will serve for the remainder of the full term of that Class and until the director’s successor is elected and qualified or until the director’s earlier death, resignation or removal.
The names of our current directors, their ages, director class and biographies are listed below. There are no family relationships between or among any of our directors.

Name	Age(1)	Director Class	Position(s)
Steven J. Barker, M.D., Ph.D.	72	Class I	Director
Sanford Fitch	76	Class I	Director
Thomas Harkin	77	Class II	Director
Joe Kiani(2)	52	Class II	Chief Executive Officer & Chairman of the Board
Adam Mikkelson	38	Class III	Director
Craig Reynolds	68	Class III	Director
___________

(1)	As of March 15, 2017.

(2)	Please see “Executive Officers” on page 15 of this Proxy Statement for Mr. Kiani’s biography.

Steven J. Barker, M.D., Ph.D.
Steven J. Barker, M.D., Ph.D., has served as a member of our Board since October 2005, has served in a consulting capacity as our Chief Science Officer and Chairman of our Scientific Advisory Board since March 2015, and previously served as our interim Chief Medical Officer from July 2013 to March 2015. Dr. Barker has also served as Professor Emeritus of Anesthesiology at the University of Arizona College of Medicine since July 2013. Prior to that, from October 1995 to July 2013, Dr. Barker served as Professor and Head of Anesthesiology, University of Arizona College of Medicine. From August 1990 to October 1995, Dr. Barker served as Chairman of Anesthesiology at the University of California, Irvine. He also holds a joint appointment as Professor of Mechanical and Aerospace Engineering at the University of Arizona. Dr. Barker has been an oral examiner for the American Board of Anesthesiology, and was the Section Editor for Technology, Computing, and Simulation in the Journal of Anesthesia and Analgesia. He holds a B.S. in Physics from Harvey Mudd College, an M.S. and a Ph.D. in Mechanical Engineering from the California Institute of Technology and an M.D. from the University of Miami. Our Nominating, Compliance and Corporate Governance Committee believes Dr. Barker’s academic and medical background, as well as his in-depth knowledge of the healthcare industry and hospital operations, academic administration and managed care industry, provide him with a critical perspective regarding Masimo’s products, technologies and prospects. His medical background, including his expertise in anesthesiology, is particularly relevant to Masimo when the Company evaluates its products and technologies. In addition, Dr. Barker is able to provide us with the unique perspective of a physician.

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Sanford Fitch
Sanford Fitch has served as a member of our Board since November 2006. Mr. Fitch has served as a director, Audit Committee Chairman and member of the Compensation Committee of Iridex Corp., a public company that designs, develops, manufactures and sells medical laser systems since 2004. Mr. Fitch served as a director and Audit Committee Chairman of FoxHollow Technologies, Inc., a public company that designed, developed, manufactured and sold medical devices, from June 2004 until October 2007. He also served as a director and Audit Committee Chairman of Conceptus, Inc., a public medical device company, from December 1994 until April 2004, where he also served as its Chief Financial Officer and Senior Vice President of Operations from December 1994 through October 1998. Mr. Fitch has also served as the Chief Financial Officer of several start-up technology companies from 1998 until 2002 and of various public technology companies from 1983 to 2002. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University. Our Nominating, Compliance and Corporate Governance Committee finds Mr. Fitch’s financial background to be extremely helpful to the Board and suited to his role as Chairperson of our Audit Committee.Mr. Fitch brings to us previous experience as a Chief Financial Officer for multiple companies over his long career, and as audit committee chairperson of public companies, which uniquely qualifies him to serve as our Audit Committee Chairperson. In addition to Mr. Fitch’s prior leadership and management experience working with medical technology companies, Mr. Fitch has considerable financial, auditing, risk management and corporate governance experience and he is an audit committee financial expert under the rules of the SEC, all of which enable him to make valuable contributions to the Board and the Audit Committee.

Thomas Harkin
Thomas Harkin has served as a member of our Board since December 2015. Mr. Harkin, formerly a five-term U.S. Senator from the State of Iowa, retired from the U.S. Senate in January 2015. Senator Harkin was first elected to the U.S. House of Representatives in 1974, and 10 years later, he was elected to the U.S. Senate. Prior to his service in the House of Representatives, Mr. Harkin served in the U.S. Navy and achieved the rank of lieutenant commander. Mr. Harkin holds a B.S. from Iowa State, a J.D. from Catholic University of America and was admitted to the Iowa Bar in 1972. Mr. Harkin’s experience in the Senate, and in particular his work on healthcare-related legislation, as well as his extensive understanding of the healthcare system in the U.S., bring a unique perspective and insight to the Board and the Compensation and Nominating, Compliance and Corporate Governance Committees.

Adam Mikkelson
Adam Mikkelson has served as a member of our Board since October 2016. Mr. Mikkelson is a Partner at Camber Capital Management, LLC, a healthcare-focused investment fund. Mr. Mikkelson has been with Camber Capital since 2007 and has nearly 15 years of experience in the healthcare investment arena, where he focuses on identifying and actively monitoring investment opportunities in both the therapeutic and medical device sectors. Prior to joining Camber Capital, Mr. Mikkelson held various roles at Datamonitor plc and Leerink Partners. He received his B.S. in Business Administration from Boston University. Our Nominating, Compliance and Corporate Governance Committee believes Mr. Mikkelson’s investment experience allows him to provide additional insight to the Board on strategy and business decisions as well as make valuable contributions to the Audit, Compensation and Nominating, Compliance and Corporate Governance Committees.

Craig Reynolds
Craig Reynolds has served as a member of our Board since April 2014. Mr. Reynolds is currently Chief Executive Officer and a director of Cereve, Inc., a medical company engaged in resolving insomnia issues. Prior to joining Cereve, Mr. Reynolds served as Chief Operating Officer of Philips-Respironics Home Health Solutions (“Philips-Respironics”), a subsidiary of Philips, from 2008 to 2010. Prior to Philips-Respironics, Mr. Reynolds was the Chief Operating Officer and a board member of Respironics, Inc., a company that develops, manufactures and markets medical devices worldwide, from 1998 to 2008. From 1993 to 1998, Mr. Reynolds was with Healthdyne Technologies, Inc., a medical device company, serving for five years as Chief Executive Officer and director. From 1981 through 1992, Mr. Reynolds was with Healthdyne, Inc. in the positions of Executive V.P. (1981 to 1983), President of Healthdyne Cardiovascular Division (1984 to 1985) and President of Healthdyne Homecare Division (1986 to 1992). From 2008 through 2014, Mr. Reynolds served as a director of Symmetry Medical, Inc., most recently as Chairman of the Board. He also served as Chairman of the Board of Symmetry Surgical, Inc. from 2014 through 2016. Mr. Reynolds earned his B.S. in Industrial Management from the Georgia Institute of Technology and his M.B.A. from Georgia State University. Our Nominating, Compliance and Corporate Governance Committee believes Mr. Reynolds’ experience with other medical device companies allows him to provide additional insight to the Board on strategy decisions as well as make valuable contributions to the Audit, Compensation and Nominating, Compliance and Corporate Governance Committees.

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CORPORATE GOVERNANCE AND BOARD MATTERS
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our internet website at http://ir.masimo.com under “Corporate Governance”. Alternately, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to ensure that our Board will have the necessary authority and practices in place to exercise its duties and responsibilities, to review and evaluate our business operations as needed, to make decisions that are independent of our management and to serve the best interests of Masimo and our stockholders. These Corporate Governance Guidelines provide a framework for the conduct of the Board’s business, and provide that:

▪	except in unusual circumstances, the positions of the Chairman of our Board and our Chief Executive Officer be held by the same person;

▪	ordinarily, directors should not serve on more than four boards of publicly-traded companies, including our Board, and all our directors currently satisfy this requirement;

▪
outside directors must own a minimum number of shares of our common stock (see “Non-Employee Director Compensation—Non-Employee Director Stock Ownership Policy” on page 29 of this Proxy Statement for additional information); and

▪
a non-employee director will not be nominated for re-election at the next annual meeting of stockholders for which his or her class of directors is up for election following his or her 15th anniversary of service on our Board, unless our Board waives this term limit with respect to such non-employee director as a result of its determination that such nomination is in the best interests of Masimo and its stockholders.

The Corporate Governance Guidelines also set forth the practices our Board will follow with respect to Board composition and selection, Board meetings and Board committees and Chief Executive Officer performance evaluation and compensation. Our Board adopted the Corporate Governance Guidelines to, among other things, reflect changes to The NASDAQ Stock Market LLC (“NASDAQ”) listing standards and SEC rules.
Independence of the Board of Directors
Our Board has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the NASDAQ rules, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by our Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in applicable NASDAQ rules, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Masimo, our senior management and our independent registered public accounting firm, our Board has determined that all of our directors other than Mr. Kiani and Dr. Barker are independent, as defined in NASDAQ Listing Rule 5605(a)(2).
Board Leadership Structure
Our Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director who is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates

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information flow between management and the Board, which is essential to effective governance. The Company has no lead independent director.
Board’s Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and our Nominating, Compliance and Corporate Governance Committee oversees management of risks associated with environmental, health, safety and other non-financial concerns and manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is informed about such risks by the committees.
Meetings and Executive Sessions
Our Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings, as required from time to time, when important matters arise requiring Board action between scheduled meetings. During fiscal year 2016, our Board met seven times and acted by unanimous written consent twice. None of our directors attended fewer than 75% of the total number of meetings held by the Board and the committees (on which and for the period during which the director served) during fiscal year 2016.
As required under applicable NASDAQ listing standards, our independent directors periodically meet in executive sessions at which only they are present.
Policy Regarding Board Member Attendance at Annual Meetings
It is the policy of our Board to invite directors and nominees for director to attend annual meetings of our stockholders. We held one annual meeting of stockholders in fiscal year 2016, which was attended by Mr. Kiani.
Information Regarding Board Committees
Our Board has established a standing Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All three committees operate under a written charter adopted by our Board, each of which is available on our internet website at http://ir.masimo.com under “Corporate Governance”. The following table provides membership and meeting information for fiscal year 2016 for the Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee.

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Name	Audit		Compensation		Nominating, Compliance and Corporate Governance
Employee Director:
Joe Kiani	—		—		—
Non-Employee Directors:
Steven J. Barker, Ph.D., M.D.(1)	—		—		—
Sanford Fitch	¬		—	(2)	—	(2)
Thomas Harkin	—	(3)	✓		¬	(4)
Jack Lasersohn(5)	—		—	(6)	—
Adam Mikkelson(7)	✓	(7)	✓	(7)	✓	(7)
Craig Reynolds	✓		¬		✓	(8)
Total meetings in fiscal year 2016	6		6		3
___________

¬	Committee Chairperson.

(1)
Dr. Barker has provided consulting services to Masimo since July 2013. He currently serves as our Chief Science Officer and Chairman of our Scientific Advisory Board and previously served as our interim Chief Medical Officer from July 2013 to March 2015.

(2)	Mr. Fitch served on the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee until October 27, 2016.

(3)	Mr. Harkin served on the Audit Committee until October 27, 2016.

(4)	Mr. Harkin was appointed as the Chairperson of the Nominating, Compliance and Corporate Governance Committee on February 11, 2016.

(5)	Mr. Lasersohn’s service on the Board and the committees thereof ended when his term expired at the 2016 Annual Meeting of Stockholders on April 20, 2016.

(6)	Mr. Lasersohn served on the Compensation Committee until February 26, 2016.

(7)
Mr. Mikkelson was appointed to our Board on October 27, 2016, at which time he was also appointed to the Audit Committee, the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee.

(8)	Mr. Reynolds served as the Chairperson of the Nominating, Compliance and Corporate Governance Committee until February 11, 2016.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is currently comprised of Mr. Fitch, Mr. Mikkelson and Mr. Reynolds. Mr. Fitch serves as the Chairperson of the Audit Committee. The functions of this Committee include, among others:

▪	appointing, retaining and determining the compensation of our independent registered public accounting firm;

▪	overseeing and approving any proposed audit and permissible non-audit services provided by our independent registered public accounting firm;

▪	reviewing at least annually the qualifications, performance and independence of our independent registered public accounting firm;

▪
overseeing the relationship with our independent registered public accounting firm, including the rotation of the audit partners, as well as reviewing and resolving any disagreements between our management and ensuring discussions with our management and our independent registered public accounting firm relating to financial controls over financial reporting;

▪	discussing with our management and our independent registered public accounting firm the design, implementation and effectiveness of our internal controls;

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▪	reviewing and discussing with our management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

▪	reviewing the quarterly earnings announcement and any other public announcements regarding our results of operations with our management;

▪	reviewing and discussing reports from our independent registered public accounting firm relating to our critical accounting policies and practices;

▪
establishing and overseeing the processes and procedures for the receipt, retention and treatment of any complaints regarding accounting, internal controls or audit matters, as well as the confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters;

▪
investigating any matter brought to its attention, with full access to our books, records, facilities and employees, and with sole authority to select, retain and terminate any consultants, legal counsel or advisors to advise the Audit Committee; and

▪	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.
Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our internet website at http://ir.masimo.com under “Corporate Governance”.
Under the applicable rules and regulations of NASDAQ, each member of a company’s audit committee must be considered independent in accordance with NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. Our Board reviews the NASDAQ listing rules and standards and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii)). Our Board has determined that all members of our Audit Committee also meet the requirements for financial literacy under the NASDAQ Listing Rules.
Our Board has determined that Mr. Fitch, the Chairperson of our Audit Committee, is an audit committee financial expert, as defined under applicable SEC rules, and that Mr. Fitch meets the background and financial sophistication requirements under NASDAQ Listing Rule 5605(c)(2)(A). In making this determination, the Board made a qualitative assessment of Mr. Fitch’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.
Compensation Committee
Our Compensation Committee is currently comprised of Mr. Harkin, Mr. Mikkelson and Mr. Reynolds. Mr. Reynolds currently serves as the Chairperson of our Compensation Committee. The functions of this committee include, among others:

▪	reviewing and approving our general compensation strategy;

▪	establishing annual and long-term performance goals for our executive officers;

▪	conducting and reviewing with the Board an annual evaluation of the performance of our executive officers;

▪	considering the competitiveness of the compensation of our executive officers;

▪
reviewing and approving all salaries, bonuses, equity awards, perquisites, post-service arrangements, and other compensation and benefit plans for our Chief Executive Officer and all other executive officers;

▪
reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change in control agreements and other material agreements between us, on the one hand, and any of our executive officers, on the other;

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▪
acting as the administering committee of our Board for our executive compensation and cash incentive plans and for any equity incentive plans, including establishing performance metrics, determining bonus payouts and granting equity awards to employees and executive officers;

▪	providing oversight for our overall compensation plans and benefit programs;

▪	reviewing and approving compensation programs as well as salaries, fees, bonuses and equity awards for the non-employee members of our Board;

▪	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure and the related tabular presentations regarding named executive officer compensation;

▪	overseeing risks and exposures associated with executive compensation programs and arrangements, including incentive plans; and

▪	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.
Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our internet website at http://ir.masimo.com under “Corporate Governance”. Our Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in NASDAQ Listing Rule 5605(a)(2)). The Compensation Committee meets from time to time during the year. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management and human resources as necessary. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. The Compensation Committee has the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser’s independence specified in NASDAQ Listing Rule 5605(d)(3). The Compensation Committee will be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Compensation Committee, and will have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention.
From 2012 to 2016, Frederic W. Cook & Co., Inc. (“FW Cook”) provided compensation consulting services to assist management and the Compensation Committee in assessing and determining competitive compensation packages. At all times during its engagement by the Compensation Committee, FW Cook was independent from Masimo and received compensation from Masimo only for services provided to the Compensation Committee. In the fourth quarter of 2016, the Compensation Committee retained the services of Compensia, Inc. (“Compensia”) to assist the Compensation Committee in assessing and determining competitive compensation packages and to provide input on other executive compensation related matters. Compensia is independent from Masimo and has received compensation from Masimo only for services provided to the Compensation Committee. For more information regarding the Compensation Committee’s engagement of FW Cook and Compensia, see “Executive Compensation—Compensation Discussion and Analysis” below.
The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2016 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

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Nominating, Compliance and Corporate Governance Committee
Our Nominating, Compliance and Corporate Governance Committee is currently comprised of Mr. Harkin, Mr. Mikkelson and Mr. Reynolds. Mr. Harkin currently serves as the Chairperson of our Nominating, Compliance and Corporate Governance Committee. The functions of this committee include, among others:

▪
evaluating the composition, size, organization and governance of our Board and its committees, making recommendations to our Board about the appointment of directors to committees of our Board and recommending the selection of chairs of these committees to the Board;

▪	reviewing and recommending to our Board director independence determinations made with respect to continuing and prospective directors;

▪	reviewing and recommending to our Board “Section 16 officer” determinations with respect to our executive officers;

▪	developing and recommending to our Board policies for considering director nominees for election to the Board;

▪
identifying, reviewing, considering and evaluating candidates for election to the Board and recommending to the Board candidates to be nominated for election or incumbent directors to be nominated for re-election at each annual meeting of our stockholders or to fill any vacancies on the Board or any newly-created directorships;

▪	overseeing our Board’s performance and annual self-evaluation process and evaluating the participation of members of the Board in continuing education activities in accordance with NASDAQ rules;

▪	overseeing corporate governance;

▪	overseeing our corporate compliance programs;

▪
developing, and updating as necessary, a legal compliance and ethics program designed to evaluate, maintain and correct, when appropriate, our overall compliance with all federal and state rules and regulations and all of the Company’s codes of ethics and conduct;

▪
in consultation with the Audit Committee, reviewing and, if appropriate, updating or recommending to our Board updates to our existing procedures for the receipt, retention and treatment of reports or evidence of violations of any federal or state rules or regulations or of our codes of ethics and conduct; and

▪
reviewing and evaluating, at least annually, the performance of the Nominating, Compliance and Corporate Governance Committee and its members, including compliance of the Nominating, Compliance and Corporate Governance Committee with its charter.

Our Board has adopted a written charter of the Nominating, Compliance and Corporate Governance Committee that is available to stockholders on our internet website at http://ir.masimo.com under “Corporate Governance”. Our Board has determined that all members of our Nominating, Compliance and Corporate Governance Committee are independent (as independence is currently defined in NASDAQ Listing Rule 5605(a)(2)). The Nominating, Compliance and Corporate Governance Committee meets from time to time as it deems appropriate or necessary.
Consideration of Director Nominees
Director Qualifications
There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating, Compliance and Corporate Governance Committee may consider a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

▪	the highest ethical standards and integrity and a strong personal reputation;

▪	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

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▪	a willingness to act on and be accountable for Board and, as applicable, committee decisions;

▪	an ability to provide reasoned, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

▪	an ability to work effectively and collegially with other individuals;

▪	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

▪	sufficient time to devote to Board and, as applicable, committee membership and matters; and

▪	the independence requirements imposed by the SEC and NASDAQ.
The Nominating, Compliance and Corporate Governance Committee retains the right to modify these criteria from time to time.
Security Holder Nominations
The Nominating, Compliance and Corporate Governance Committee will consider director candidates recommended by our stockholders of record. The Nominating, Compliance and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not. Stockholders of record who wish to recommend individuals for consideration by the Nominating, Compliance and Corporate Governance Committee to become nominees for election to the Board at the 2018 Annual Meeting of Stockholders must do so by delivering a written recommendation to the Nominating, Compliance and Corporate Governance Committee, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Corporate Secretary, no later than the close of business on February 26, 2018, and no earlier than January 27, 2018, unless the meeting date is more than 30 days before or after June 1, 2018, in which case the written recommendation must be received by our Corporate Secretary no later than the close of business on the later of (i) the 90th day before the 2018 Annual Meeting of Stockholders, or (ii) the 10th day following the day on which we first publicly announce the date of the 2018 Annual Meeting of Stockholders. Each written recommendation must set forth, among other information:

▪	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

▪
the class, series and number of shares of Masimo, and any convertible securities of Masimo, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

▪
any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder of record and any beneficial owner on whose behalf the nomination is being made has the right to vote any of Masimo’s voting securities;

▪	any “short” interest in Masimo’s securities held by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

▪	the proposed director candidate’s full legal name, age, business address and residential address;

▪
complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

▪	a description of the proposed candidate’s qualifications as a director;

▪	the class and number of shares of Masimo that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and

▪
any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must include the written consent of each proposed nominee to serve as director if so elected. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating, Compliance and Corporate Governance Committee.

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Evaluating Nominees for Director
Our Nominating, Compliance and Corporate Governance Committee will consider director candidates who are suggested by members of the committee, other members of our Board, members of management, advisors and our security holders who submit recommendations in accordance with the requirements set forth above. The Nominating, Compliance and Corporate Governance Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating, Compliance and Corporate Governance Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating, Compliance and Corporate Governance Committee will evaluate all nominees for director under the same approach whether they are recommended by security holders or other sources.
The Nominating, Compliance and Corporate Governance Committee will review candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating, Compliance and Corporate Governance Committee may review such directors’ overall service to the Board, the committees and Masimo during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating, Compliance and Corporate Governance Committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating, Compliance and Corporate Governance Committee will focus on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating, Compliance and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by security holders, and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.
Stockholder Communications with the Board of Directors
Our Board has adopted a formal process by which security holders may communicate with the Board or any of its directors. Stockholders of Masimo wishing to communicate with our Board or an individual director may send a written communication to the Board or such director, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Compliance Officer. Each communication must set forth:

▪	the name and address of the Masimo security holder(s) on whose behalf the communication is sent; and

▪	the number of Masimo shares that are owned beneficially by the security holder(s) as of the date of the communication.
Each communication will be reviewed by Masimo’s Compliance Officer to determine whether it is appropriate for presentation to the Board or the individual director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. These screening procedures have been approved by a majority of the independent members of our Board.

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Communications determined by our Compliance Officer to be appropriate for presentation to the Board or such director will be submitted to the Board or the individual director on a periodic basis. All communications directed to the Audit Committee in accordance with our Open Door Policy for Reporting Accounting, Audit, and Other Compliance Concerns (the “Open Door Policy”) that relate to accounting topics, internal accounting controls or auditing matters involving the Company generally will be forwarded to a compliance officer designated by the Audit Committee to receive and review these communications and then promptly and directly forwarded by a compliance officer to the Audit Committee or the Board, as appropriate, in accordance with the terms of the Open Door Policy. All communications directed to the Nominating, Compliance and Corporate Governance Committee in accordance with our Open Door Policy that relate to non-financial matters (including without limitation purported or suspected violations of any law or regulation, our Code of Business Conduct and Ethics or other policies) will generally be forwarded to a Compliance Officer designated by the Nominating, Compliance and Corporate Governance Committee to receive and review these communications and then promptly and directly forwarded by a Compliance Officer to the Nominating, Compliance and Corporate Governance Committee or the Board, as appropriate, in accordance with the terms of the Open Door Policy.
Code of Business Conduct and Ethics
We have adopted the Masimo Corporation Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our internet website at http://ir.masimo.com under “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our internet website at http://ir.masimo.com under “Corporate Governance” and/or in our public filings with the SEC.

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NON-EMPLOYEE DIRECTOR COMPENSATION
On February 11, 2016, after our Compensation Committee consulted with its prior independent compensation advisor, FW Cook, on market practices for other representative companies, our Board adopted a new non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). Under the Non-Employee Director Compensation Policy, each non-employee director receives an annual cash retainer of $50,000 for his or her Board service and an annual cash retainer of $7,500 for each committee of the Board on which he or she serves. Our Audit Committee Chairperson receives an additional annual cash retainer of $30,000, our Compensation Committee Chairperson receives an additional annual cash retainer of $10,000, and our Nominating, Compliance and Corporate Governance Committee Chairperson receives an additional annual cash retainer of $7,500. In addition, each director receives a $1,000 per meeting cash fee for each committee meeting he or she attends in excess of the first eight meetings of each committee during the fiscal year. All cash retainers are payable on a quarterly basis in arrears. Each year on the date of our annual meeting of stockholders, each non-employee director will be also granted an award of restricted share units (“RSUs”) with respect to shares of our common stock having a grant date fair value of $140,000, rounded down to the nearest whole share, which vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders. The Non-Employee Director Compensation Policy also provides that all RSUs granted to the non-employee directors pursuant to the policy will vest in full in the event of a change in control of Masimo. As part of the transition from our prior non-employee director compensation policy to the Non-Employee Director Compensation Policy, neither Mr. Reynolds nor Mr. Harkin were eligible to receive any grants on the date of our 2016 Annual Meeting of Stockholders; and they will receive their first equity grants under this policy on the date of the upcoming Annual Meeting. Mr. Mikkelson will also receive his first equity grant under the Non-Employee Director Compensation Policy on the date of the upcoming Annual Meeting.
Mr. Harkin was appointed to our Board on December 16, 2015, during the transition from our prior non-employee director compensation policy to the Non-Employee Director Compensation Policy. In connection with his appointment to our Board, Mr. Harkin was granted RSUs with respect to 3,385 shares of our common stock, which had a grant date fair value of $139,970 and vested in full on December 16, 2016, the one-year anniversary of the date of grant. From December 16, 2015 through February 11, 2016, Mr. Harkin was entitled to receive cash compensation at a rate of $50,000 per year for his service on our Board and $7,500 per year for his service on each Board committee, and an additional $7,500 for his service as the Chairman of the Nominating, Compliance and Corporate Governance Committee.
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the members of our Board for the fiscal year ended December 31, 2016

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(4)	All Other Compensation		Total
Steven J. Barker, Ph.D., M.D.	$44,643	$139,999	$—	$120,000	(5)	$304,642
Sanford Fitch	82,399	139,999	—	—		222,398
Thomas Harkin	81,222	—	—	—		81,222
Jack Lasersohn(6)	7,473	—	—	—		7,473
Adam Mikkelson(7)	13,146	—	—	—		13,146
Craig Reynolds	73,661	—	—	—		73,661
___________

(1)
Joe Kiani, our Chairman and Chief Executive Officer and a named executive officer, is not included in this table as he is an employee of ours and therefore receives no compensation for his service as a director. Mr. Kiani’s compensation is included in the “Summary Compensation Table” on page 61 of this Proxy Statement.

(2)	As of December 31, 2016, Dr. Steven Barker and Sanford Fitch each held 3,249 RSUs, and none of our other non-employee directors held any RSUs.

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(3)
These amounts generally represent the aggregate grant date fair value of equity awards for grants of options and RSU awards to each listed director in fiscal 2016, computed in accordance with authoritative accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2016. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full. The value as of the grant date for the RSUs is calculated based on the number of restricted share units at the grant date market price and is recognized once the requisite service period for the restricted share unit is satisfied.

For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 14 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Estimates-Share-Based Compensation”, included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 15, 2017.

(4)
As of December 31, 2016, each of our non-employee directors held the following number of options: Steven J. Barker, Ph.D., M.D.—140,000; Sanford Fitch—100,000; Thomas Harkin—0; Adam Mikkelson—0 and Craig Reynolds—100,000.

(5)	Consists of fees earned by Dr. Barker for non-employee consulting services provided to the Company.

(6)	Mr. Lasersohn’s service on the Board and the committees thereof ended when his term expired at our 2016 Annual Meeting of Stockholders held on April 20, 2016.

(7)	Mr. Mikkelson was appointed to our Board effective October 27, 2016.
Non-Employee Director Stock Ownership Policy
In February 2016, our Nominating, Compliance and Corporate Governance Committee adopted a new stock ownership policy that is applicable to each of our non-employee directors. Our Nominating, Compliance and Corporate Governance Committee believes this policy is an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.
The policy requires that our non-employee directors hold shares of Masimo stock with a value equal to at least $250,000. For purposes of calculating ownership under this policy, the following sources are included, whether vested or unvested: (i) shares of our common stock held directly by the non-employee director or in a trust for the benefit of the non-employee director or his family; (ii) shares of our common stock held by the non-employee director jointly with, or separately by, the non-employee director’s spouse and/or children sharing the same household as the non-employee director; (iii) shares of our common stock held by the non-employee director through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the non-employee director. Stock options and unearned performance shares are not included in the calculation.
To give our non-employee directors time to comply with our stock ownership policy, our Nominating, Compliance and Corporate Governance Committee determined that our non-employee directors have until the later of March 1, 2021 or the five-year anniversary of their appointment as a director to comply with these guidelines.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following compensation discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of Masimo’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.
This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the next three most highly-compensated Executive Officers of the Company during fiscal 2016 (the “Named Executive Officers” or “NEOs”). During fiscal 2016, these individuals were:

Name	Position(s)
Joe Kiani	Chief Executive Officer & Chairman of the Board
Mark de Raad	Executive Vice President, Finance & Chief Financial Officer
Yongsam Lee	Executive Vice President, Chief Information Officer
Tom McClenahan	Executive Vice President, General Counsel & Corporate Secretary
Anand Sampath	Chief Operating Officer
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2016. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including the NEOs, for fiscal 2016, including the key factors that the Compensation Committee considered in determining their compensation.
Executive Summary
Response to Stockholder Feedback
On an annual basis, the compensation of our NEOs, as disclosed in our annual proxy statement, is submitted to our stockholders for a non-binding advisory vote (commonly known as a “Say on Pay” proposal). Over the past few years, we have received disappointing levels of support for our Say on Pay proposal. Based on our discussions with many of our stockholders over this period, we believe that such low levels of support were due primarily to concerns our stockholders had about certain aspects of our CEO’s prior employment agreement.
Due largely to the input we received from our stockholders, our Compensation Committee focused in 2014 and 2015 on seeking to modify our CEO’s prior employment agreement. As a result of the efforts of both our Compensation Committee and our CEO, including advice to the Compensation Committee from two nationally recognized law firms and FW Cook, the Compensation Committee’s compensation consultant at that time, a new CEO employment agreement (the “2015 CEO Agreement”) was negotiated and entered into on November 4, 2015. As we noted in our proxy statement for our 2016 annual meeting of stockholders (the “2016 Proxy Statement”), these discussions were complex and time-consuming since, among other considerations, the “cost” to Masimo of the 2015 CEO Agreement was dependent on a variety of factors. Importantly, the 2015 CEO Agreement removed many of the provisions of the prior employment agreement that our stockholders considered objectionable (see “—Prior Year Compensation Enhancements” on page 33 of this Proxy Statement) and also significantly reduced the potential cost to Masimo, assuming a change of control had occurred on December 31, 2015, by approximately $52 million. In consideration for these changes, our CEO became contingently eligible to receive up to 2.7 million shares of our common stock (through the grant of an RSU award) and $35 million in cash, with such shares and cash to be issued or paid only if a Qualifying Termination (as defined in the 2015 CEO Agreement) actually occurs. For additional information regarding the 2015 CEO Agreement, see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Joe Kiani” of this Proxy Statement.

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Although SEC rules required us to report the grant date fair value of the RSU award as compensation to our CEO for fiscal year 2015 in the Summary Compensation Table, it is important to note that this RSU award will only vest and result in realizable value to our CEO in the event of a Qualifying Termination (as defined in the 2015 CEO Agreement) and will not vest solely in connection with his continued service to Masimo. As a result, to assist stockholders in comparing the total compensation provided to our CEO without taking into account the contingent value of the RSU award, we reported in the 2016 Proxy Statement, and have continued to report in this Proxy Statement, an additional column in the Summary Compensation Table (page 61) that shows our CEO’s compensation without including the value of these contingent RSUs. As we noted in the 2016 Proxy Statement, we continue to believe that this presentation provides a more appropriate comparison of the compensation paid to our CEO over the three year period included in the Summary Compensation Table.
Immediately after we entered into the 2015 CEO Agreement, we reached out to 22 of our largest stockholders, which, in the aggregate, beneficially owned approximately 53% of our outstanding shares of common stock. Mr. Reynolds, the Chairperson of our Compensation Committee, along with other members of the Compensation Committee or executive management, held calls with all of such stockholders that expressed an interest in speaking with the Compensation Committee. During these calls, the Compensation Committee articulated the features and benefits of the 2015 CEO Agreement to our stockholders. In general, the response from these stockholders was positive, with some stockholders acknowledging that, while the process had taken longer than anticipated, the 2015 CEO Agreement had successfully removed many of the features that such stockholders had previously considered problematic.
The 2015 CEO Agreement also resolved the primary concerns with the prior employment agreement that had previously been raised by the two major proxy advisory firms, Institutional Shareholder Services and Glass Lewis. The 2016 Proxy Statement, which described the 2015 CEO Agreement and the events above in detail, was filed with the SEC in March 2016. Unfortunately, the two major proxy advisory firms once again recommended a “No” vote on our Say on Pay proposal and a “Withhold” vote on the re-election of Mr. Reynolds, who joined our Board in April 2014 and was appointed to the role of Chairman of our Compensation Committee in May 2015.
Immediately following the issuance of these recommendations, we began a new stockholder outreach program in order to further explain our executive compensation practices. Over the next three weeks, the Compensation Committee, led by Mr. Reynolds, contacted and spoke with representatives of 15 of our largest stockholders, which, in the aggregate, beneficially owned approximately 39% of our outstanding shares of common stock. These discussions again centered on the 2015 CEO Agreement. Once again, most of these stockholders were generally supportive of the 2015 CEO Agreement and acknowledged that they believed the new agreement was an improvement as compared to the prior agreement. However, some of them also indicated that, while they acknowledged their support for the 2015 CEO Agreement and recognized that the value assigned to the RSU award was contingent on a Qualifying Termination, they would not be able to vote in favor of our Say on Pay proposal for 2015 due to the amount of fiscal 2015 total compensation reported in the Summary Compensation Table for our CEO. Some of these stockholders also indicated that this was a one year issue, and because they were pleased with the 2015 CEO Agreement in general, they intended to support us on our future Say on Pay proposals. In most cases, our stockholders also expressed their intention to vote in favor of Mr. Reynolds’ re-election.
In addition to the 2015 CEO Agreement, these stockholder discussions also covered various other topics related to our executive compensation program, including our past practice of granting equity compensation only in the form of time-based stock options and the similarity of the performance objectives under both our fiscal 2016 Executive Annual Cash Bonus Plan (the “Fiscal 2016 Executive Bonus Plan”) and our Amended Executive Multi-Year Plan (the “Multi-Year Executive Bonus Plan”).
While disappointing, the fact that the final stockholder vote at our 2016 annual meeting of stockholders resulted in only 42% approval of the Company’s Say on Pay proposal was not a complete surprise. However, based on the input provided by stockholders during our discussions and the additional actions taken by the Compensation Committee in 2017 to further address stockholder concerns, we are hopeful that this year’s Say on Pay proposal will receive a greater level of stockholder support.

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Fiscal 2017 Compensation Enhancements
As a result of these discussions, the Compensation Committee has taken the following additional actions for fiscal 2017, which were approved prior to the filing of this 2016 Proxy Statement:

▪
Adopted a 2017 Equity Incentive Plan (the “2017 Equity Plan”) to replace our 2007 Stock Incentive Plan. The 2017 Equity Plan, which is subject to stockholder approval at the Annual Meeting of Stockholders on June 1, 2017, provides for the following, among other provisions:

•	The annual “evergreen” provision contained in the 2007 Stock Incentive Plan was eliminated.

•
The initial number of shares to be reserved under the 2017 Equity Plan will be no greater than the total number of shares already reserved under the 2007 Stock Incentive Plan as of the time the 2017 Equity Plan becomes effective.

•	Stock options and stock appreciation rights granted under the 2017 Equity Plan may not be repriced without stockholder approval of an “Exchange Program” (as defined in the 2017 Equity Plan).

•
Shares used to pay the exercise price of an award, any shares withheld for taxes and any shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options will not be available again for grant under the 2017 Equity Plan.

•	The 2017 Equity Plan share reserve will also be reduced by the full amount of shares exercised pursuant to stock appreciation rights, regardless of the actual number of shares issued under the award.

•
Permits the Board or Compensation Committee to exercise negative discretion to reduce or eliminate the amount of the performance units, performance shares or performance bonuses earned by a participant if, in the Board’s or Compensation Committee’s sole discretion, such reduction or elimination is appropriate.

If the 2017 Equity Plan is approved by our stockholders at the Annual Meeting, the fiscal 2017 equity awards to be granted to our executive officers, including our CEO and other NEOs, pursuant to the 2017 Equity Plan will consist of both performance-based restricted stock units (“PSU”) awards and time-based options to purchase shares of our common stock.

•	The principal terms of the PSU awards to be granted in fiscal 2017 under the 2017 Equity Plan would be as follows:

–
The shares of our common stock subject to the PSU awards will be earned based on our actual achievement of pre-established Adjusted Operating Income levels over a one-year performance period. These levels include a “threshold” performance level (below which no shares will be earned), a “target” performance level, and a “maximum” performance level (capped at 150% of the target performance level). For purposes of these PSU awards, “Adjusted Operating Income” will be defined as GAAP operating income, as adjusted for certain non-recurring items in accordance with the 2017 Equity Plan.

–
The shares of our common stock (if any) earned pursuant to these PSU awards will be subject to vesting over a five-year period at a rate of 20% of the earned shares each year, including 20% credit for the fiscal 2017 performance period.

•
The time-based stock options, with an exercise price equal to the fair market value of the covered shares on the date of grant, would also be subject to vesting over a five-year period at the rate of 20% per year.

▪
Executive Bonus Incentive Plan - Adopted a new cash bonus plan for our executive officers (the “Executive Bonus Incentive Plan”) to replace our previous annual cash bonus plans for our executive officers. The new cash bonus plan is subject to stockholder approval at the Annual Meeting of Stockholders on June 1, 2017.

•
Pursuant to the Executive Bonus Incentive Plan, the Compensation Committee will not have discretion to increase the bonus payments for the executive officers above the amount determined pursuant to the bonus payment formula.

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•
Fiscal 2017 annual cash bonus opportunities for our executive officers, including the NEOs, will be based on our actual achievement of pre-established performance levels for revenues and net income per diluted share, as adjusted for certain non-recurring items in accordance with the Executive Bonus Incentive Plan. These levels include a “threshold” performance level (below which no bonus payments will be made), a “target” performance level, and a “maximum” performance level (capped at 200% of the target annual cash bonus incentive opportunity).

•	The Compensation Committee did not adopt a multi-year bonus plan for fiscal 2017.
We believe that the new 2017 Equity Plan, as well as the Compensation Committee’s decision to grant equity awards that include a combination of PSU awards and time-based stock options, will provide our executive officers with the appropriate incentive to achieve and, ideally, exceed, our annual operating income goals. In addition, the proposed five-year vesting requirement for the PSU and stock option awards will encourage both retention and long-term focus that will promote sustainable value creation for our stockholders.
Further, we believe that the new Executive Bonus Incentive Plan, by focusing on revenue and net income per diluted share, will incentivize our executive officers to achieve and, ideally, exceed, two of our most important financial objectives for fiscal 2017. We also believe that these enhancements to our executive compensation program provide an appropriate response to the concerns expressed and feedback provided by our stockholders and will further strengthen the alignment of our financial performance with our executive compensation arrangements.
Prior Year Compensation Enhancements
The foregoing actions are in addition to the following changes that have been made to our executive compensation program in earlier years:

Corporate Governance or Compensation Practice	Issues Previously Raised in Stockholder Outreach or Corporate Governance Reviews	Our Response	Effective Date of Response
Stockholders’ rights agreement	Presence of “poison pill” arrangement	Eliminated the “poison pill”	Fiscal 2016
Non-employee directors’ stock ownership policy	Absence of stock ownership policy for members of Board of Directors	Adopted stock ownership policy for non-employee members of our Board, which requires each non-employee director to own and hold shares of our common stock with a value equal to at least $250,000	Fiscal 2016
Term limits for service on Board of Directors	Absence of term limits for non-employee members of Board of Directors	Adopted term limit of 15 years for non-employee members of our Board	Fiscal 2015
Executive stock ownership policy	Absence of formal stock ownership policy for executive officers
Adopted stock ownership policy for executive officers which requires our CEO to own and hold shares of our common stock with a value equal to at least six times his annual base salary and our other executive officers to own and hold shares of our common stock with a value equal to their annual base salary
Fiscal 2013

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Corporate Governance or Compensation Practice	Issues Previously Raised in Stockholder Outreach or Corporate Governance Reviews	Our Response	Effective Date of Response
Compensation recovery (“clawback”) policy	Absence of formal compensation recovery (“clawback”) policy	Adopted formal compensation recovery (“clawback”) policy for executive officers	Fiscal 2012
Tax “gross-up” payments	Absence of formal policy restricting the provision of tax “gross-up” or similar payments in connection with a change in control of the Company
Adopted formal policy providing that the Compensation Committee will no longer approve any arrangements with executive officers that include a tax “gross-up” or similar provision that results in the Company paying excise taxes on change in control payments.
Fiscal 2011

In addition, our CEO’s new employment agreement, entered into in November 2015, eliminated similar tax “gross up” provisions. After the elimination of this provision, there are no longer any “gross up” provisions at the Company.
Fiscal 2015
Our Compensation Committee engaged in extensive discussions with our CEO over several years to consider a variety of alternative employment compensation arrangements in response to concerns expressed by several of our stockholders. In fiscal 2015, these discussions resulted in the 2015 CEO Agreement, which both eliminated several of the provisions deemed objectionable by our stockholders and significantly reduced the potential cost to the Company of his post-employment compensation arrangements. Specifically, the 2015 CEO Agreement made the following changes to our CEO’s previous employment agreement:

▪	Eliminated “single trigger” payments upon a change in control of the Company;

▪	Eliminated his receipt of full value shares in lieu of stock options upon a Qualifying Termination, as defined in the 2015 CEO Agreement;

▪	Eliminated our obligation to pay the federal and state withholding taxes due upon the receipt of such full value shares;

▪
Eliminated tax “gross-up” or similar payments in the event that the excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), were triggered upon a change in control of the Company;

▪	Eliminated the provisions in the previous employment agreement providing for survival of the foregoing protections following the expiration of such agreement; and

▪	Terminated his right to receive an annual option to purchase 300,000 shares of our common stock after fiscal 2017.
In consideration for these changes, our CEO became contingently entitled to receive up to 2.7 million shares of our common stock (through the grant of an RSU award) and up to $35 million in cash upon a Qualifying Termination, as defined in the 2015 CEO Agreement. For additional information regarding the 2015 CEO Agreement, see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Joe Kiani” of this Proxy Statement.

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We value the opinions of our stockholders, as well as the insights gained from the discussions we have with specific stockholders. In particular, the Compensation Committee finds these discussions to be helpful as it considers and adopts compensation policies affecting our executive officers, including the NEOs. We will continue to consider the outcome of future Say on Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers.
Fiscal 2016 Business Highlights
Fiscal 2016 was a year of strong performance for Masimo. Financial and operational highlights included:

▪	Our closing stock price of $67.40 per share on the last trading day of fiscal 2016 represented a 62.4% increase from the closing stock price of $41.51 per share on the last trading day of fiscal 2015.

▪	Product revenues significantly exceeded the guidance we issued at the beginning of the year and increased by 10.8% to $663.8 million, as compared to product revenues of $599.3 million in fiscal 2015.

▪	Total revenues, including royalties, increased to $694.6 million, up 10.2% from $630.1 million in fiscal 2015.

▪	Masimo rainbow® product revenues increased to $66.7 million, up 7.8% from $61.8 million in fiscal 2015.

▪
Masimo SET® and rainbow SET™ shipments totaled 186,000 units, up from 182,600 in the prior year, setting a new Masimo record and resulting in an estimated installed base of more than 1,504,000 circuit boards and pulse oximeters as of December 31, 2016.

▪
Product gross profit margins increased from 63.3% to 65.2% due primarily to a combination of favorable product mix, the benefits of the Company’s value engineering activities and other cost reduction programs.

▪
Net income per diluted share was $5.65, up 264.5% from $1.55 in 2015. Included in our net income per diluted share was $3.49 per diluted share related to the Litigation Settlement (as defined below), which was offset by $0.06 per diluted share for a charitable donation made from the settlement proceeds.

▪	Financial performance metrics included return on assets of 37%, return on capital of 54% and return on equity of 54%.

▪	Completion of share repurchases approximating 1,496,000 shares at an average cost of $42.39 per share.

▪
Finalization of a multi-year business partnership arrangement for patient monitoring and select therapy solutions with Koninklijke Philips N.V., including a Settlement Agreement and Release of Claims (the “Litigation Settlement”) that resulted in a $300 million payment to the Company and the dismissal, with prejudice, of all pending legal disputes between the companies, including the patent infringement and antitrust lawsuits.

Fiscal 2016 NEO Compensation Highlights
The Compensation Committee took the following key compensation actions for 2016 with respect to our NEOs:

▪	Base Salaries - Increased the annual base salaries of our NEOs, including our CEO, by 3%, which was consistent with increases provided to other employees in the Company as a whole.

▪
Annual Cash Bonuses - Based on our strong financial performance in fiscal 2016, under our Fiscal 2016 Executive Bonus Plan, annual cash bonuses paid to our NEOs other than our CEO ranged from $179,887 to $216,300, and an annual cash bonus in the amount of $1,030,000 was paid to our CEO.

▪
Multi-Year Cash Bonuses - Based on our financial performance for the three-year performance period from fiscal 2014 through fiscal 2016, under our Multi-Year Executive Bonus Plan, cash bonuses paid to NEOs other than our CEO ranged from $502,394 to $545,455, and a cash bonus in the amount of $2,624,079 was paid to our CEO.

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▪
Long-Term Incentive Compensation - Granted options to purchase shares of our common stock to each of our NEOs other than our CEO with a grant date fair value of $393,030 and an option to purchase shares of our common stock to our CEO with a grant date fair value in the amount of $3,930,900, in all cases with an exercise price equal to the fair market value of the covered shares on the date of grant.

Pay-for-Performance
We believe that, even prior to our fiscal 2017 executive compensation program enhancements, our fiscal 2016 executive compensation program was closely aligned with our stockholders’ interests. While base salary and an annual cash bonus opportunity focused on the achievement of shorter-term goals, our multi-year executive cash bonus plan (which was based on a three-year performance period) and our equity awards in the form of options to purchase shares of our common stock (typically with a five-year vesting requirement), provided for a longer-term compensation structure to focus attention on the long-term operating results of the Company and promote retention. Most of the fiscal 2016 annual compensation of our executive officers was directly tied, through performance-based bonuses or stock options, to the achievement of financial and operating results that increased stockholder value.
The following chart shows the mix of each NEO’s target total direct compensation for fiscal 2016, consisting of base salary, the target annual cash bonus opportunity, the target multi-year cash bonus opportunity and the grant date fair value of equity awards granted during the year:
___________

(1)
The Multi-Year Executive Cash Bonus percentage for each NEO was based on 1/3 of the target grant date value for the three-year performance period that commenced on December 29, 2013 and ended on December 31, 2016.

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As illustrated above, the target total direct compensation opportunities of our executive officers, including the NEOs, were directly linked with our financial performance. We believe that our executive officers’ interests were and continue to be aligned with those of our stockholders given that a substantial portion of their target total direct compensation was “at-risk” and variable commensurate with our financial performance. We also believe that our executive compensation program appropriately emphasized performance-based compensation that rewarded our executive officers for delivering financial, operational and strategic results that met or exceeded pre-established goals through our annual cash bonus plan, our multi-year cash bonus plan and the equity awards that were granted under our long term incentive compensation program. In addition, we further aligned the interests of our executive officers with those of stockholders and the long-term interests of the Company through executive stock ownership requirements. As of March 1, 2017, each of our executives to whom such stock ownership requirements are applicable was in compliance with such requirements.
Product revenues have consistently grown in the last five years, rising from $464.9 million in fiscal 2012 to $663.8 million in fiscal 2016, a compound annual growth rate of 9.3%.

Net income per diluted share has consistently grown in the last five years, increasing from $1.07 per diluted share in fiscal 2012 to $5.65 per diluted share in fiscal 2016. Included in our fiscal 2016 net income per diluted share was $3.49 per diluted share related to a litigation settlement, which was offset by $0.06 per diluted share for a charitable donation made from the settlement proceeds.

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Several widely accepted measures of operating performance reflect the strength of our 2016 financial performance on both an absolute and relative basis, versus other companies that comprised our fiscal 2016 compensation peer group, which included other publicly-traded companies classified as health care equipment and supplies companies in the Global Industry Classification Standard Code, the same classification as Masimo (see “—Competitive Positioning” on page 43 of this Proxy Statement for a discussion of our fiscal 2016 compensation peer group). Such operating measures for the four fiscal quarters ended nearest to December 31, 2016 were as follows:

Measures of Operating Performance	Masimo Performance	Percentile Ranking Versus Fiscal 2016 Compensation Peer Group Companies
Net Income per Diluted Share Growth	275%	95th
Return on Equity	54	100
Return on Capital	54	100
Return on Assets	37	100
Revenue Growth	10	38
Operating Margin	24	77
We believe that these comparative measures support the focus that our executive team has placed on not only revenue growth, but also delivering financial leverage through strong net income per diluted share growth. Although our revenue growth of 10% placed us below the 50th percentile of our peer group, this growth rate significantly exceeded the 6% growth in total revenue that we anticipated at the start of the year, based on our original $670 million fiscal 2016 total revenue guidance. Of the other five measures, four were driven by our strong net income per diluted share performance and placed us at or above the 95th percentile, including three key measurements at the 100th percentile. We believe that these strong operating performance measures relative to our peer group further evidences the success of our executive team’s efforts during fiscal 2016.

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Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2016, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

+	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation practices.

+
Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

+	Annual Executive Compensation Review. At least once a year, the Compensation Committee conducts a review of our compensation strategy.

+
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on corporate performance, to align the interests of our executive officers and stockholders.

+
Annual Compensation-Related Risk Assessment. The Compensation Committee considers our compensation-related risk profile to ensure that our compensation plans and arrangements do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

+
Multi-Year Vesting Requirements. To align the interests of our executive officers and stockholders, the time-based equity awards granted to our executive officers vest over a five-year period. Beginning in 2017, executive officer PSU awards will be earned based on a one-year performance period upon the Compensation Committee’s assessment of the associated performance level achievement, but continue to vest over a five-year period.

+
Compensation Recovery (“Clawback”) Policy. We have adopted a compensation recovery (“clawback”) policy, which enables our Board to recover incentive compensation (including gains from equity awards) from our current and former executive officers that is based on erroneous data, received during the three-year period preceding the date on which we become required to prepare an accounting restatement; and is in excess of what would have been paid if calculated under the restatement.

+
Stock Ownership Policies. We have adopted stock ownership policies for our executive officers and the non-employee members of our Board under which they must accumulate and maintain, consistent with the terms of the guidelines, shares of our common stock.

+
Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation. We conduct an annual stockholder advisory vote on the compensation of the NEOs. The Compensation Committee considers the results of this advisory vote during the course of its deliberations.

+
Regular Stockholder Engagement that Includes our Compensation Committee Chair. We engage on executive compensation matters with our stockholders and include our Compensation Committee chairman in these engagement activities.

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What We Do Not Do

-	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our executive officers.

-
No Special Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our Code Section 401(k) defined contribution plan on the same basis as our other employees.

-
No Hedging; Pledging Requires Pre-Approval. We prohibit our employees, including our executive officers, and the non-employee members of our Board from hedging our equity securities. In addition, all pledging of our equity securities by our executive officers and members of our Board must be pre-approved by the Compensation Committee and, as a condition to pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.

-	No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) to our executive officers on any perquisites or other personal benefits.

-
No Gross-Up Payments on Post-Employment Compensation Arrangements. We do not provide any tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

-	No Special Welfare or Health Benefits. We do not provide our executive officers with any welfare or health benefit programs, other than participation in our broad-based employee programs.

-
No Stock Option Re-pricing. We do not permit options to purchase shares of our common stock to be re-priced to a lower exercise price without the approval of our stockholders. We have never repriced our stock options.

Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to attract and retain a talented, entrepreneurial, and creative team of executives who will provide leadership for our success in driving our technologies and products to the broadest number of patients, and in turn, sustainable long-term value. We seek to accomplish this objective in a way that is aligned with the long-term interests of our stockholders.
Compensation Philosophy
We operate within a very complex business environment, which requires a very strong management team. Our business model requires our management team to be adept at developing competitive products and sales/marketing strategies to support multiple customers, including hospitals, alternate care facilities and original equipment manufacturers (“OEMs”). Many of our competitors have substantially greater capital resources, larger customer bases and larger sales forces than we do, and have ties with group purchasing organizations (“GPOs”) and other purchasers that are stronger than ours. In addition, the medical device industry is characterized by rapid product development and technological advances, which require our management team to be adept at managing these key areas of the business.
The Compensation Committee believes that it is critical to attract, develop and retain a highly-qualified management team with the experience, knowledge, expertise and vision capable of not only operating but also excelling in this complex and competitive business environment, including competing against larger competitors and developing and commercializing new products, new and improved technologies and new applications for our existing technologies.
Compensation Objectives and Program Design
Our executive compensation program is intended to help us achieve and foster a goal-oriented, highly-motivated management team with a clear understanding of business objectives with shared corporate values. To this end, the Compensation Committee believes that our executive compensation program should provide compensation that:

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▪	attracts and retains the best executive talent;

▪	appropriately aligns our business objectives and stockholder interests;

▪
maintains a reasonable balance across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention objectives;

▪	motivates our executive officers to achieve our annual and long-term strategic goals and rewards performance based on the attainment of such goals;

▪	appropriately considers risk and reward in the context of our business environment and long-range business plans;

▪	recognizes individual value and contributions to our success;

▪	considers but does not exclusively rely upon competitive market data; and

▪	supports our succession planning objectives.
We seek to achieve these objectives in a way that is consistent with the long-term interests of the Company and our stakeholders, including our stockholders and employees. We structure the annual compensation of our executive officers, including the NEOs, using three principal elements: base salary, cash incentive opportunities and long-term incentive compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above. The relationships between each element and such compensation objectives are as follows:
Base Salary:

▪	attracts and retains talent

▪	motivates strong business performance without encouraging excessive risk taking
Cash Incentives:

▪	attracts and retains talent

▪	drives the achievement of key business results on an annual or multi-year basis

▪	recognizes individuals based on their contributions

▪	performance-based and not guaranteed
Equity Awards:

▪	attracts and retains talent

▪	drives the achievement of long-term key business results

▪	directly ties the interests of executives to the interests of our stockholders

▪	recognizes individuals based on their continued contributions
Governance of Executive Compensation Program
Role of Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers. The Compensation Committee consists of directors who are “independent” directors as required by the NASDAQ listing standards, “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Exchange Act Rule 16b-3. During fiscal 2016, the Compensation Committee was comprised of Mr. Harkin, Mr. Lasersohn (until February 26, 2016), Mr. Fitch (until October 27, 2016), Mr. Mikkelson (effective October 27, 2016) and Mr. Reynolds (the current Chair of the Compensation Committee).

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The Compensation Committee has responsibility for overseeing our compensation and benefits policies generally, overseeing, evaluating and approving the compensation plans, policies, and programs applicable to our CEO, as well as our other executive officers, including the other NEOs. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops recommendations and makes decisions that it believes further our philosophy and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including the NEOs, annually or more frequently as warranted. The Compensation Committee does not establish a specific target for setting the target total direct compensation opportunity of our executive officers, including the NEOs. In making decisions about the compensation of our executive officers, the Compensation Committee relies on its general experience and subjective considerations of various factors, including the following:

▪	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;

▪	each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executives at companies in our compensation peer group;

▪	the scope of each executive officer’s role compared to other similarly-situated executives at companies in our compensation peer group;

▪
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

▪	compensation parity among our executive officers;

▪	our financial performance relative to our compensation and performance peers; and

▪	with respect to his direct reports, the recommendations of our CEO.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
The Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including the NEOs. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. The management team assists the Compensation Committee by providing information on company and individual performance, market data and management’s perspective and recommendations on compensation matters.

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The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. In setting the compensation of our CEO, he recuses himself from discussions regarding his own compensation. Further, the Compensation Committee does not delegate any of its functions to others in deciding executive compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its executive compensation review. The compensation consultant serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In October 2016, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation advisor. Prior to October 2016, the Compensation Committee had retained FW Cook, a national compensation consulting firm, to serve as its compensation advisor. During 2016 and the first three months of 2017, Compensia provided the following services:

▪	consulting with the Compensation Committee chair and other members between Compensation Committee meetings;

▪
providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

▪	reviewing and analyzing the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers;

▪	assessing executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments;

▪	reviewing the Compensation Discussion & Analysis; and

▪	assessing compensation risk to determine whether the Company’s compensation policies and practices are reasonably likely to have a material adverse impact on the Company.
 Neither FW Cook nor Compensia provided any services to us other than the consulting services to the Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant to the Compensation Committee on executive compensation matters. During fiscal 2016, the Compensation Committee considered the six specific independence factors adopted by the SEC and The NASDAQ Stock Market and determined that both FW Cook and Compensia were independent advisors and that their work did not raise any conflicts of interest.
Competitive Positioning
 For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies. The companies in this compensation peer group for fiscal 2016 were approved in August 2015 on the basis of their similarity to us in size, as determined using the following criteria:

▪	Revenue - ~0.4 times to ~2.5 times our last four fiscal quarter revenue of approximately $618 million (~$154 million to $1.5 billion);

▪	Market Capitalization - ~0.33 times to ~3.0 times our then market capitalization of $2.1 billion (~$700 million to $6.3 billion); and

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▪	Industry - health care equipment and supplies (based on our Global Industry Classification Standard code 351010).
In selecting the fiscal 2016 compensation peer group, the objective was to choose companies that resulted in us being near the median of the group in terms of both revenue and market capitalization.
Our compensation peer group for fiscal 2016 was as follows:

Align Technology, Inc.	Greatbatch, Inc.(2)	Merit Medical Systems, Inc.
Analogic Corporation	Haemonetics Corporation	Neogen Corporation
Cantel Medical Corporation	ICU Medical, Inc.	Nuvasive, Inc.
CONMED Corporation	Insulet Corporation	Sirona Dental Systems, Inc.(3)
Cyberonics Corporation(1)	Integra LifeSciences Holdings	Thoratec Corporation(4)
Globus Medical, Inc.	Invacare Corporation	West Pharmaceutical Services, Inc.
___________

(1)	Cyberonics Corporation merged with Sorin S.p.A. effective October 15, 2015 creating a new company, LivaNova PLC.

(2)	Greatbatch, Inc. changed its name to Integer Holdings Corporation effective June 30, 2016.

(3)	Sirona Dental Systems, Inc. was acquired by DENTSPLY International Inc. on February 29, 2016.

(4)	Thoratec Corporation was acquired by St. Jude Medical, Inc. on October 8, 2015.
The companies included in the compensation peer group had median revenues of $615 million, ranging from approximately $295 million to approximately $1.4 billion, based on the four fiscal quarters ended nearest to September 30, 2015, and a median market capitalization of $2.1 billion, ranging from approximately $585 million to $6.1 billion, as of December 31, 2015.
To analyze the compensation practices of the companies in our compensation peer group, FW Cook gathered data from public filings (primarily proxy statements). This market data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
The Compensation Committee reviews our compensation peer group periodically and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group, as it considers necessary and appropriate.
Individual Compensation Elements
The specific elements of our executive compensation program for fiscal 2016 included base salary, annual cash bonus opportunities, long-term incentive compensation opportunities in the form of multi-year cash bonuses and equity awards, welfare and health benefits and post-employment compensation protections. We use short-term compensation, such as base salary and annual cash bonus opportunities, to motivate and reward our executive officers. We believe that, in addition to base salaries and annual cash bonus opportunities, long-term incentive compensation opportunities, which in fiscal 2016 were provided in the form of multi-year cash bonuses and equity awards, are an effective tool in attracting and retaining strong executive talent. A full description of each compensation element follows.

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Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including the NEOs, and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
During the third quarter of fiscal 2016, the Compensation Committee reviewed the base salaries of our executive officers, including the NEOs, taking into consideration a competitive market analysis and the recommendations of our CEO, as well as the other factors described above. Following this review, the Compensation Committee approved a 3% base salary increase (consistent with the overall budgeted base salary increases for the remainder of the Company) for each of our executive officers, including each of the NEOs, effective July 4, 2016. The base salaries of the NEOs for fiscal 2016 were as follows:

Name	Base Salary as of January 2, 2016	Base Salary as of December 31, 2016	Percentage Change
Joe Kiani	$1,000,000	$1,030,000	3.0%
Mark de Raad	390,000	401,700	3.0
Yongsam Lee	349,295	359,773	3.0
Tom McClenahan	380,000	391,400	3.0
Anand Sampath	420,000	432,600	3.0
Annual Cash Bonus
We use annual cash bonus opportunities to motivate our executive officers, including the NEOs, to achieve the financial and operational objectives set forth in our annual operating plan. For fiscal 2016, these cash bonus opportunities were provided under our Fiscal 2016 Executive Bonus Plan, which was approved by the Compensation Committee in February 2016. To be eligible to receive an annual cash bonus under the Fiscal 2016 Executive Bonus Plan, an executive officer was required to be employed by us for at least 26 weeks during the plan year.
Annual Cash Bonus Formula
Under the terms of the Fiscal 2016 Executive Bonus Plan, the fiscal 2016 bonuses for our executive officers, including the NEOs, were calculated pursuant to the following formula:

Base Salary as of end of fiscal 2016	✗	Target Bonus Percentage	✗	Applicable Company Performance Factor	✗	Individual Performance Factor
Target Bonus Percentage
For purposes of the Fiscal 2016 Executive Bonus Plan, each executive officer was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary (the “Target Bonus Percentage”).

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In February 2016, the Compensation Committee set the Target Bonus Percentages for our executive officers, taking into consideration a competitive market analysis prepared by FW Cook, the recommendations of our CEO (except with respect to his own Target Bonus Percentage), as well as the other factors described above. The Target Bonus Percentages of the NEOs for fiscal 2016 were as follows:

Name	Fiscal 2015 Target Bonus Percentage (as a percentage of base salary)	Fiscal 2016 Target Bonus Percentage (as a percentage of base salary)	Percentage Adjustment
Joe Kiani	100%	100%	—%
Mark de Raad	50	50	—
Yongsam Lee	50	50	—
Tom McClenahan	50	50	—
Anand Sampath	50	50	—
Company Performance Factor
For purposes of the Fiscal 2016 Executive Bonus Plan, at the beginning of the year the Compensation Committee selected two financial measures for purposes of evaluating our performance for the fiscal year and, for each of our executive officers other than our CEO, also considered additional operational measures of performance. The financial measures were not given any specific weighting and the target performance levels established for each measure did not individually correlate to any specific bonus payment.
Rather, if the Compensation Committee determined that:

▪
we did not fully achieve the pre-established target levels for the two financial measures and, with respect to our executive officers other than our CEO, the operational performance objectives, it could set the applicable Company Performance Factor at any level it determines to be appropriate, including zero;

▪
we fully achieved the pre-established target levels for the two financial measures and, with respect to our executive officers other than our CEO, the operational performance objectives, the applicable Company Performance Factor would be 100%; and

▪
we exceeded 100% achievement of the pre-established target levels for the two financial measures and, with respect to our executive officers other than our CEO, the operational performance objectives, it could set the applicable Company Performance Factor at or above 100%.

The Compensation Committee also provided that our CEO could recommend whether, based on his own subjective analysis, the applicable Company Performance Factor, as approved by the Compensation Committee, should be lowered.
For fiscal 2016, the Compensation Committee selected revenues, net income per diluted share and other business related metrics described below for purposes of determining the Company Performance Factor. As in prior years, the Compensation Committee selected these measures based on its belief that they are effective indicators of our ability to drive growth and, correspondingly, the creation of long-term stockholder value. The fiscal 2016 target level for each of the financial measures was set as follows:

Financial Measure	Target Performance Level
Product revenues	$640.0 million
Net income per diluted share	$1.69
The fiscal 2016 target performance levels for these two financial measures were both set above their fiscal 2015 levels.

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In addition to the two financial performance measures described above, the Compensation Committee selected the following operational performance objectives for purposes of determining the Company Performance Factor for each of our executive officers other than our CEO:

(i)	achieve a specified level of OEM board and Masimo monitor shipments;

(ii)	achieve a specified level of single patient adhesive and disposable sensor shipments;

(iii)	achieve a specified level of rainbow® product revenues;

(iv)	make our customers 100% successful and 100% advocates of us and our technologies; and

(v)	measure and improve our quality compared to our competitors.
In setting these operational performance objectives, the Compensation Committee believed that, if there was a maximum and sustained effort from each level of our organization, the goals were achievable but not easily attainable.
Individual Performance Factor
For purposes of the Fiscal 2016 Executive Bonus Plan, after the end of the year the Compensation Committee determines the Individual Performance Factor for each executive officer. In the case of our CEO, the Compensation Committee determines his Individual Performance Factor by assessing his overall performance for the year; provided, however, that if it has determined that each of the pre-established target levels for the two financial measures included in the Company Performance Factor have been achieved, he will receive a bonus payment equal to at least 100% of his applicable base salary. In the case of our other executive officers, including the other NEOs, the Compensation Committee determines their Individual Performance Factor taking into account the recommendations of our CEO based upon his assessment of such other executive officer’s performance of the job-related duties and responsibilities assigned to him or her during the year.
Fiscal 2016 Annual Cash Bonus Payments
In March 2017, the Compensation Committee determined the amounts to be paid to our executive officers, including the NEOs, under the Fiscal 2016 Executive Bonus Plan based on our actual financial performance for fiscal 2016, an assessment of our performance against the operational performance objectives for the year (with respect to each of our executive officers other than our CEO), and the Individual Performance Factor established for each executive officer.
For purposes of determining the Company Performance Factor, our CEO reported the following fiscal 2016 achievements to the Compensation Committee:

▪	Our closing stock price of $67.40 per share on the last trading day of fiscal 2016 represented a 62.4% increase from the closing stock price of $41.51 per share on the last trading day of fiscal 2015.

▪	Product revenues of $663.8 million significantly exceeded our original $640.0 million guidance and were up 10.8% over our product revenues of $599.3 million in fiscal 2015.

▪	Total revenues, including royalties, increased to $694.6 million, up 10.2% from $630.1 million in fiscal 2015.

▪	Masimo rainbow® product revenues increased to $66.7 million, up 7.8% from $61.8 million in fiscal 2015.

▪
Masimo SET® and rainbow SET™ shipments totaled 186,000 units, up from 182,600 in the prior year, setting a new Masimo record and resulting in an estimated installed base of more than 1,504,000 circuit boards and pulse oximeters as of December 31, 2016.

▪
Product gross profit margins increased from 63.3% to 65.2% due primarily to a combination of favorable product mix, the benefits of the Company’s value engineering activities and other cost reduction programs.

▪
Net income per diluted share was $5.65, up 264.5% from $1.55 in 2015 and represented 334% of the original fiscal 2016 financial guidance of $1.69. Included in our net income per diluted share was $3.49 per diluted share related to the Litigation Settlement, which was offset by $0.06 per diluted share for a charitable donation made from the settlement proceeds.

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▪	Financial performance metrics included return on assets of 37%, return on capital of 54% and return on equity of 54%.

▪	Completed share repurchases approximating 1,496,000 shares at an average cost of $42.39 per share.

▪
Finalized a multi-year business partnership arrangement for patient monitoring and select therapy solutions with Koninklijke Philips N.V., including the Litigation Settlement that resulted in a $300 million payment to the Company and the dismissal, with prejudice, of all pending legal disputes between the companies, including the patent infringement and antitrust lawsuits.

In addition, our CEO presented the Compensation Committee with his assessment of our performance against the operational performance objectives for fiscal 2016. With respect to the qualitative objectives, our CEO noted that the Company continued to make improvements to its key internal metrics related to customer satisfaction, improved quality and other manufacturing and operational metrics as well as cost reduction initiatives. Our CEO also reviewed the quantitative objectives, and noted the following previously reported public data for fiscal 2016:

▪	105% achievement of our single patient adhesive and disposable sensor goals;

▪	101% achievement of our OEM board and monitor shipment goal of 185,000 units; and

▪	98% achievement of our rainbow® product revenues goal of $68.0 million.
Our CEO also noted other key activities that occurred during fiscal 2016 that required substantial senior management time and focus, including the settlement of the Company’s patent infringement and antitrust litigation with Philips and the amendment of the Company’s royalty agreement with Medtronic, successful value engineering projects, and the introduction of a number of new products and technologies such as MightySat™ with RRp™, next generation SedLine® , Radius-7™ with rainbow® and Rad-97™.
As part of this evaluation of these fiscal 2016 financial and operational achievements, our CEO noted that while these key metrics could have resulted in a Company Performance Factor in excess of 100%, the $5.65 net income per diluted share included $3.49 per diluted share related to the Litigation Settlement, which was offset by $0.06 per diluted share for a charitable donation made from the settlement proceeds. In addition, our CEO noted that there were certain other metrics, including total amount of fiscal 2016 rainbow revenues, where the performance goal had not been achieved. Accordingly, our CEO recommended that the Company Performance Factor be set at 100%. After a thorough review of our financial performance for fiscal 2016 and our level of achievement with respect to the operational performance objectives, and after careful consideration of our CEO’s assessment and recommendation, the Compensation Committee determined to set the Company Performance Factor at 100%.
The ability of both the CEO and Compensation Committee to exercise selective discretion under the Fiscal 2016 Executive Bonus Plan has been highlighted as a concern by the major proxy advisory firms and some of our stockholders. However, the Compensation Committee believes that this discretion has been used appropriately in setting annual Company Performance Factors that were consistent with the overall achievement of the annual goals set by the Compensation Committee at the start of the year. For example, as discussed above, the Compensation Committee determined to set the Company Performance Factor for fiscal 2016 at 100% even though the results of the key metrics could have potentially resulted in a Company Performance Factor in excess of 100%. In fact, it is worth noting that, over the past six years, the Compensation Committee has set the annual Company Performance Factor at levels ranging from 50% to 100%, with only one year (fiscal 2015) at 105%. The Compensation Committee believes that this further illustrates its extremely limited use of positive discretion in setting the annual Company Factor, which, in any event, was eliminated in 2017.
For purposes of determining the Individual Performance Factor for each of our executive officers, the Compensation Committee then assessed the individual performance of each individual executive officer. In the case of our CEO, the Compensation Committee assessed his overall performance as the leader of our Company, our progress on our longer-term strategic goals and the execution and performance against our financial operational objectives for fiscal 2016, factors listed above.

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Based on such assessment, the Compensation Committee approved a 100% Individual Performance Factor for our CEO.
In the case of our other executive officers, the Compensation Committee considered the foregoing results and our CEO’s recommendations based on his assessment of each executive officer’s performance of their job-related duties and responsibilities for the year. The notable achievements recognized by the Compensation Committee in determining the Individual Performance Factor for each of the other NEOs were as follows:

▪
Mr. de Raad - During fiscal 2016, one of Mr. de Raad’s primary areas of focus was to lead the effort of generating a management plan that would allow the Company to continue to deliver on its goal of increased financial leverage. Throughout the year, Mr. de Raad worked cross functionally with our manufacturing, operations, engineering, sales, marketing and general and administrative functions to insure adherence to the Company’s annual management plan as well as work to identify opportunities to both improve efficiencies and lower costs. Within Mr. de Raad’s functional responsibilities, he delivered on all the Company’s internal and external reporting obligations and, at the same time, developed additional management reporting tools which have allowed the Company to more effectively analyze operating performance within a number of areas of the business. Mr. de Raad also supported a number of new corporate initiatives designed to expand the Company’s presence throughout the world, implemented a new treasury management system and addressed a variety of technical accounting and reporting related topics. Within Mr. de Raad’s investor relations responsibilities, he attended numerous investor conferences and analyst events throughout the year allowing the investment community to better understand the Company’s financial plans, including its focus on financial leverage. Based on Mr. de Raad’s 2016 achievements, our CEO recommended, and the Compensation Committee approved, a 100% Individual Performance Factor for Mr. de Raad.

▪
Mr. Lee - During fiscal 2016, Mr. Lee managed a significant number of key initiatives in Information Technology, Information Systems and Facilities. Mr. Lee directed the effort to improve performance of the Company’s worldwide computer network services by implementing new core network switches with active redundancies in all of its major offices. This work resulted in increased reliability of the computing environment for the Company. Under the leadership of Mr. Lee, the information technology team has also taken several major steps to significantly improve the security and safety of the computer network. The information systems team has launched a number of systems to enhance efficiencies for employees to be more productive.  These improvements allow employees to seamlessly collect customer feedback and process it through the organization to help improve product quality and to satisfy reporting requirements. Furthermore, the improvements help the Company remain compliant with regulatory requirements of various agencies worldwide, while also automating the creation and distribution of the Company’s strategic sales reports. In addition, Mr. Lee negotiated real property leases in Irvine, California and Tokyo, Japan to accommodate for the Company’s growth and played a major role in launching Masimo Korea. Based on Mr. Lee’s 2016 achievements, our CEO recommended, and the Compensation Committee approved, a 100% Individual Performance Factor for Mr. Lee.

▪
Mr. McClenahan - Mr. McClenahan’s achievements in 2016 included the successful conclusion of several important litigation matters and disputes, including the settlement of the Company’s patent and antitrust litigation with Philips, the amendment of the Company’s royalty agreement with Medtronic, and the settlement of a dispute with the Company’s insurance carriers.  Mr. McClenahan provided key legal guidance and support throughout the year for the Company’s sales, marketing, regulatory and human resources functions.  He also led the Company’s compliance function, including several important training, audit, and monitoring initiatives.  Based on Mr. McClenahan’s 2016 achievements, our CEO recommended, and the Compensation Committee approved, a 105.1% Individual Performance Factor for Mr. McClenahan.

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▪
Mr. Sampath - During fiscal 2016, Mr. Sampath led a significant number of key initiatives, including the launch and receipt of FDA clearance of several important products, including: Root Vital Signs with Blood Pressure and Temperature, Radius-7® Wearable Pulse Co-Oximeter with SpHb® and the TFA-1™ single patient use forehead sensor. Launch and readiness for products with a CE Mark included the O3 Regional Oximetry for Pediatrics and the Rad-97™ compact Pulse Co-Oximeter family. Additionally, Oxygen Reserve Index (ORi™) was cleared for sale in Japan. The first Masimo product to provide data connectivity to medical devices under the Iris product family was developed and launched in 2016, extending Masimo’s footprint in hospitals and other medical facilities. In Mr. Sampath’s manufacturing role, the Company was able to build and ship a new record number of SpO2 sensors while expanding the Company’s manufacturing footprint in a new manufacturing facility in San Luis Rio Colorado, Mexico. Mr. Sampath also led the Company’s on-going value engineering efforts, which in fiscal 2016, exceeded the targeted goals. In addition, Mr. Sampath worked extensively to improve the Company’s regulatory processes, requiring collaborative and cross-functional process improvements within the marketing, clinical research, regulatory and research and development organizations. Based on Mr. Sampath’s 2016 achievements, our CEO recommended, and the Compensation Committee approved, a 100% Individual Performance Factor for Mr. Sampath.

Based on the foregoing determinations by the Compensation Committee, the annual cash bonus payments made to the NEOs for fiscal 2016 under the Fiscal 2016 Executive Bonus Plan and their relationship to each NEO’s Target Bonus Percentage for fiscal 2016 were as follows.

Name	Company Performance Factor (%)	Individual Performance Factor (%)	Annual Cash Bonus Payment ($)	Actual Annual Cash Bonus (relative to fiscal 2016 target bonus percentage)
Joe Kiani	100.0%	100.0%	$1,030,000	100.0%
Mark de Raad	100.0	100.0	200,850	100.0
Yongsam Lee	100.0	100.0	179,887	100.0
Tom McClenahan	100.0	105.1	205,700	105.1
Anand Sampath	100.0	100.0	216,300	100.0
Long-Term Incentive Compensation - Equity Awards
The Compensation Committee believes long-term incentive compensation in the form of equity awards provides an incentive for our executive officers, including the NEOs, to focus on driving increased stockholder value over a multi-year period, serves as a reward for appreciation in our stock price and long-term value creation, and enables us to achieve our retention objectives. With the exception of the RSUs granted to our CEO in connection with the 2015 CEO Agreement, we have granted equity awards to our executive officers solely in the form of options to purchase shares of our common stock since our initial public offering in 2007.
The Compensation Committee believes that stock options are an effective tool for increasing long-term stockholder value because they only have value to the extent that the market price of our common stock price appreciates above the option exercise price. We believe this direct alignment, plus the fact that stock options are well understood and valued by our executive officers, have made them an effective motivational tool and focused our executive officers on results that directly improve our long-term performance. Typically, the stock options granted by the Compensation Committee vest over a five-year period with 20% of the shares of common stock subject to an option vesting on each anniversary of the date of grant.
As with other elements of compensation, the Compensation Committee determines the value of the stock options to grant to each executive officer after considering the factors described above under “Considerations in Determining Named Executive Officer Compensation.”

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On February 29, 2016, the Compensation Committee granted options to purchase shares of our common stock to our executive officers, including the NEOs, after taking into consideration the competitive market environment, the recommendations of our CEO, the outstanding equity awards held by each executive officer, and the other factors described above. In the case of our CEO, pursuant to the 2015 CEO Agreement, the Compensation Committee granted him an option to purchase 300,000 shares of our common stock. After fiscal 2017, there are no guaranteed or minimum grants of stock options or any other type of equity required under the 2015 CEO Agreement.
The equity awards granted to the NEOs in fiscal 2016 were as follows:

Name	Options to Purchase Shares of Common Stock (number of shares)	Options to Purchase Shares of Common Stock (total fair value at grant date)
Joe Kiani	300,000	$3,930,900
Mark de Raad	30,000	393,090
Yongsam Lee	30,000	393,090
Tom McClenahan	30,000	393,090
Anand Sampath	30,000	393,090
Multi-Year Executive Cash Bonus
To strengthen the focus of our executive officers on long-term decision-making and to incentivize them to deliver exceptional financial and operational results over an extended period, in April 2014, the Compensation Committee established a three-year bonus performance period under our Multi-Year Executive Bonus Plan. Under this plan, our executive officers, including the NEOs, were eligible to earn a cash bonus based on our ability to achieve certain pre-established financial objectives over a three-year performance period that commenced on December 29, 2013 and ended on December 31, 2016 (the “Plan Period”) as long as they were employed with us for at least the last 18 months during the Plan Period. The amounts payable under the Multi-Year Executive Bonus Plan were to be prorated based on the number of full weeks during the Plan Period in which each participant was employed with us, subject to the 18-month employment requirement.
Bonus Formula - Under the terms of the Multi-Year Executive Bonus Plan, the bonus for each participant was to be calculated pursuant to the following formula:

Three-Year Average Base Salary	✗	Multi-Year Performance Bonus Percentage	✗	Applicable Company Performance Factor	✗	Individual Performance Factor	✗	Three
Target Multi-Year Bonus Percentage - For purposes of the Multi-Year Executive Bonus Plan, each executive officer was assigned a target cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary (the “Target Multi-Year Bonus Percentage”). In setting the Target Multi-Year Bonus Percentages, the Compensation Committee considered the critical roles that our CEO and the other executive officers play in the success of our long-term financial performance. The Target Bonus Percentages of the NEOs were as follows:

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Name	Target Multi-Year Bonus Percentage (as a percentage of base salary)
Joe Kiani	100%
Mark de Raad	50
Yongsam Lee	50
Tom McClenahan	50
Anand Sampath	50
Company Performance Factor - For purposes of the Multi-Year Executive Bonus Plan, the Compensation Committee, at the beginning of the Plan Period, selected adjusted product revenues and adjusted net income per diluted share as the two financial measures for purposes of determining the Company Performance Factor. The performance levels that were established at the beginning of the Plan Period for these financial measures were intended by the Compensation Committee to be more aggressive, on a cumulative basis, than the target levels that were expected to be established each fiscal year during the Plan Period under the applicable annual cash bonus plan.
In April 2014, when the target levels for the Multi-Year Executive Bonus Plan were established, the Company had experienced a number of years in which various unexpected events had made delivering on our prior product revenue and net income per diluted share goals difficult. Therefore, the Compensation Committee instituted a new Multi-Year Executive Bonus Plan (the only prior Multi-Year Executive Bonus Plan period was from 2008-2010) that it believed would provide additional long-term incentives for our executive officers to increase stockholder value. After considering available metrics, the Compensation Committee determined that appropriate measures to increase long-term stockholder value were a combination of adjusted product revenues and adjusted net income per diluted share. Importantly, while the Compensation Committee acknowledged that these same two financial metrics were also components of a longer list of the Company’s Annual Bonus Plan goals, the Compensation Committee believed that placing the primary focus for this Multi-Year Executive Bonus Plan period on these two important drivers of long-term stockholder value was appropriate.
At the time the Multi-Year Executive Bonus Plan was established, the Company had reported fiscal 2013 product revenues of $517.4 million and net income per diluted share of $1.02. Therefore, the Compensation Committee established what it considered to be “stretch” product revenue targets of $574.0 million, $630.5 million and $694.0 million for fiscal 2014, 2015 and 2016, respectively. At the same time, the Compensation Committee established a set of aggressive net income per diluted share target levels of $1.16, $1.33 and $1.64 for fiscal 2014, 2015 and 2016, respectively, or a cumulated three year total earnings per diluted share target of $4.13. Subsequently, after setting these earnings per diluted share targets, when it became more certain that the royalty payments under the Company’s agreement with Medtronic would continue, the Compensation Committee increased the annual earnings per diluted share target levels to $1.40, $1.65 and $1.96 for fiscal 2014, 2015 and 2016, respectively.
The cumulative target level for each of the financial measures was set as follows:

Financial Measures	Three-Year Target Performance Levels
Adjusted product revenues	$1,898.5 million
Adjusted net income per diluted share	$5.01
These financial measures were not given any specific weighting and the target performance levels established for each measure did not individually correlate to any specific bonus payment. At the end of the Plan Period, the Compensation Committee, with input from our CEO, was to evaluate our performance against the target levels set for each financial measure and, along with any other financial or corporate performance measures that it determined to be relevant, set a Company Performance Factor ranging from 0% to 100% or more.

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Individual Performance Factor - For purposes of the Multi-Year Executive Bonus Plan, after the end of the Plan Period the Compensation Committee was to determine the Individual Performance Factor for each participant. In the case of our CEO, the Compensation Committee was to determine his Individual Performance Factor by assessing his overall performance for the Plan Period. In the case of our other executive officers, including the other NEOs, the Compensation Committee was to determine their Individual Performance Factor taking into account the recommendations of our CEO based upon his assessment of each other executive officer’s overall job performance during the Plan Period, as well as the assessment of the executive officer’s supervisor, if not our CEO.
Multi-Year Executive Cash Bonus Payments - In March 2017, the Compensation Committee determined the amounts to be paid to our executive officers, including the NEOs, under the Multi-Year Executive Bonus Plan based on our actual financial performance for the Plan Period and the Individual Performance Factor established for each executive officer.
For purposes of determining the Company Performance Factor, our CEO reported the following to the Compensation Committee for the Plan Period:

•	Adjusted product revenues[1] were $1,863.2 million, which were slightly lower than the target level of $1,898.5 million, yielding a 98.1% achievement; and

•	Adjusted net income per diluted share[2] was $8.68[3], which was significantly above the target level of $5.01, yielding a 173.3% achievement.
In making his recommendation to the Compensation Committee, our CEO noted that the ability for the management team to deliver 98.1% of the three-year “stretch” product revenue goal, particularly during three years of U.S. and global economic challenges, was a major accomplishment. In discussing the adjusted net income per diluted share performance of 173.3% or $3.68 over the three year “stretch” net income per diluted share goal, our CEO noted that while $3.49 of this over-achievement was due to the litigation settlement with Philips, that activity involved a significant amount of senior management time and resulted in large legal costs which were also included in these three year cumulative diluted earnings per share amounts. Finally, our CEO also noted that while the first year results under the Multi-Year Executive Bonus Plan period were not achieved, the plans and initiatives put in place during fiscal 2014 continued through fiscal 2015 and fiscal 2016 and eventually combined to result in significant over-achievement of the net income per diluted share targets in fiscal 2015 and fiscal 2016. Based on his evaluation of this performance and our Company’s strong overall financial results in fiscal 2015 and fiscal 2016 which contributed to an increase in our stock price from $28.86 per share at the end of fiscal 2013 to $67.40 per share at the end of the Plan Period, an increase of 136%, our CEO recommended that the Company Performance Factor be set at 100%. After a thorough review of our financial performance for the Plan Period and after careful consideration of our CEO’s assessment and recommendation, the Compensation Committee determined to set the Company Performance Factor at 100%.
For purposes of determining the Individual Performance Factor for each of our executive officers the Compensation Committee then assessed the individual performance and contribution of each executive officer during the Plan Period. In the case of our CEO, the Compensation Committee considered his overall performance as the leader of our Company during the Plan Period, including our financial results and our execution and completion of our operational and strategic objectives for the Plan Period. In the case of our other executive officers, the Compensation Committee considered the foregoing as well as our CEO’s recommendations based on his assessment of each executive officer’s performance of his or her job-related duties and responsibilities for the Plan Period.

____________________

[1]	Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the unique adjustments and reconciliation to our Plan Period GAAP product revenues.

[2]	Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the unique adjustments and reconciliation to our Plan Period GAAP net income per diluted share.

[3]
Includes $3.49 per diluted share related to the Litigation Settlement during fiscal 2016, which was offset by $0.06 per diluted share for a fiscal 2016 charitable donation made from the settlement proceeds.

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As previously noted, the Multi-Year Executive Bonus Plan focused on delivering both product revenues and net income per diluted share goals that exceeded the goals established for the Annual Bonus Plan. In order to accomplishthese “stretch” goals, the executive team, led by our CEO, had to deliver increased product revenue and net income per diluted share performance over the sustained three-year Plan Period. As part of its evaluation of our performance, the Compensation Committee noted that for the first year of the Plan Period, we did not achieve our financial goals for the year. However, over the second and third year of the Plan Period, the executive team was able to deliver product revenues and net income per diluted share results that significantly exceeded the original goals. The Compensation Committee, in its deliberations, recognized that the intent of the Multi-Year Executive Bonus Plan was to generate outstanding cumulative results for the entire three-year Plan Period. Consequently, although the target performance levels for fiscal 2014 year were not met, our strong performance in fiscal 2015 and again in fiscal 2016 were sufficient to achieve 173.1% of the three-year “stretch” net income per diluted share target level and 98.1% of the three-year “stretch” revenue target level. Noting that the significant over-achievement of the “stretch” net income per diluted share target and the near achievement of the “stretch” product revenue target were likely contributors to the increase in the market price of our common stock from $28.86 per share at the commencement of the Plan Period to $67.40 per share at the end of the Plan Period, the Compensation Committee determined that the performance of both our CEO and our other NEOs, warranted an Individual Performance Factor of 100%.
Based on the foregoing determinations by the Compensation Committee, the cash bonus payments made to the NEOs under the Multi-Year Executive Bonus Plan and their relationship to each NEO’s Target Multi-Year Bonus Percentage were as follows:

Name	Company Performance Factor (%)	Individual Performance Factor (%)	Multi-Year Cash Bonus Payment ($)	Actual Multi-Year Cash Bonus (relative to target multi-year bonus percentage)
Joe Kiani	100.0%	100.0%	$2,624,079	100.0%
Mark de Raad	100.0	100.0	545,455	100.0
Yongsam Lee	100.0	100.0	516,509	100.0
Tom McClenahan	100.0	100.0	502,394	100.0
Anand Sampath	100.0	100.0	544,647	100.0
Welfare and Health Benefits
We maintain a tax-qualified Code Section 401(k) defined contribution plan in which all of our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, are entitled to participate. The NEOs participate in this plan on the same terms as all other eligible employees. Employees may contribute their own funds on a pre-tax basis.
The plan permits us to make matching contributions and we have historically provided contributions that match eligible employee contributions, generally limited to 3% of the compensation that can be taken into account for this purpose under the federal law. Matching contributions vest starting at 50% of eligible employee contributions, when an employee has been employed for two years, and vest an additional 25% for each additional year of service until fully vested after four years.
In addition, we provide health care, dental, vision and life insurance, an employee assistance plan and both short-term and long-term disability, accidental death and dismemberment benefits to all full-time employees, with the NEOs participating on the same terms as all other eligible employees. These benefits are subject to applicable laws and at benefit levels that we believe are generally consistent with the benefits of companies with which we compete for talent.
Perquisites and Other Personal Benefits
Generally, we provide perquisites and other personal benefits to our executive officers, including the NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

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Accordingly, certain NEOs are eligible to receive an automobile allowance based on their job duties. In addition, under the 2015 CEO Agreement, we reimburse our CEO for all reasonable travel and lodging expenses, which include travel and hospitality expenses for first class travel and accommodations, including travel by private or chartered aircraft, for his family and household members if they accompany him during business travel. Our Board believes that these arrangements are appropriate because of the extensive travel requirements of our CEO’s position.
We also have established a security program for our CEO that provides physical and personal security services as they may, from time to time, be deemed necessary. This security program is not limited to providing security services only at business facilities or functions or during business-related travel and may include providing security services during certain non-business occasions, including at his primary residence and during personal travel. Our Board does not consider any of these security services to be a personal benefit as the requirement for this occasional security is directly the result of his role as our CEO. As our CEO, his personal safety is vital to our continued success.
We have reported the actual amounts that we have paid for our CEO’s family and household members to accompany him during his business travel and for his security arrangements that were not security arrangements provided at our business facilities in the “All Other Compensation” column in the Fiscal 2016 Summary Compensation Table in this Proxy Statement.
Post-Employment Compensation
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For information on the employment arrangements for our CEO and other NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2016, see “—Employment Arrangements with Named Executive Officers” of this Proxy Statement.
Other Compensation Policies and Practices
Equity Awards
Equity awards granted to newly-hired employees are effective as of the later of the date the individual commences work or service with us or the grant approval date. Equity awards granted to existing employees and others providing services to the Company are effective as of the grant approval date. The terms of each equity award, including the date of grant, the corresponding exercise, purchase or base price, the vesting conditions, the term of such award, and the number of shares of our common stock subject to such award, as applicable, are approved by our Board, the Compensation Committee, or the non-officer equity award committee (as defined in the policy), as applicable. In addition, the exercise price for options to purchase shares of our common stock may not be less than the fair market value of our common stock as of the close of business on the effective date of the option.
Stock Ownership Policy
We maintain a stock ownership policy for our executive officers to align their interests with the interests of our stockholders. This policy provides that:

▪	our CEO is required to own that number of shares of our common stock with a market value equal to at least six times his annual base salary; and

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▪
our other executive officers are required to own that number of shares of our common stock with a market value equal to at least their annual base salary. For purposes of our policy, an executive officer’s base salary during any calendar year is deemed to be his or her base salary as of the close of business on December 31st of the immediately preceding year.

Further, for purposes of calculating ownership under our policy, the following sources are included, whether vested or unvested: (i) shares of our common stock held directly by the executive officer or in a trust for the benefit of the executive officer or his or her family; (ii) shares of our common stock held by the executive officer jointly with, or separately by, his or her spouse and/or children sharing the same household as him or her; (iii) shares of our common stock held by the executive officer through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the executive officer. Shares of our common stock subject to outstanding and unexercised stock options and unearned performance share awards are not included in the calculation.
Under our policy, if an executive officer fails to meet or, in unique circumstances, fails to show sustained progress toward meeting his or her target ownership level, the Compensation Committee may reduce future long-term incentive equity awards and/or payments of future annual and/or long-term cash incentive payouts in the form of shares of our common stock and/or impose other penalties. The Compensation Committee also retains the discretion not to levy penalties for non-compliance.
Our executive officers are expected to reach their target ownership level by (i) March 2017 (if he or she was an executive officer in January 2012, the date when the stock ownership policy was adopted) or (ii) March 1st of the sixth calendar year following the date he or she first becomes an executive officer (if he or she was not an executive officer in January 2012), whichever is later, and to hold at least such minimum value in shares of our common stock for so long as applicable. As of March 1, 2017, each of the NEOs for which the stock ownership requirements were applicable was in compliance with the stock ownership policy.
Compensation Recovery (“Clawback”) Policy
We maintain a compensation recovery (“clawback”) policy that provides that in the event we are required to restate our financial statements as a result of “material noncompliance” with the financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including stock options) that is:

▪	based on erroneous data;

▪	received during the three-year period preceding the date on which we become required to prepare an accounting restatement; and

▪	in excess of what would have been paid if calculated under the restatement.
We intend to review the terms of our policy once the Securities and Exchange Commission adopts final regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and, if necessary, will revise our policy to conform to such regulations.
Tax “Gross-Up” Policy
We maintain a policy governing the inclusion of tax “gross-up” provisions in agreements with our executive officers. Under this policy, the Compensation Committee will not approve any employment or other agreement or arrangement with any of our executive officers that includes a tax “gross-up” or similar provision that would require payments by us to an executive officer be made in the full amount, free of any deductions or withholdings, and without exercising any right of set-off, in connection with a change in control of the Company. Our policy also provides that the Compensation Committee will not approve an amendment to extend the term of any current employment or other agreement or arrangement between us and any executive officer if such agreement or arrangement includes a tax “gross-up” or similar provision. Currently, we have no agreements or arrangements in place with any executive officer that require or provide for a tax “gross-up” or similar payment.

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Under our Severance Plan in which our NEOs other than our CEO participate, the plan administrator has the right to reduce any change in control severance payment or benefits payable to an executive officer to avoid triggering any “excess parachute payments” under Sections 280G and 4999 of the Code.
Hedging and Pledging Policies
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our employees, including our executive officers, and the non-employee members of our Board from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer.

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As of March 15, 2017, an aggregate of 1,432,209 shares of our common stock owned by the Kiani Family Remainder Trust and beneficially owned by our CEO were pledged as collateral for a personal loan issued to the trustee of the Kiani Family Remainder Trust. In addition to obtaining pre-clearance from our Insider Trading Compliance Officer, our CEO also sought and received the approval of the Compensation Committee prior to entering into this transaction.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code (“Section 162(m)”) disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Compensation in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the Compensation Committee considers the potential effects of Section 162(m) on the compensation paid to the NEOs.

To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation payable to the NEOs that is subject to Section 162(m) must be deductible for federal income tax purposes. The Compensation Committee may, in its judgment, approve compensation for the NEOs that does not comply with an exemption from the deductibility limits when it believes that such compensation is in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards granted to our employees and the non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
To calculate the fair value of options to purchase shares of our common stock, we use the Black-Scholes-Merton option pricing model which requires the input of several subjective assumptions. These assumptions include estimating the length of time recipients will retain their vested options before exercising them, the estimated volatility of our stock price over the expected option term, and the number of shares of our common stock subject to options that will ultimately be forfeited prior to meeting their vesting requirements. The fair value of the options granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each option, which is the vesting period, using a straight-line attribution method.
The fair value of RSU awards is calculated based upon the closing market price of our common stock on the date of the grant. The fair value of the time-based RSU awards granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each award, which is the vesting period, using a straight-line attribution method.

| 2017 Proxy Statement

With respect to the RSU award covering 2.7 million shares of our common stock granted to our CEO as part of the terms of the 2015 CEO Agreement, this RSU award vests only in the event of a Qualifying Termination (see “— Employment Arrangements with Named Executive Officers — Employment Agreement with Joe Kiani” on page 66 of this Proxy Statement for details). Accordingly, and in accordance with the accounting rules, the Company will only recognize compensation expense for this contingent stock award at the time of a change of control of the Company or when it is determined that the occurrence of a Qualifying Termination is “probable”. Should this occur, in accordance with accounting guidance, the amount of compensation expense that will be recognized will be based upon the fair value of the RSU award on the date of grant. At the present time, the Company does not believe that an occurrence of a Qualifying Termination is “probable”, and as a result, no stock-based compensation expense has been recorded related to this RSU award.
While the Compensation Committee considers the expense impact under ASC Topic 718 as one of the factors in granting equity awards, it also considers the importance of aligning the interests of our executive officers with the interests of our stockholders, the retentive value of equity awards and other factors, and makes its decisions regarding equity awards based on its evaluation of such factors.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee
Mr. Craig Reynolds
Mr. Thomas Harkin
Mr. Adam Mikkelson
This foregoing compensation committee report is not “soliciting material”, is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.
Compensation Committee Interlocks and Insider Participation
During fiscal 2016, our Compensation Committee consisted of Mr. Fitch (until October 27, 2016), Mr. Harkin, Mr. Mikkelson (effective as of October 27, 2016) and Mr. Reynolds (the current Chairperson of the Compensation Committee). In addition, Mr. Jack Lasersohn served on our Compensation Committee during fiscal 2016 until February 26, 2016. There are no relationships between the current members of the Compensation Committee and our executive officers of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the current members of the Compensation Committee is our employee and no current member has been an officer of Masimo at any time.
Cercacor Laboratories, Inc. (Cercacor)
Cercacor is an independent entity spun off from us to our stockholders in 1998. Joe Kiani, our Chairman and Chief Executive Officer, is also the Chairman and Chief Executive Officer of Cercacor and a member of the board of directors of Cercacor. In addition, Mr. Lasersohn, a former member of our Board, also served as a member of the board of directors of Cercacor through April 2, 2015.

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We are a party to a cross-licensing agreement with Cercacor, which was amended and restated effective January 1, 2007 (the “Cross-Licensing Agreement”), that governs each party’s rights to certain of the intellectual property held by the two companies. To date, the Company has developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we are currently subject to certain specific minimum royalty payment obligations of $5.0 million per year. Actual aggregate royalty payment liabilities were $6.4 million for fiscal 2016.
The Company has also entered into a Services Agreement with Cercacor effective January 1, 2007 (the “Services Agreement”), which governs certain general and administrative services the Company provides to Cercacor. Pursuant to the Services Agreement, Cercacor paid the Company $0.2 million for general and administrative services related to fiscal 2016.
In March 2016, the Company entered into a sublease agreement with Cercacor for approximately 16,830 square feet of excess office and laboratory space located at 40 Parker, Irvine, California (the “Cercacor Sublease”). The Cercacor Sublease began on May 1, 2016 and expires on November 30, 2019. The Company recognized $0.3 million of sublease income pursuant to the Cercacor Sublease during fiscal 2016.

| 2017 Proxy Statement

Summary Compensation Table
The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2016 by our CEO, our CFO, and our three other most highly compensated executive officers who were employed with us as of December 31, 2016, the last day of our 2016 fiscal year. We refer to these five individuals collectively as our “named executive officers” (“NEOs”). We generally pay bonuses in the year following the year in which the bonus was earned.

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation		Total	Total, Excluding RSU Grant to Mr. Kiani in Connection with the 2015 CEO Agreement(3)
Joe Kiani	2016	$1,015,000	$—	$—		$3,930,900	$3,654,079	(4)	$397,791	(5)	$8,997,770	$8,997,770
Chief Executive Officer and Chairman (PEO)	2015	883,518	—	119,222,614	(6)	3,822,690	1,050,000		1,551,406		119,222,614	7,307,614
	2014	755,846	75,000	—		2,661,150	769,549		194,836		4,456,381	4,456,381

Mark de Raad	2016	401,090	—	—		393,090	746,305	(7)	7,950	(8)	1,548,435	1,548,435
Executive Vice President, Chief Financial Officer & Corporate Secretary (PFO)	2015	363,034	—	—		313,623	204,750		7,950		889,357	889,357
	2014	346,082	—	—		266,115	172,237		7,500		791,934	791,934

Yongsam Lee	2016	359,734	—	—		393,090	696,396	(9)	44,410	(10)	1,493,630	1,493,630
Executive Vice President, Chief Information Officer	2015	350,730	—	—		313,623	183,380		7,950		855,683	855,683
	2014	340,704	—	—		266,115	169,561		7,500		783,880	783,880

Tom McClenahan	2016	385,740	—	—		393,090	708,094	(11)	73,066	(12)	1,559,990	1,559,990
Executive Vice President, General Counsel & Corporate Secretary	2015	327,142	—	—		313,623	199,500		7,950		848,215	848,215
	2014	305,268	—	—		266,115	151,925		7,500		730,808	730,808

Anand Sampath	2016	426,340	—	—		393,090	760,947	(13)	7,950	(8)	1,588,327	1,588,327
Chief Operating Officer	2015	369,277	—	—		313,623	220,500		7,950		911,350	911,350
	2014	307,815	—	—		605,780	172,520		7,500		1,093,615	1,093,615

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___________

(1)
Amounts set forth in the “Stock Awards” and “Option Awards” columns for 2014, 2015 and 2016 reflect the grant date fair value of stock and option awards granted in the year indicated, computed in accordance with authoritative accounting guidance. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that may be realized from a stock award or an option award is contingent upon the satisfaction of the conditions to vesting in that award, and, in the case of option awards, upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 14 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 15, 2017, for a discussion of the grant date fair value of the stock awards and the assumptions made in determining the grant date fair value of the RSUs and stock options granted in our fiscal years 2014, 2015 and 2016.

(2)	All amounts were paid pursuant to the Fiscal 2016 Executive Bonus Plan or the Multi-Year Executive Bonus Plan.

(3)
This column excludes amounts included in the “Stock Awards” column of $111,915,000 for Mr. Kiani, which represents the grant date fair value of an award of 2.7 million restricted share units (“RSUs”) with contingent vesting granted to Mr. Kiani in November 2015 in connection with the amendment and restatement of his employment agreement. These RSUs will only vest in connection with a termination of Mr. Kiani’s employment with us other than for death, disability or cause, or Mr. Kiani’s termination of his employment with us for Good Reason. These RSUs will not vest if Mr. Kiani voluntarily terminates his employment with us other than for Good Reason. The 2015 CEO Agreement provides that on January 1 of each year, beginning on January 1, 2018, 270,000 shares subject to the RSUs will terminate without the payment of any consideration to Mr. Kiani, to the extent then unvested. See “—Employment Arrangements with Named Executive Officers—Employment Agreement with Joe Kiani” on page 66 of this Proxy Statement for additional information regarding the restricted share unit award.

(4)	Consists of $1,030,000 paid pursuant to the Fiscal 2016 Executive Bonus Plan and $2,624,079 paid pursuant to the Multi-Year Executive Bonus Plan.

(5)
Consists of $6,461 in retirement savings plan matching contributions, $367,967 for the for the net incremental costs of certain lodging, meals and other travel-related expenses incurred by Mr. Kiani’s family and household members accompanying him during certain business travel pursuant to Mr. Kiani’s employment agreement (see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Joe Kiani” on page 66 of this Proxy Statement) and $23,363 for the net incremental costs of security personnel and security services provided to Mr. Kiani during certain personal, non-business-related occasions, which represents the actual amounts paid by the Company for such security arrangements for Mr. Kiani that were not security arrangements provided at the Company’s business facilities, and for business travel. We have established a security program for Mr. Kiani that provides physical and personal security services as they may, from time to time, be deemed necessary. This security program is not limited to providing security services only at business facilities or functions or during business-related travel and can include providing security services during certain non-business occasions, including at his primary residence and during personal travel. We do not consider any such security services to be personal benefits as the requirement for this occasional security is directly the result of Mr. Kiani’s role as our CEO and as our CEO, his personal safety is vital to our continued success.

(6)
Represents the grant date fair value of an award of 2.7 million RSUs with contingent vesting granted to Mr. Kiani in November 2015 in connection with the amendment and restatement of his employment agreement. These RSUs will only vest in connection with a termination of Mr. Kiani’s employment with us other than for death, disability or cause, or Mr. Kiani’s termination of his employment with us for Good Reason. These RSUs will not vest if Mr. Kiani voluntarily terminates his employment with us other than for Good Reason. The 2015 CEO Agreement provides that on January 1 of each year, beginning on January 1, 2018, 270,000 shares subject to the RSUs will terminate without the payment of any consideration to Mr. Kiani, to the extent then unvested. See “—Employment Arrangements with Named Executive Officers—Employment Agreement with Joe Kiani” on page 66 of this Proxy Statement for additional information regarding the restricted share unit award.

(7)	Consists of $200,850 paid pursuant to the Fiscal 2016 Executive Bonus Plan and $545,455 paid pursuant to the Multi-Year Executive Bonus Plan.

(8)	Consists of $7,950 in retirement savings plan matching contributions.

(9)	Consists of $179,887 paid pursuant to the Fiscal 2016 Executive Bonus Plan and $516,509 paid pursuant to the Multi-Year Executive Bonus Plan.

(10)
Consists of $7,950 in retirement savings plan matching contributions and $36,460 of net incremental personal and family travel expenses, which represents the actual costs incurred by the Company for such travel.

(11)	Consists of $205,700 paid pursuant to the Fiscal 2016 Executive Bonus Plan and $502,394 paid pursuant to the Multi-Year Executive Bonus Plan.

(12)
Consists of $7,950 retirement savings plan matching contributions and $65,116 of net incremental personal and family travel expenses, which represents the actual costs incurred by the Company for such travel.

(13)	Consists of $216,300 paid pursuant to the Fiscal 2016 Executive Bonus Plan and $544,647 paid pursuant to the Multi-Year Executive Bonus Plan.

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Pension Benefits-Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our NEOs during fiscal 2016. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.
Grants of Plan-Based Awards During Fiscal Year 2016

	Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target(2)	Maximum
Joe Kiani	February 29, 2016	—	—	—	300,000(4)	$37.84	$3,930,900
	March 17, 2016	Note(2)	$1,030,000	Note(2)

Mark de Raad	February 29, 2016	—	—	—	30,000(4)	37.84	393,090
	March 17, 2016	Note(2)	200,850	Note(2)

Yongsam Lee	February 29, 2016	—	—	—	30,000(4)	37.84	393,090
	March 17, 2016	Note(2)	179,887	Note(2)

Tom McClenahan	February 29, 2016	—	—	—	30,000(4)	37.84	393,090
	March 17, 2016	Note(2)	195,700	Note(2)

Anand Sampath	February 29, 2016	—	—	—	30,000(4)	37.84	393,090
	March 17, 2016	Note(2)	216,300	Note(2)

____________

(1)
Excludes potential payments under the Multi-Year Executive Bonus Plan for the three-year period from December 29, 2013 to December 31, 2016. See “— Multi-Year Executive Cash Bonus” on page 53 of this Proxy Statement for additional details.

(2)
Represents potential payments under the Fiscal 2016 Executive Bonus Plan. The amounts shown as target represent the potential target payments assuming 100% achievement of the Company Factors (determined based on our performance against financial targets for our CEO and against financial targets and operational objectives for our other NEOs), and 100% achievement of the Individual Factors, as determined by our Board and Compensation Committee. There are no threshold or maximum amounts payable under the Fiscal 2016 Executive Bonus Plan. If the Compensation Committee determines that (i) we did not achieve 100% of the financial targets and, with respect to the NEOs other than the CEO, the operational objectives, the Compensation Committee can set the Company Factor at any factor it deems appropriate, including 0%; (ii) we achieved 100% of the financial targets and, with respect to the NEOs other than the CEO, the operational objectives, the Company Factor is 100%; and (iii) we achieved more than 100% of the financial targets and, with respect to the NEOs other than the CEO, the operational objectives, the Compensation Committee can set the Company Factor at or above 100%.

(3)
Amounts reflect the fair value per share as of the grant date of the award multiplied by the number of shares. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised.

(4)	This option vests over a five-year period, with 20% of the shares subject to the option vesting on each anniversary.

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Outstanding Equity Awards at December 31, 2016
The following table presents the outstanding option awards held by each of our NEOs as of December 31, 2016.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joe Kiani	2/7/2008	300,000	—	$30.79	2/7/2018	—		—
	1/11/2009	300,000	—	23.98	1/11/2019	—		—
	2/11/2010	300,000	—	27.25	2/11/2020	—		—
	2/22/2011	300,000	—	30.06	2/22/2021	—		—
	10/27/2011	300,000	—	20.19	10/27/2021	—		—
	5/28/2013	180,000	120,000	21.97	5/28/2023	—		—
	2/18/2014	120,000	180,000	28.03	2/18/2024	—		—
	6/15/2015	60,000	240,000	38.76	6/15/2025	—		—
	11/4/2015	—	—	—	—	2,700,000	(2)	—
	2/29/2016	—	300,000	37.84	2/28/2026	—		—

Mark de Raad	1/11/2009	30,000	—	23.98	1/11/2019	—		—
	2/11/2010	30,000	—	27.25	2/11/2020	—		—
	2/22/2011	30,000	—	30.06	2/22/2021	—		—
	10/27/2011	30,000	—	20.19	10/27/2021	—		—
	5/28/2013	18,000	12,000	21.97	5/28/2023	—		—
	2/18/2014	12,000	18,000	28.03	2/18/2024	—		—
	3/20/2015	6,000	24,000	31.01	3/20/2025	—		—
	2/29/2016	—	30,000	37.84	2/28/2026	—		—

Yongsam Lee	2/7/2008	30,000	—	30.79	2/7/2018	—		—
	1/11/2009	30,000	—	23.98	1/11/2019	—		—
	2/11/2010	30,000	—	27.25	2/11/2020	—		—
	2/22/2011	30,000	—	30.06	2/22/2021	—		—
	10/27/2011	6,000	—	20.19	10/27/2021	—		—
	5/28/2013	12,000	12,000	21.97	5/28/2023	—		—
	2/18/2014	12,000	18,000	28.03	2/18/2024	—		—
	3/20/2015	6,000	24,000	31.01	3/20/2025	—		—
	2/29/2016	—	30,000	37.84	2/28/2026	—		—

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	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Tom McClenahan	7/31/2012	—	4,000	$22.40	7/31/2022	—	—
	4/25/2013	4,000	20,000	19.72	4/25/2023	—	—
	2/18/2014	12,000	18,000	28.03	2/18/2024	—	—
	3/20/2015	6,000	24,000	31.01	3/20/2025	—	—
	2/29/2016	—	30,000	37.84	2/28/2026	—	—

Anand Sampath	4/13/2007	10,000	—	14.22	4/13/2017	—	—
	8/17/2009	10,000	—	24.68	8/17/2019	—	—
	2/22/2011	30,000	—	30.06	2/22/2021	—	—
	10/27/2011	30,000	—	20.19	10/27/2021	—	—
	5/28/2013	18,000	12,000	21.97	5/28/2023	—	—
	2/18/2014	12,000	18,000	28.03	2/18/2024	—	—
	8/12/2014	20,000	30,000	21.77	8/12/2024	—	—
	3/20/2015	6,000	24,000	31.01	3/20/2025	—	—
	2/29/2016	—	30,000	37.84	2/28/2026	—	—
___________

(1)
For each NEO, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of Masimo or various events specified in the NEO’s employment agreement or severance plan agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.

(2)
Represents a restricted share unit award with respect to 2.7 million shares of common stock granted to Mr. Kiani in November 2015 in connection with the amendment and restatement of his employment agreement. The RSUs will only vest in the event of a termination of Mr. Kiani’s employment with us other than for death, disability or cause, or Mr. Kiani’s termination of his employment with us for Good Reason. These RSUs will not vest if Mr. Kiani voluntarily terminates his employment with us other than for Good Reason. The 2015 CEO Agreement provides that on January 1 of each year, beginning on January 1, 2018, 270,000 shares subject to the RSUs will terminate without the payment of any consideration to Mr. Kiani, to the extent then unvested. See “—Employment Arrangements with Named Executive Officers—Employment Agreement with Joe Kiani” on page 66 of this Proxy Statement for additional information regarding the restricted share unit award.

| 2017 Proxy Statement

Option Exercises and Stock Vested During Fiscal Year 2016
The following table provides details regarding stock options exercised by our NEOs during the fiscal year ended December 31, 2016.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joe Kiani	180,000	$8,059,442
Mark de Raad	120,000	3,781,785
Yongsam Lee	30,000	1,198,620
Tom McClenahan	30,000	1,126,980
Anand Sampath	65,000	2,653,600
___________

(1)	The value realized equals the excess of the fair market value of our common stock at exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.
Employment Arrangements with Named Executive Officers
Employment Agreement with Joe Kiani
In November 2015, we entered into the 2015 CEO Agreement with Mr. Kiani, our Chief Executive Officer. The 2015 CEO Agreement is intended to retain Mr. Kiani as our CEO who, based on his proven ability to start and build successful companies and his knowledge and visibility within the medical device industry, could attract other very lucrative job opportunities. The 2015 CEO Agreement allows Mr. Kiani to continue to focus his attention on our strategic objectives and business operations without undue concern over his own financial security during periods when substantial disruptions and distractions might otherwise prevail. The initial employment period under the 2015 CEO Agreement extends until December 31, 2017, subject thereafter to automatic one year extensions unless either party provides a notice of non-renewal (a “Notice of Non-Renewal”) to the other at least one year prior to the scheduled expiration.
The 2015 CEO Agreement provides that Mr. Kiani shall be the CEO and Chairman of the Board of Masimo, and provides the following material terms, as may be adjusted from time to time by the Board or the Compensation Committee:

•	Eligibility to receive a base salary of $1,000,000 per year, which is subject to adjustment by our Board or the Compensation Committee, and was adjusted to $1,030,000 per year in July 2016.

•
Eligibility to receive an annual bonus in accordance with the Fiscal 2016 Executive Bonus Plan, equal to 100% of his base salary in the event we attain certain financial goals set by our Board or the Compensation Committee; provided that, in the event our Board or Compensation Committee determines that we achieved each of the financial measures included in the criteria for the Company Factor for a plan year under our Fiscal 2016 Executive Bonus Plan, Mr. Kiani shall automatically be entitled to receive a bonus equal to 100% of his base salary (or such higher percentage approved by our Board or Compensation Committee for such year). In addition, Mr. Kiani may be entitled to receive such additional bonus amounts as the Board or the Compensation Committee shall determine in its discretion.

•
As guaranteed under the prior employment agreement, during each of fiscal years 2016 and 2017, an annual grant of a non-qualified stock option to purchase an aggregate of at least 300,000 shares of common stock that vests at a rate of 20% per year, with an exercise price per share equal to 100% of the fair market value of one share of common stock on the date of grant. After fiscal year 2017, there are no guaranteed or minimum grants of stock options or any other type of equity required under the 2015 CEO Agreement, but Mr. Kiani will be entitled to receive equity grants with a value at least consistent with equity grants made to comparable chief executive officers of comparable companies (taking into account revenues, market capitalization and industry). In the event our 2017 Equity Plan is approved by our stockholders at the Annual Meeting, Mr. Kiani has agreed to waive his contractual

| 2017 Proxy Statement

right to receive a non-qualified stock option to purchase an aggregate of at least 300,000 shares of common stock in fiscal 2017 and also agreed that the only equity awards he may be awarded must be approved by the Compensation Committee under the 2017 Equity Plan, consisting of both performance-based restricted stock units awards and time-based options to purchase shares of our common stock. See “Compensation Discussion and Analysis—Fiscal 2017 Compensation Enhancements” of this Proxy Statement.

•
Right to participate in or receive benefits under all of our employee benefits plans and to be eligible to participate in any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or similar arrangements made available to members of our management.

•
Reimbursement for all reasonable expenses incurred and paid by him in the course of the performance of his duties under the 2015 CEO Agreement and reimbursement for all reasonable travel and lodging expenses for his family and household members in the event they accompany him during business travel, which includes travel and hospitality expenses for first class airplane travel and accommodations, including travel by private or chartered aircraft. To the extent inconsistent with the 2015 CEO Agreement, Mr. Kiani is exempt from our travel and expense policy and our expense reimbursement policy.

Under the 2015 CEO Agreement, we may terminate Mr. Kiani’s employment for “cause” (as defined below), as a result of his disability under certain circumstances, or for any other reason. Similarly, Mr. Kiani may terminate his employment for “Good Reason” (as defined below), for health reasons, or for any other reason upon six months written notice to us. If Mr. Kiani is terminated for cause, he is entitled to receive his full base salary through the date of termination. If Mr. Kiani’s employment is terminated as a result of his death, his designee or estate is entitled to receive his full base salary through the date of termination and an additional amount equal to 50% of his base salary in effect as of the date of his death for each of three consecutive years following his death, which shall be paid in substantially equal monthly installments over the three-year period. If Mr. Kiani’s employment is terminated as a result of his disability, he is entitled to receive his full base salary through the date of termination and an additional amount equal to 75% of his base salary then in effect for each of two consecutive years following the date of termination, which shall be paid in substantially equal monthly installments over the two-year period.
In the event (i) we terminate Mr. Kiani’s employment other than for cause, death or disability, or (ii) Mr. Kiani terminates his employment with us for Good Reason (each, a “Qualifying Termination”), Mr. Kiani will receive the following payments and benefits:

•
payment of an amount equal to his full base salary through the date of termination, if applicable, and an additional amount equal to two times the sum of his base salary then in effect and the average annual bonus paid to Mr. Kiani over the prior three years, which shall be paid in installments over two years pursuant to our normal payroll practices; and

•	all of Mr. Kiani’s outstanding options and other equity awards will immediately vest.
In addition, upon a Qualifying Termination prior to 2018, we will issue Mr. Kiani 2.7 million shares of our common stock pursuant to the terms of a restricted share unit award agreement between us and Mr. Kiani and pay him $35.0 million in cash (the total of shares and cash, the “Special Payment”). The 2015 CEO Agreement provides that each year, beginning on January 1, 2018, the number of shares to be issued to Mr. Kiani pursuant to the restricted share unit award and the cash payment will each be reduced by 10% of the original amount so that after December 31, 2026, no Special Payment will be due. A portion of the Special Payment not to exceed $35.0 million will be paid to Mr. Kiani as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a restrictive covenant agreement by and between Masimo and Mr. Kiani, and will be subject to repayment to us if Mr. Kiani materially breaches any of such obligations.
Pursuant to the 2015 CEO Agreement, if any payment or benefit received or to be received by Mr. Kiani would be subject to any excise tax imposed by Section 4999 of the Code, then the payments and benefits payable to Mr. Kiani will be reduced so that no portion of the payments or benefits payable to Mr. Kiani is subject to the excise tax, but only if the after-tax amount of such payments and benefits, as so reduced, is equal to or greater than the after-tax amount of such payments and benefits without such reduction.

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The 2015 CEO Agreement also provides that in the event of a change in control, we must fund a grantor trust with an amount equal to the aggregate of the cash severance payment to which he would be entitled and the Special Payment, payable to Mr. Kiani in the event of a Qualifying Termination. In the event Mr. Kiani’s employment is not terminated on or prior to the second anniversary of the change in control in a manner entitling him to such payments, the amounts held in the trust will revert to Masimo.
In addition, if Mr. Kiani’s employment under the 2015 CEO Agreement is terminated for any reason other than cause, Mr. Kiani will be entitled to participate in all of our employee benefit plans and programs that he participated in as of the date of his termination for the full term of the 2015 CEO Agreement as long as his participation is possible under the general terms and provisions of the plans. If for any reason Mr. Kiani is not permitted to participate in any of our employee benefit plans or programs after the date of his termination, he will be entitled to reimbursement of the amount paid by Mr. Kiani to obtain similar coverage to that offered by our benefit plans and programs but only up to the amount we would otherwise have paid on behalf of Mr. Kiani as an employee of ours under the 2015 CEO Agreement as of the date of his termination.
For purposes of the 2015 CEO Agreement, termination for “cause” generally means his termination as a result of his willful and continued failure to substantially perform his duties under the 2015 CEO Agreement, his willful engaging in gross misconduct materially injurious to us or his willful violation of the confidentiality and trade secret protection provisions contained in a restrictive covenant agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the entire membership of our Board. Termination for “Good Reason” under the 2015 CEO Agreement generally means a termination of Mr. Kiani’s employment by Mr. Kiani subsequent to (A) a diminution in Mr. Kiani’s responsibilities, duties and authority, including Mr. Kiani ceasing to serve as a chief executive officer of a publicly-traded company or Mr. Kiani ceasing to serve as Chairman of the Board or the designation of any director other than Mr. Kiani as the lead director of the Board, (B) any reduction in Mr. Kiani’s rate of compensation or fringe benefits, (C) Masimo’s failure to comply with certain obligations relating to Mr. Kiani’s compensation or place of work, (D) the provision of a notice not to renew the 2015 CEO Agreement by Masimo, or (E) a “change in control” (as defined below); provided that, in the case of clauses (A), (B) and (C) above, “Good Reason” will not be deemed to exist unless certain notice and cure period conditions are met and Mr. Kiani’s resignation for Good Reason is effective within thirty days after the expiration of the cure period.
A “change in control” under the 2015 CEO Agreement generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in more than one third of the directors on our Board during a rolling twelve month period. For purposes of determining whether a change in control has occurred, a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved will be treated as a member of the Board at the beginning of the twelve month period.
Offer Letters with Other Executive Officers
Messrs. de Raad, Sampath, Lee and McClenahan each signed an offer letter before commencing their employment with us. The offer letters set forth each officer’s position and title, starting salary, health benefits, number of options initially received and the vesting schedule of such options. Additionally, each offer letter states that the officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason. See “Potential Payments upon Termination or Change in Control” below.

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Employee Proprietary Agreements
Each of our NEOs, other than our CEO, has also entered into a standard form agreement with respect to proprietary information and inventions. Our CEO has also entered into an agreement with respect to proprietary information and inventions. Among other things, these agreements obligate each NEO to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of his employment.
2007 Severance Protection Plan
The 2007 Severance Protection Plan (the “Severance Plan”) provides the benefits set forth below to the executives who are eligible to participate in the Severance Plan and who have signed severance agreements with us (the “Severance Agreements”). The Board has the discretion to amend or terminate the Severance Plan prospectively, subject to the limitation that, in the event of a change in control, no amendments may be made during the 36 months following the change in control without a participant’s consent if it would adversely affect the participant’s benefit. The Compensation Committee is the Severance Plan Administrator.
All of the NEOs other than the CEO are participants in the Severance Plan on the terms set forth below. The following general description of the Severance Plan is qualified by the actual terms of the Severance Plan document and the individual Severance Agreements signed by the participants.
Conditions to Severance Benefits. To the extent set forth below, a participant can receive either basic severance benefits or change in control severance benefits, but not both. Generally, in order to receive a basic or change in control severance benefit, the following conditions must be met:

•
the participant must execute, within 60 days of termination, a general release of claims (which becomes irrevocable within such 60-day period), a non-disparagement agreement, an intellectual property nondisclosure agreement, and a non-competition agreement that covers the period during which the participant is receiving severance benefits;

•
a participant entitled to the basic benefit must not have received any change in control severance benefits under the Severance Plan or any severance benefits equal to, or better than, the basic severance benefits pursuant to another arrangement between the participant and us;

•
a participant entitled to the change in control benefit must not have received any basic severance benefits under the Severance Plan or any severance benefits equal to, or better than, the change in control severance benefits pursuant to another arrangement between the participant and us; and

•
the participant must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement, or arrangement with us.

Basic Severance Benefits. All of the NEOs other than the CEO are eligible for these benefits. Basic severance benefits are payable if a participant is terminated without “cause” (as defined below) and are the following:

•
an amount equal to annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of termination, paid in installments according to normal payroll practices over 12 months commencing within 60 days following the participant’s termination;

•	COBRA continuation coverage at Company expense during the 12 months following termination; and

•	the right to purchase life insurance through the Company during the 12 month period following his termination.
However, if a participant commences new employment during the one-year period following termination, any income or benefits received from new employment will reduce (on a dollar-for-dollar basis) these basic severance benefits.

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Change in Control Severance Benefits. All of the NEOs other than the CEO are eligible for the change in control severance benefits described in this paragraph. The change in control severance benefits are payable upon a covered termination (which generally consists of termination by the Company without cause or a termination by the executive for Good Reason upon or within a certain period after a change in control) and consist of the following:

•
if the participant has a covered termination because his current job is not offered to him on the date of the change in control, the participant will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the average annual bonus paid to him over the three-year period prior to the change in control, and (ii) life insurance for the 12-month period following his termination;

•	if the participant has a covered termination for a reason not described in the preceding clause, instead of one times base salary, he will receive two times base salary;

•	the participant will receive COBRA continuation coverage at Company expense during the 12-month period following his termination; and

•
upon the change in control, 50% of the participant’s unvested stock options and other equity-based awards shall be fully accelerated as of the change in control and 100% of the unvested stock options and other equity-based awards shall be fully accelerated upon the participant’s termination under circumstances that entitle him to change in control severance benefits noted above.

Change in control severance amounts will be made in a lump sum cash payment within 60 days following the participant’s termination, provided that the participant has met all of the conditions for his change in control severance payment.
The Plan Administrator has the right to reduce any change in control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Code. In addition, the Plan Administrator may delay the payment or issuance of any severance or change in control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.
Under the Severance Plan:

•
“cause” generally means the participant’s: (i) refusal or failure to perform his duties with us or to comply in all respects with our policies or the policies of any affiliate of ours after notice of a deficiency and failure to cure the deficiency within three business days following notice from us, unless he has delivered a bona fide notice of termination for Good Reason to us, and the reason for the termination has not been cured by us within 30 days of receipt of notice; (ii) engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) commitment of one or more acts of dishonesty; (iv) failure to follow a lawful directive from our chief executive officer; or (v) indictment for any felony, or any misdemeanor involving dishonesty or moral turpitude.

•
“change in control” generally means: (i) a merger or consolidation or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by our stockholders as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our Board, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•
“Good Reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs, and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the participant’s annual salary; (ii) any requirement that the participant change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the participant’s responsibilities.

Voluntary Resignation. Excluding a resignation for Good Reason during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, in the event a participant wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Severance Agreement are effective, he has agreed to provide us with six months advance notice of his resignation.

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Potential Payments upon Termination or Change in Control
The tables below estimate current value of amounts payable to our NEOs in the event that a change in control, termination of employment or both occurred on December 31, 2016, the last business day of Masimo’s fiscal year that ended December 31, 2016. The closing price of our common stock, as reported on the NASDAQ Global Select Market, was $67.40 on December 30, 2016. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the NEO’s qualifying separation from Masimo.
Joe Kiani

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	Upon Death	Upon Disability	By Masimo Without Cause or by Mr. Kiani for Good Reason	Change In Control Without Termination
Number of Option Shares Accelerated	—	—	840,000	—

Value of Option Shares Accelerated	$—	$—	$28,279,800	$—
Special Payment - Value of Restricted Share Unit Award Vesting(2)	—	—	181,980,000	—
Special Payment - Cash Payment(3)	—	—	35,000,000	—
Other Cash Payments	1,545,000	1,545,000	3,734,729	—
Continuation of Benefits(4)	15,198	15,198	15,198	—
Total Cash Benefits and Payments	$1,560,198	$1,560,198	$249,009,727	$—
___________

(1)	Consists of the value of in-the-money stock options held by Mr. Kiani as of December 31, 2016, the vesting of which would be accelerated.

(2)
Upon the qualifying event, all of the 2.7 million shares of common stock subject to the restricted share unit award granted to Mr. Kiani under the 2015 CEO Agreement will become vested. Represents the value of the shares of common stock subject to the restricted share unit award based on the closing stock price of $67.40 per share.

(3)
Upon the qualifying event, the Company shall pay to Mr. Kiani a single lump payment of $35.0 million as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a non-competition and confidentiality agreement between Masimo and Mr. Kiani, and will be subject to repayment to Masimo if Mr. Kiani materially breaches any of such obligations.

(4)
Presumes a remaining term of the 2015 CEO Agreement of one year. Comprised of the cash equivalent of the Company’s cost of standard employee benefits, including health, dental and vision insurance for Mr. Kiani and his eligible dependents for 12 months, and life, accidental death and dismemberment and long-term disability insurance for Mr. Kiani for 12 months.

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Mark de Raad

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control		By Masimo Without Cause or by Mr. de Raad for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Option Shares Accelerated	—		84,000		42,000

Value of Option Shares Accelerated	$—		$3,013,980	(1)	$1,506,990	(2)
Cash Payments	401,700		982,729		—
Continuation of Benefits(3)	26,296	(4)	27,145	(5)	—
Total Cash Benefits and Payments	$427,996		$4,023,854		$1,506,990
___________

(1)	Consists of the value of 100% of the in-the-money stock options held by Mr. de Raad as of December 31, 2016, the vesting of which would be accelerated.

(2)	Consists of the value of 50% of the in-the-money stock options held by Mr. de Raad as of December 31, 2016, the vesting of which would be accelerated.

(3)	Assumes that Mr. de Raad does not commence employment with another employer during the period from January 1, 2017 through December 31, 2017.

(4)	Comprised of health, dental and vision insurance benefits for Mr. de Raad and his eligible dependents for 12 months.

(5)	Comprised of health, dental and vision insurance benefits for Mr. de Raad and his eligible dependents for 12 months and life insurance for Mr. de Raad for 12 months.
Yongsam Lee

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control		By Masimo Without Cause or by Mr. Lee for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Option Shares Accelerated	—		84,000		42,000

Value of Option Shares Accelerated	$—		$3,013,980	(1)	$1,506,990	(2)
Cash Payments	359,773		884,367		—
Continuation of Benefits(3)	26,296	(4)	27,056	(5)	—
Total Cash Benefits and Payments	$386,069		$3,925,403		$1,506,990
___________

(1)	Consists of the value of 100% of the in-the-money stock options held by Mr. Lee as of December 31, 2016, the vesting of which would be accelerated.

(2)	Consists of the value of 50% of the in-the-money stock options held by Mr. Lee as of December 31, 2016, the vesting of which would be accelerated.

(3)	Assumes that Mr. Lee does not commence employment with another employer during the period from January 1, 2017 through December 31, 2017.

(4)	Comprised of health, dental and vision insurance benefits for Mr. Lee and his eligible dependents for 12 months.

(5)	Comprised of health, dental and vision insurance benefits for Mr. Lee and his eligible dependents for 12 months and life insurance for Mr. Lee for 12 months.

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Tom McClenahan

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control		By Masimo Without Cause or by Mr. McClenahan for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Option Shares Accelerated	—		96,000		48,000

Value of Option Shares Accelerated	$—		$3,602,420	(1)	$1,801,210	(2)
Cash Payments	391,400		965,342		—
Continuation of Benefits(3)	25,745	(4)	26,571	(5)	—
Total Cash Benefits and Payments	$417,145		$4,594,333		$1,801,210
___________

(1)	Consists of the value of 100% of the in-the-money stock options held by Mr. McClenahan as of December 31, 2016, the vesting of which would be accelerated.

(2)	Consists of the value of 50% of the in-the-money stock options held by Mr. McClenahan as of December 31, 2016, the vesting of which would be accelerated.

(3)	Assumes that Mr. McClenahan does not commence employment with another employer during the period from January 1, 2017 through December 31, 2017.

(4)	Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months.

(5)	Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months and life insurance for Mr. McClenahan for 12 months.
Anand Sampath

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control		By Masimo Without Cause or by Mr. Sampath for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Option Shares Accelerated			114,000		57,000

Value of Option Shares Accelerated	$—		$4,382,880	(1)	$2,191,440	(2)
Cash Payments	432,600		1,050,187		—
Continuation of Benefits(3)	28,319	(4)	29,234	(5)	—
Total Cash Benefits and Payments	$460,919		$5,462,301		$2,191,440
___________

(1)	Consists of the value of 100% of the in-the-money stock options held by Mr. Sampath as of December 31, 2016, the vesting of which would be accelerated.

(2)	Consists of the value of 50% of the in-the-money stock options held by Mr. Sampath as of December 31, 2016, the vesting of which would be accelerated.

(3)	Assumes that Mr. Sampath does not commence employment with another employer during the period from January 1, 2017 through December 31, 2017.

(4)	Comprised of health, dental and vision insurance benefits for Mr. Sampath and his dependents for 12 months.

(5)	Comprised of health, dental and vision insurance benefits for Mr. Sampath and his dependents for 12 months and life insurance for Mr. Sampath for 12 months.

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AUDIT RELATED MATTERS
Audit Committee Report
Our Audit Committee is composed of “independent directors”, as determined in accordance with NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our internet website at http://ir.masimo.com under “Corporate Governance”.
As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally-accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for fiscal year 2016.
The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;

•
discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16 Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•
received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Grant Thornton LLP as part of the committee’s quarterly meetings.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending December 30, 2017, and is seeking ratification of the selection by Masimo’s stockholders.

Audit Committee
Mr. Sanford Fitch
Mr. Adam Mikkelson
Mr. Craig Reynolds
This foregoing audit committee report is not “soliciting material”, is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

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Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.
The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the independent registered public accounting firm’s independence.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to Masimo for the fiscal years ended December 31, 2016 and January 2, 2016 by Grant Thornton LLP, our independent registered public accounting firm for such periods. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	December 31, 2016	January 2, 2016
Audit Fees(1)	$1,791,354	$1,626,995
Audit-Related Fees(2)	81,972	110,167
Tax Fees(3)	37,292	64,332
All Other Fees	—	—
Total Fees	$1,910,618	$1,801,494
___________

(1)
Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements, including performance of the attestation procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are traditionally performed by our independent registered public accounting firm and include fees reasonably related to the performance of the audit or review of our interim consolidated financial statements and not reported under the caption “Audit Fees”. For the fiscal year ended December 31, 2016, these services included fees primarily for the audit of our retirement savings plan. For the fiscal year ended January 2, 2016, these services included fees primarily for the audit of our retirement savings plan.

(3)	Tax fees consist of fees for preparation of our federal and state income tax returns, general consultation and international tax research.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS
Overview
The term of office for Class I directors expires in 2017. Based on the recommendation of our Nominating, Compliance and Corporate Governance Committee, the Board has nominated Dr. Steven J. Barker and Mr. Sanford Fitch for election to the Board as Class I directors. If elected at the Annual Meeting, each of Dr. Steven J. Barker and Mr. Sanford Fitch would serve until the 2020 Annual Meeting of Stockholders and until his successor is elected and qualified or, if sooner, until his death, resignation or removal.
Our Bylaws provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast “For” the nominee exceeds the number of votes cast “Against” the nominee. Under our Bylaws, in the event an incumbent nominee does not receive a majority of the votes cast for the incumbent director’s re-election, the incumbent director is required to promptly tender his resignation to the Board. Our Nominating, Compliance and Corporate Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will then decide whether to accept or reject the resignation, taking into account the Nominating, Compliance and Corporate Governance Committee’s recommendation. The determination of our Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by our Board, the director will continue to serve until his successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by our Board, then our Board may fill any resulting vacancy or decrease the size of the Board.
Nominees
The Nominating, Compliance and Corporate Governance Committee recommends, and the Board nominated, the following individual for election for a three-year (Class I) term expiring at the 2020 Annual Meeting of Stockholders:

Nominees	Term in Office
Steven J. Barker, M.D., Ph.D.	Continuing in Office Until the 2017 Annual Meeting of the Stockholders
Sanford Fitch	Continuing in Office Until the 2017 Annual Meeting of the Stockholders
The nominees have agreed to serve as directors if elected. We have no reason to believe that the nominees will be unable to serve. The section titled “Board of Directors” beginning on page 17 of this Proxy Statement contains the nominees’ biographies.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.
The following directors will remain in office until the date specified below:

Current Directors	Class and Remaining Term in Office
Thomas Harkin	Class II - Continuing in Office Until the 2018 Annual Meeting of the Stockholders
Joe Kiani	Class II - Continuing in Office Until the 2018 Annual Meeting of the Stockholders
Adam Mikkelson	Class III - Continuing in Office Until the 2019 Annual Meeting of the Stockholders
Craig Reynolds	Class III - Continuing in Office Until the 2019 Annual Meeting of the Stockholders

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PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 30, 2017, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Grant Thornton was appointed as our independent registered public accounting firm in July 2006 and has reported on our consolidated financial statements for years 2005-2017. The decision to select Grant Thornton as our independent registered public accounting firm for fiscal year 2017 (ending December 30, 2017) was recommended by our Audit Committee and approved by our Board.
Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Masimo and our stockholders.
Although our stockholders are not required to ratify the selection of Grant Thornton as our independent registered public accounting firm, because we have submitted the ratification of our registered public accounting firm for approval by stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 30, 2017.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
OUR FISCAL YEAR ENDING DECEMBER 30, 2017.

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PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in this Proxy Statement in the section titled “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement, and the compensation tables beginning on page 61 of this Proxy Statement, and any related narrative discussion contained in this Proxy Statement.
Throughout 2016, we experienced strong product revenue growth around the world with a combination of additional new customers, higher utilization of our installed base of pulse oximeters, and incremental contributions from our new products. We attribute our strong fiscal 2016 financial performance to our execution of our ten year plan, which has given us the ability to grow our top line product revenue, product margins and operating margins, without sacrificing what our customers expect from us; great innovation and excellent service.
Some of our more notable fiscal 2016 financial and operational highlights included:

▪	Our closing stock price of $67.40 per share on the last trading day of fiscal 2016 represented a 62.4% increase from the closing stock price of $41.51 per share on the last trading day of fiscal 2015.

▪	Product revenues significantly exceeded the guidance we issued at the beginning of the year and increased by 10.8% to $663.8 million, as compared to product revenues of $599.3 million in fiscal 2015.

▪	Total revenues, including royalties, increased to $694.6 million, up 10.2% from $630.1 million in fiscal 2015.

▪	Masimo rainbow® product revenues increased to $66.7 million, up 7.8% from $61.8 million in fiscal 2015.

▪
Masimo SET® and rainbow SET™ shipments totaled 186,000 units, up from 182,600 in the prior year, setting a new Masimo record and resulting in an estimated installed base of more than 1,504,000 circuit boards and pulse oximeters as of December 31, 2016.

▪
Product gross profit margins increased from 63.3% to 65.2% due primarily to a combination of favorable product mix, the benefits of the Company’s value engineering activities and other cost reduction programs.

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Net income per diluted share was $5.65, up 264.5% from $1.55 in 2015. Included in our fiscal 2016 net income per diluted share was $3.49 per diluted share related to the Litigation Settlement, which was offset by $0.06 per diluted share for a charitable donation made from the settlement proceeds.

▪	Financial performance metrics included return on assets of 37%, return on capital of 54% and return on equity of 54%.

▪	Completed share repurchases approximating 1,496,000 shares at an average cost of $42.39 per share.
In addition to these strong fiscal 2016 financial and operational results, fiscal 2016 also included a number of other important milestones:

▪
In November 2016, we realized an important achievement by finalizing a multi-year business partnership arrangement for patient monitoring and select therapy solutions with Koninklijke Philips N.V., including the Litigation Settlement, that resulted in a $300 million payment to the Company and the dismissal, with prejudice, of all pending legal disputes between the companies, including the patent infringement and antitrust lawsuits. We believe that this partnership arrangement will increase the adoption rate of our innovative technologies, including rainbow® technology, and result in improved outcomes for patients and reduced cost of care for hospitals.

▪	Throughout fiscal 2016, we continued to deliver exciting new technologies and products into the market including MightySat™ with RRp™, next generation SedLine®, Radius-7™ with rainbow® and Rad-97™.

| 2017 Proxy Statement

Our Compensation Committee, in response to stockholder feedback and after consultation with a new nationally recognized executive compensation consulting firm, Compensia, has made several important executive compensation changes for fiscal 2017, including:

▪
Adoption of the 2017 Equity Plan, subject to stockholder approval, to replace our 2007 Stock Incentive Plan. The 2017 Equity Plan, among other things, eliminates the annual “evergreen” provision contained in the 2007 Stock Incentive Plan; and

▪	Adoption of the Executive Bonus Incentive Plan, subject to stockholder approval, which provides for performance-based bonus awards for our executive officers.
In light of the above, we believe that the compensation of our named executive officers for fiscal 2016 was appropriate and reasonable and reflected the Company’s performance for the year.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Masimo Corporation approve, on an advisory basis, our named executive officer compensation for fiscal 2016, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.”
While this stockholder vote on executive compensation is merely advisory and will not be binding upon us or the Board or our Compensation Committee, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS
DESCRIBED IN THIS PROXY STATEMENT

| 2017 Proxy Statement

PROPOSAL NO. 4
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act also provides that our stockholders be given the opportunity to indicate their preference regarding how frequently we should solicit a non-binding advisory resolution to approve the compensation of our named executive officers. Accordingly, and as required by Section 14A of the Exchange Act, we are asking our stockholders to indicate whether they would prefer an advisory resolution every year, every other year or every three years. For the reasons described below, the Board recommends that the stockholders select a frequency of every year. Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “every year” (an annual vote), “every other year” (a biennial vote), or “every three years” (a triennial vote), or “abstain”.
The Board believes that annual (every year) advisory resolutions will allow our stockholders to provide timely, direct input on the Company’s compensation program based on the most recent information disclosed in our proxy statements each year. The Board therefore believes that an annual advisory resolution is consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Additionally, it is the Company’s current practice to conduct annual advisory resolutions to approve named executive officer compensation, and the continuation of this practice would provide the Board with a consistent level of feedback from our stockholders related to our executive compensation program.
The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency of future advisory resolutions to approve named executive officer compensation that has been selected by our stockholders. However, because this vote is advisory and not binding on the Board or on the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory resolutions to approve named executive officer compensation more or less frequently than the option approved by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
THAT STOCKHOLDERS VOTE FOR A FREQUENCY PERIOD OF “EVERY YEAR” (AN ANNUAL VOTE) FOR FUTURE ADVISORY RESOLUTIONS TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

| 2017 Proxy Statement

PROPOSAL NO. 5
APPROVAL OF MASIMO CORPORATION 2017 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the 2017 Equity Plan and its material terms. The Board adopted the 2017 Equity Plan on March 17, 2017, subject to approval from our stockholders at the Annual Meeting. If approved by our stockholders, the 2017 Equity Plan will become effective as of the date of the Annual Meeting and will replace our current 2007 Stock Incentive Plan (the “Existing Plan”) and no awards will be granted under the Existing Plan thereafter. Whether or not the 2017 Equity Plan is approved by our stockholders at the Annual Meeting, the Existing Plan will expire in August 2017, although the Existing Plan will continue to govern awards previously granted under it.
The Board believes that the future success of the Company depends on our ability to attract and retain the best available employees, directors and other service providers (collectively, “personnel”) and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company. The Company’s personnel are our most valuable assets. As discussed under “Compensation Discussion Analysis—Components of our Compensation Program” above, the Board believes that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving our personnel an opportunity to hold an ownership stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company.
As of March 15, 2017, the Company had approximately 5.8 million shares of common stock remaining available for grant under the Existing Plan. In addition, options to purchase 4.7 million shares of common stock and 2.7 million unvested shares of common stock subject to restricted share units were outstanding under the Existing Plan as of March 15, 2017.
The 2017 Equity Plan seeks an authorization of (i) the total number of shares of common stock reserved under the Existing Plan as of 12:01 a.m. Pacific Time on the date the 2017 Equity Plan becomes effective that are not reserved for awards outstanding under the Existing Plan as of the date the 2017 Equity Plan becomes effective (the “Initial Shares”), plus (ii) any shares subject to awards outstanding under the Existing Plan as of 12:01 a.m. Pacific Time on the date the 2017 Equity Plan becomes effective that, on or after the date the 2017 Equity Plan becomes effective, expire or otherwise terminate without having been exercised in full and shares of common stock issued pursuant to awards granted under the Existing Plan that are forfeited to the Company, with the maximum number of shares of common stock to be added to the 2017 Equity Plan pursuant to the foregoing clause, when combined with the Initial Shares, to be equal to 5,000,000 shares, subject to adjustment for recapitalizations, stock splits, reorganizations, reclassifications and other events, as set forth in the 2017 Equity Plan. As a result, the initial number of shares to be reserved under the 2017 Equity Plan will be no greater than the total number of shares already reserved under the Existing Plan as of the time the 2017 Equity Plan becomes effective. Therefore, we are not increasing the total number of shares available for issuance under our equity plans with the adoption of the 2017 Equity Plan and any future increases in the shares reserved under the 2017 Equity Plan will require further stockholder approval.
If our stockholders do not approve the 2017 Equity Plan, the 2017 Equity Plan will not become effective. In that case, although the Existing Plan will continue to be administered in its current form, it will expire in August 2017. After that time, we will not be able to continue to utilize equity incentives, which we believe are a key element of our ability to attract, motivate and retain executive talent, key engineers, sales representatives, clinical specialists and other key personnel. Competition for qualified personnel in our industry is significant. As competition for senior management, engineers and field sales personnel intensifies, we may not be able to retain our personnel without an equity-based incentive compensation plan.
The 2017 Equity Plan is intended to provide its Administrator (as defined below under “Administration”) with the discretion (but not the obligation) to pay performance-based compensation that would be fully deductible for federal income tax purposes. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit.  To enable compensation in connection with stock options, stock

| 2017 Proxy Statement

appreciation rights and certain restricted stock grants, restricted stock units, performance shares, performance units and performance bonuses awarded under the 2017 Equity Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2017 Equity Plan limits the sizes of such awards as further described below.  By approving the 2017 Equity Plan, our stockholders will be approving, among other things, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the 2017 Equity Plan and awards granted under the 2017 Equity Plan.  Notwithstanding the foregoing, we retain the ability to grant equity awards under the 2017 Equity Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).
In determining the number of shares to be reserved for issuance under the 2017 Equity Plan, the Compensation Committee and the Board considered the following:

•
Remain Competitive by Attracting and Retaining Talent. The Board and the Compensation Committee considered the importance of maintaining an ongoing equity incentive program to attract, retain and reward our employees, directors and other service providers.

•
Past Number of Shares Granted Under the Existing Plan. Over the last three fiscal years, we granted equity awards representing a total of 6.8 million shares. This level of share usage would deplete the proposed shares available under the 2017 Equity Plan by the end of 2019, although we cannot predict the level of future equity awards. We also intend for the share reserve to have a sufficient number of shares in the event that we hire senior level employees in the next few years, in order to be able to provide a competitive new hire package to recruit them to join us. We believe that the 2017 Equity Plan’s proposed share reserve described above (and detailed below under “-Authorized Shares”) will be sufficient to help us continue to achieve our goals of attracting, motivating and retaining new personnel, including senior level employees.

Our executive officers and directors have an interest in the approval of the 2017 Equity Plan by our stockholders because they are eligible for awards under the 2017 Equity Plan.
Key Features of the 2017 Equity Plan
Key features of the 2017 Equity Plan include:

•
The 2017 Equity Plan will be administered by the Compensation Committee of the Board, which is comprised entirely of independent, non-employee directors (subject to the Compensation Committee’s discretion to make certain delegations of authority according to the terms of the 2017 Equity Plan).

•
Unlike the Existing Plan, the 2017 Equity Plan does not contain an annual “evergreen” provision that increases the number of shares available for issuance each year. The 2017 Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares that may be issued subject to awards under the 2017 Equity Plan. Because the Existing Plan has an annual “evergreen” provision and the 2017 Equity Plan does not, the replacement of the Existing Plan with the 2017 Equity Plan effectively would have a long-term net effect of reducing the number of shares that will be available for issuance under the Company’s equity plans without further approval of our Board or Compensation Committee and our stockholders.

•
The initial number of shares to be reserved under the 2017 Equity Plan will be no greater than the total number of shares already reserved under the Existing Plan as of the time the 2017 Equity Plan becomes effective.

•	Stock options and stock appreciation rights granted under the 2017 Equity Plan may not be repriced without stockholder approval of an “Exchange Program” (as defined in the 2017 Equity Plan).

•
Shares used to pay the exercise price of an award, any shares withheld for taxes and any shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options will not be available again for grant under the 2017 Equity Plan.

•	The 2017 Equity Plan share reserve will also be reduced by the full amount of shares exercised pursuant to stock appreciation rights, regardless of the actual number of shares issued under the award.

| 2017 Proxy Statement

•
In order to make awards that qualify for exemption from Section 162(m), the 2017 Equity Plan includes a maximum number of shares subject to awards, and a maximum value of cash awards, that could be granted or payable in each fiscal year of the Company to any individual. The 2017 Equity Plan also includes a separate maximum number of shares subject to awards that could be granted in each fiscal year of the Company to non-employee members of the Board.

•
The 2017 Equity Plan includes the minimum vesting requirements described below under “Administration”, and does not provide for automatic vesting of outstanding equity awards based solely on the occurrence of a change in control unless awards are not assumed or substituted for in connection with the change in control.

•
The 2017 Equity Plan permits the Administrator to reduce, cancel and/or recoup awards granted under the 2017 Equity Plan upon the occurrence of certain events such as conduct by a participant that is detrimental to the business or reputation of the Company.

•
The 2017 Equity Plan permits the Administrator to exercise negative discretion to reduce or eliminate the amount of the performance units, performance shares or performance bonuses earned by a participant if, in the Administrator’s sole discretion, such reduction or elimination is appropriate.

•
In general, awards under the 2017 Equity Plan may not be sold, pledged, assigned, transferred or otherwise encumbered by the person to whom they are granted, other than by will or by the laws of descent or distribution, unless approved by the Administrator.

•	The 2017 Equity Plan does not provide for, or authorize, any tax gross-ups.

•
The 2017 Equity Plan generally prohibits the grant of options or stock appreciation rights with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

The 2017 Equity Plan is attached as Appendix B to this Proxy Statement. The following summary of the 2017 Equity Plan does not contain all of the terms and conditions of the 2017 Equity Plan, and is qualified in its entirety by reference to the 2017 Equity Plan. You should refer to Appendix B for the full terms and conditions of the 2017 Equity Plan.
Summary of the 2017 Equity Plan
General
The purposes of the 2017 Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, Board members and consultants, to promote the success of the Company’s business and to replace the Existing Plan. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares, performance bonus awards and other stock or cash awards as the Administrator determines.
Authorized Shares
Subject to the adjustment provisions in the 2017 Equity Plan, our stockholders are being asked to approve the reservation of the Initial Shares for issuance under the 2017 Equity Plan, plus any shares of common stock subject to stock options or other awards granted under the Existing Plan that, on or after the date the 2017 Equity Plan becomes effective, expire or otherwise terminate without having been exercised in full and shares of common stock issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of shares of common stock to be added to the 2017 Equity Plan pursuant to the foregoing clause, when combined with the Initial Shares, to be equal to 5,000,000 shares. The shares available for issuance under the 2017 Equity Plan may be authorized, but unissued, or reacquired common stock of the Company.
If any award granted under the 2017 Equity Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program approved by our stockholders or is forfeited to or repurchased by the Company, the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or issuance under the 2017 Equity Plan. With respect to stock appreciation rights, all of the shares of

| 2017 Proxy Statement

common stock covered by the award (that is, shares actually issued pursuant to a stock appreciation right, as well as the shares that represent payment of the exercise price) will cease to be available under the 2017 Equity Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations of an award will not become available for future grant or issuance under the 2017 Equity Plan. Payment of cash rather than shares pursuant to an award will not reduce the number of shares available for issuance under the 2017 Equity Plan. Subject to the adjustment provisions of the 2017 Equity Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options is the total number of shares reserved for issuance as described above plus, to the extent permitted by the incentive stock option rules, the number of shares that become available for issuance under the 2017 Equity Plan, as set forth in this paragraph.
Individual Award Limitations
The 2017 Equity Plan contains annual grant limits intended to permit awards to qualify as performance-based compensation under Section 162(m). Specifically, the maximum number of shares of our common stock and/or dollars that may be granted or issued under the 2017 Equity Plan to any one individual (other than a non-employee director) during a fiscal year of the Company is as follows: (i) the maximum number of shares subject to stock-based awards other than stock options and stock appreciation rights granted to any one individual shall not exceed 3,000,000 shares (subject to adjustment for recapitalizations, stock splits, reorganizations, reclassifications and other events, as set forth in the 2017 Equity Plan), (ii) the maximum number of shares subject to awards that are stock-based awards in the form of stock options and stock appreciation rights shall not exceed 3,000,000 shares (subject to adjustment for recapitalizations, stock splits, reorganizations, reclassifications and other events, as set forth in the 2017 Equity Plan), and (iii) the maximum amount of cash or cash payments that may be received by any one individual shall not exceed $3,000,000.
Non-employee Director Award Limitations
Separately, apart from Section 162(m), the 2017 Equity Plan provides that the total compensation payable to a non-employee director in any fiscal year, other than such non-employee director’s first year of service as a non-employee director, for service as a non-employee director will be limited to $400,000, with the compensation resulting from awards determined based on the grant date fair value of such awards. A non-employee director may receive up to an additional $3,000,000 in compensation during his or her first year of service as a non-employee director.
Administration
The 2017 Equity Plan will be administered by the Administrator, which refers collectively to the Board and any committee (or committees) of the Board that is comprised of individuals that satisfy the requirements of applicable laws. To make grants to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), the members of the committee must qualify as “non-employee directors” under Rule 16b-3. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), the 2017 Equity Plan must be administered by a committee consisting of two or more “outside directors” within the meaning of Section 162(m). The Administrator may delegate day-to-day administration of the 2017 Equity Plan, and any of the functions assigned to it, to one or more individuals.
Subject to the terms of the 2017 Equity Plan, among other things, the Administrator has the power and the sole discretion to determine the fair market value of a share of the Company’s common stock for purposes of the 2017 Equity Plan, to select the employees, consultants and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares of common stock relating thereto), to modify or amend an award subject to the restrictions of the 2017 Equity Plan, and to interpret the provisions of the 2017 Equity Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares under an award. The Administrator may approve award agreements for use under the 2017 Equity Plan and make rules and regulations, including rules and regulations relating to sub-plans established for the purpose of satisfying foreign laws (or qualifying for favorable tax treatment under them). The Administrator also may institute and determine the terms

| 2017 Proxy Statement

and conditions of an exchange program (with the prior consent of our stockholders). The Administrator may make all other determinations deemed necessary or advisable for administering the 2017 Equity Plan. The Administrator’s determinations will be final and binding on all participants and holders of awards and will be given the maximum deference permitted by law. The 2017 Equity Plan is governed by Delaware law and includes provisions designed to expedite the assertion and resolution of claims, as well as to assure compliance with applicable data privacy laws.
The 2017 Equity Plan provides that awards granted under the 2017 Equity Plan to service providers in their capacities as employees must generally vest over a period of not less than one year following the date of grant; however, awards that result in the issuance of an aggregate of up to 5% of the shares available under the 2017 Equity Plan may be granted to any one or more service providers of the Company without respect to such minimum vesting provisions.
No Repricings Without Stockholder Approval
The Administrator may not implement any Exchange Program whereby the exercise prices of outstanding awards may be increased or reduced, outstanding awards may be surrendered or cancelled in exchange for cash or awards with a higher or lower exercise price, or outstanding awards may be transferred to a financial institution or other person or entity selected by the Administrator, unless it is approved by our stockholders.
Eligibility
Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary of the Company. However, incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary of the Company. As of March 15, 2017, there were approximately 1,325 employees (including seven executive officers), 150 consultants/contractors and five non-employee directors who would be eligible to receive awards under the 2017 Equity Plan.
Options
Each option is evidenced by a stock option agreement that specifies the exercise price, the term of the option, forms of consideration for exercise and such other terms and conditions as the Administrator determines. The exercise price per share of each option granted under the 2017 Equity Plan may not be less than the fair market value of a share of our common stock on the date of grant, and an incentive stock option granted to a person who at the time of grant owns stock of the Company representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. Generally, the fair market value of our common stock is the closing price of our common stock on the NASDAQ Global Select Market on the relevant date.
Options will be exercisable at such times and under such conditions as are determined by the Administrator and as set forth in the applicable award agreement. An option is deemed exercised when the Company receives notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Until shares subject to an option are issued, the participant will have no rights to vote or receive dividends or any other rights as a stockholder with respect to such shares. The maximum term of an option will be specified in the award agreement; however, an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.
Restricted Stock
Awards of restricted stock are rights to receive or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares subject to the award, any period of restriction and other terms and conditions of the award, as determined by the Administrator.
Restricted stock awards may (but are not required to) be subject to vesting conditions, as the Administrator specifies, and the shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. During any period of restriction, the participant has full voting rights and will be entitled to receive dividends and other

| 2017 Proxy Statement

distributions with respect to the shares subject to the restricted stock unless the Administrator determines otherwise. Such dividends and other distributions, if any, will be subject to the same restrictions as the shares of restricted stock on which they were paid. The Administrator, in its sole discretion, may reduce or waive any vesting criteria or accelerate the time at which any restrictions will lapse or be removed. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.
Restricted Stock Units
Restricted stock units represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2017 Equity Plan will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, vesting criteria, the form of payout and other terms and conditions of the award, as determined by the Administrator.
Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be settled, in the sole discretion of the Administrator, in the form of cash, shares or in a combination of cash and shares. The Administrator may establish vesting criteria in its discretion, which may be based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which may include the performance goals listed below, and, depending on the extent to which the vesting criteria are met, will determine the number of restricted stock units to be paid out to participants.
After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned shares subject to restricted stock units as of the date set forth in the award agreement.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of the shares underlying the award between the date of grant and the date of exercise. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the amount of the appreciation in cash, in shares or in some combination of cash and shares.
Each stock appreciation right granted under the 2017 Equity Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award, as determined by the Administrator. The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. The term of a stock appreciation right will be no more than ten years from the date of grant.
Performance Units, Performance Shares and Performance Bonus Awards
Performance units, performance shares and performance bonus awards are awards that will result in a payment to a participant if specified performance goals are achieved during a specified performance period. Each performance unit will have an initial value determined by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant.
Each award of performance units, performance shares or performance bonus awards granted under the 2017 Equity Plan will be evidenced by an award agreement specifying the number of performance units or shares or the amount of the performance bonus award (as applicable), the vesting conditions (as applicable), the performance period and other terms and conditions of the award, as determined by the Administrator. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Earned performance units and performance shares will be paid, in the sole discretion

| 2017 Proxy Statement

of the Administrator, in the form of cash, shares or in a combination of cash and shares. Earned performance bonus awards will be paid in cash.
After the grant of a performance unit, performance share or performance bonus award that is not intended to qualify as “performance-based compensation” that is exempt from Section 162(m), the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units, shares or bonus awards and accelerate the time at which any restrictions will lapse or be removed. In addition, the Administrator may reduce or eliminate the amount of the performance units, performance shares or performance bonus award earned by a participant through the use of negative discretion if, in the Administrator’s sole discretion, such reduction or elimination is appropriate and will not cause the award to fail to qualify as “performance-based compensation” that is exempt from Section 162(m). A participant will forfeit any performance units, performance shares or performance bonus awards that are unearned or unvested as of the date set forth in the award agreement.
Dividend Equivalents
A dividend equivalent is a credit payable in cash or shares, as determined by the Administrator, to the account of a participant in an amount equal to the cash dividends paid on shares subject to an award other than restricted stock or unexercised stock appreciation rights. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant will be entitled to receive dividend equivalents on shares subject to an award having a record date prior to the date on which the shares are settled or forfeited. The Administrator will determine the terms and conditions of any dividend equivalents credited to an award under the 2017 Equity Plan. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award so that it represents the right to receive, upon settlement, any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the shares issuable upon settlement of the award and any new, substituted or additional securities or other property will be subject to the same vesting conditions as are applicable to the award. Dividend equivalents are subject to the same individual award limitations (described below) that apply to awards of restricted stock units, performance shares, performance units or performance bonus awards, to which the dividend equivalents relate.
Other Awards
The 2017 Equity Plan permits the Administrator to grant other stock or cash awards under the 2017 Equity Plan subject to the terms and conditions determined by the Administrator.
Adjustments Upon Certain Events
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2017 Equity Plan, will adjust the number and class of shares that may be delivered under the 2017 Equity Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the individual award limitations (as described above).
Performance Goals
The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the Administrator desires that an award of restricted stock, restricted stock units, performance shares, performance units or performance bonus awards under the 2017 Equity Plan qualify as performance-based compensation under Section 162(m), then the award may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement

| 2017 Proxy Statement

using one or more of the following measures: research and development milestones; business divestitures and acquisitions; cash flow; cash position and cash equivalents; collaboration arrangements; collaboration progression; credit rating; customer service; earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings); earnings per share; economic value added; employee retention; employee satisfaction; expenses, including expense reduction; financing events; gross margin; growth with respect to any of the foregoing measures; growth in bookings; growth in revenues; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; inventory balance; inventory turnover ratio; market share; net income; net profit; net sales; new product development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; pre-tax profit; product approvals; product sales; productivity; projects in development; regulatory filings and/or approvals; return on assets; return on capital; return on stockholder equity; return on investment; return on sales; revenue (which may include product, royalty, licensing, total and/or other revenue); revenue growth; sales growth; sales results; stock price; strategic transactions; time to market; total stockholder return; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; working capital; and objective operating goals, objective employee metrics, and other objective financial or other metrics relating to the progress of the Company or to a subsidiary, division or department thereof. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals, in relative terms, on a per-share or per-capita basis, against the performance of the Company as a whole or a segment of the Company and/or on a pre-tax or after-tax basis. Prior to the latest date that would meet the requirements under Section 162(m), the Administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient. In all other respects, performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles or under a methodology established by the Administrator prior to the issuance of the award.
Notwithstanding any other terms of the 2017 Equity Plan, if an award granted to a participant is intended to qualify as performance-based compensation under Section 162(m), then in determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator deems relevant to the assessment of individual or corporate performance for the performance period. A participant may receive payment under such an award only if the performance goals for the performance period are achieved (unless otherwise permitted by Section 162(m) and determined by the Administrator).
Transferability of Awards
Unless the Administrator determines otherwise, awards granted under the 2017 Equity Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, and awards may be exercised, during the lifetime of the participant, only by the participant.
Change in Control
In the event of a merger or “change in control” of the Company (as defined in the 2017 Equity Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that outstanding awards be continued by the Company (if the Company is a surviving corporation) or awards be assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.
If the successor corporation does not assume or substitute outstanding awards, options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant that the option or stock appreciation

| 2017 Proxy Statement

right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquirer), then his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and all performance goals or other vesting requirements will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.
Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed transaction to the extent the award has not been previously exercised (in the case of stock options and stock appreciation rights) or has not been settled through an issuance of shares or a cash payment to the participant (in the case of other awards).
Forfeiture of Awards
The Administrator may provide in an award agreement that an award granted under the 2017 Equity Plan is subject to reduction, cancellation, forfeiture or recoupment upon certain specified events, such as (without limitation) fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material policies of the Company and/or a subsidiary of the Company, breach of non-competition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its subsidiaries. The Administrator may also require awards granted under the 2017 Equity Plan to be reduced, cancelled, forfeited or subject to recoupment to the extent required by applicable laws.
Duration, Amendment and Termination
The 2017 Equity Plan will automatically terminate ten years from the date of its approval by our stockholders, unless terminated at an earlier time by the Administrator. The Administrator may terminate, amend or suspend the 2017 Equity Plan at any time; however, the 2017 Equity Plan requires the Company to obtain stockholder approval for any amendment to the extent necessary and desirable to comply with applicable laws. No termination or amendment may materially impair the rights of any participant unless either mutually agreed otherwise between the participant and the Administrator or for limited other reasons as set forth in the 2017 Equity Plan.
Summary of U.S. Federal Income Tax Consequences
The following paragraphs are intended as a summary of the U.S. federal income tax consequences to U.S. taxpayers and the Company of equity awards granted under the 2017 Equity Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences. Tax consequences for any particular individual may be different.
Incentive Stock Options
A participant recognizes no taxable income as the result of the grant of an incentive stock option that qualifies under Section 422 of the Code, nor as the result of its exercise (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she

| 2017 Proxy Statement

generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Nonstatutory Stock Options
A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Stock Appreciation Rights
A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be treated as long-term or short-term capital gain or loss, depending on the holding period.
Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance Bonus Awards and Other Stock-based Awards
A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares, performance unit or other stock-based award is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted. A participant generally will not have taxable income at the time a performance bonus award is granted. Instead, he or she will recognize ordinary income in the first taxable year in which the performance bonus award is paid to the participant.
Section 409A of the Code
Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2017 Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2017 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable

| 2017 Proxy Statement

guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1.0 million. However, we can preserve the deductibility of certain compensation in excess of $1.0 million if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2017 Equity Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights and establishing performance criteria that must be met before the award will actually vest or be paid. The 2017 Equity Plan has been designed to permit (but not require) the Administrator to grant awards that are intended to qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m).
New Plan Benefits
The number of awards that an employee, Board member or consultant may receive under the 2017 Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance. For illustrative purposes only, the following table sets forth (i) the aggregate number of shares subject to options granted under the Existing Plan during the last fiscal year to our named executive officers, to all current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares subject to awards of restricted share units granted under the Existing Plan during the last fiscal year to our named executive officers, to all executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group, and (iv) the dollar value of such restricted share unit awards based on $67.40 per share, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of our 2016 fiscal year.

Name of Individual or Group and Position	Number of Shares Subject to Options	Average Per Share Exercise Price	Number of Shares Subject to Restricted Share Units	Dollar Value of Shares Subject to Restricted Share Units
Joe Kiani, Chief Executive Officer and Chairman (PEO)	300,000	$37.84	—	$—

Mark de Raad, Executive Vice President, Chief Financial Officer & Corporate Secretary (PFO)	30,000	37.84	—	—

Yongsam Lee, Executive Vice President, Chief Information Officer	30,000	37.84	—	—

Tom McClenahan, Executive Vice President, General Counsel & Corporate Secretary	30,000	37.84	—	—

Anand Sampath, Chief Operating Officer	30,000	37.84	—	—

All current executive officers, as a group (7 persons)	60,000	37.84	—	—

All directors who are not executive officers, as a group	—	—	6,498	279,999

All employees who are not executive officers, as a group	810,100	41.18	—	—

Certain Interests of Directors
In considering the recommendation of our Board with respect to the approval of the material terms of the 2017 Equity Plan, stockholders should be aware that members of our Board have certain interests that may present them with conflicts of interest in connection with such proposal. Specifically, members of our Board are eligible to receive awards under the 2017 Equity Plan. Our Board recognizes that approval of this proposal may benefit certain of our directors and their successors.

| 2017 Proxy Statement

Required Vote and Board of Directors Recommendation
In order for the 2017 Equity Plan to be approved, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal at the Annual Meeting. Should such stockholder approval not be obtained, then the 2017 Equity Plan will not be implemented and no awards will be granted under the 2017 Equity Plan. In that event, the Existing Plan will remain in effect, and awards may continue to be made pursuant to the provisions of the Existing Plan until the earlier of the depletion of its share reserve or its expiration in August 2017 (or earlier in accordance with its terms).
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE APPROVAL OF OUR 2017 EQUITY INCENTIVE PLAN.

| 2017 Proxy Statement

PROPOSAL NO. 6
APPROVAL OF MASIMO CORPORATION EXECUTIVE BONUS INCENTIVE PLAN
We are asking our stockholders to approve a new Masimo Corporation Executive Bonus Incentive Plan (the “Bonus Plan”) and its material terms. The Compensation Committee adopted the Bonus Plan on March 17, 2017 and our Board of Directors is recommending that our stockholders approve the Bonus Plan so that we may seek to qualify performance-based cash incentives made under the Bonus Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).
The Bonus Plan is intended to allow the Compensation Committee to seek to pay performance-based compensation that would be fully deductible for federal income tax purposes. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are excluded from this deductibility limit. To enable performance-based cash incentives paid under the Bonus Plan to qualify as performance-based compensation within the meaning of Section 162(m), the material terms of the Bonus Plan must be approved by our stockholders.
If our stockholders approve the Bonus Plan, the Bonus Plan may be used for performance-based cash incentive awards to eligible Company executives beginning in the Company’s 2017 fiscal year. If our stockholders do not approve the Bonus Plan, we will not use this Bonus Plan and will not make bonus awards under it, and any awards made under the Bonus Plan before the Annual Meeting will be null and void. Whether or not the Bonus Plan receives stockholder approval, the Company will continue to have the authority to pay cash bonuses under a plan, program or award that does not necessarily provide performance-based compensation for Section 162(m) purposes.
Because of the fact-based nature of the “performance-based” compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the bonus payments under the Bonus Plan will qualify for exemption under Section 162(m) or that we will claim any such deduction for any particular bonus or all bonuses under the Bonus Plan.
Approval of the Bonus Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
Summary of the Executive Bonus Compensation Plan
The Bonus Plan is attached as Appendix C to this Proxy Statement. The following summary of the Bonus Plan does not contain all of the terms and conditions of the Bonus Plan, and is qualified in its entirety by reference to the Bonus Plan. You should refer to Appendix C for the full terms and conditions of the Bonus Plan.
Purpose.    The purpose of the Bonus Plan is to motivate key executives to perform to the best of their abilities and to achieve the Company's objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.
The Bonus Plan also is designed to qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan gives us the flexibility to pay incentive compensation that is performance-based and therefore potentially fully tax deductible on the Company's federal income tax return.

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Eligibility to Participate; Performance Period
The Bonus Plan will be administered by our Compensation Committee or such other committee designated by our Board consistent with the requirements of Section 162(m). Our Compensation Committee initially selects the length of the performance period (which may not be less than one fiscal year), and which of our employees (and employees of our affiliates) will be eligible to receive awards under the Bonus Plan. Special plan provisions allow for participation by newly-hired employees, and separately address promotions, transfers and changes in status. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because our Compensation Committee has discretion to select the participants. However, it is currently expected that between one and ten individuals will participate in the Bonus Plan in any performance period. There are currently seven individuals participating in the Bonus Plan for fiscal 2017.
Target Awards and Performance Goals
For each performance period associated with Bonus Plan awards, our Compensation Committee assigns each participant a threshold, target, and/or maximum award, and the performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant's threshold, target, and maximum award levels may or may not be expressed as a percentage of his or her base salary. The performance goals require the achievement of objectives for one or more of the following measures: research and development milestones; business divestitures and acquisitions; cash flow; cash position and cash equivalents; collaboration arrangements; collaboration progression; credit rating; customer service; earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings); net income per diluted share; economic value added; employee retention; employee satisfaction; expenses, including expense reduction; financing events; gross margin; growth with respect to any of the foregoing measures; growth in bookings; growth in revenues; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; inventory balance; inventory turnover ratio; market share; net income; net profit; net sales; new product development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; pre-tax profit; product approvals; product sales; productivity; projects in development; regulatory filings and/or approvals; return on assets; return on capital; return on stockholder equity; return on investment; return on sales; revenue (which may include product, royalty, licensing, total and/or other revenue); revenue or sales growth or objectives (including for a specific product or products); sales results; stock price; strategic transactions; time to market; total stockholder return; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; working capital; and objective operating goals, objective employee metrics, and other objective financial or other metrics relating to the progress of the Company or to a subsidiary, division or department thereof.
At the time of establishing the performance goals, the Compensation Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any performance goal with respect to any participant. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.
Actual Awards
After the performance period ends, our Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5 million per participant in any fiscal year, even if the formula otherwise indicates a larger award. If there are multiple performance periods ending in the same fiscal year, the aggregate amount paid with respect to all performance periods occurring within that fiscal year cannot exceed the maximum specified in the previous sentence.
Actual awards are paid in cash as soon as administratively practicable, but no later than the dates set forth in the Bonus Plan. Under certain circumstances, our Compensation Committee has discretion to pay out all or part of an award if a participant terminates employment or in the event of a change of control of the Company. In addition, our

| 2017 Proxy Statement

Compensation Committee has the authority under the Bonus Plan to reserve to itself the discretion to pay bonuses in installments subject to vesting conditions, as well as pay less, but not more, than the amount otherwise payable pursuant to the performance formula that determines actual awards.
Forfeiture of Awards
Our Compensation Committee may provide in an award agreement that an award granted under the Bonus Plan is subject to reduction, cancellation, forfeiture or recoupment upon certain specified events, such as (without limitation) fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material policies of the Company and/or a subsidiary of the Company, breach of non-competition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its subsidiaries. Our Compensation Committee may also require awards granted under the Bonus Plan to be reduced, cancelled, forfeited or subject to recoupment to the extent required by applicable laws.
Administration, Amendment and Termination
Our Compensation Committee administers the Bonus Plan. Members of our Compensation Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Bonus Plan, our Compensation Committee has sole discretion to:

•	determine the length of performance periods;

•	select the employees who will receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	determine a formula to determine the actual award (if any) payable to each participant; and

•	interpret the provisions of the Bonus Plan.
The Bonus Plan designates Delaware law as controlling and includes provisions designed to expedite the assertion and resolution of claims, as well as to assure compliance with applicable data privacy laws. The Board or our Compensation Committee may amend or terminate the Bonus Plan at any time and for any reason. The amendment or termination of the Bonus Plan will not, without the consent of the participants, materially alter or impair any rights or obligations under any awards granted under the Bonus Plan (except to the extent necessary to conform with Section 409A of the Code or applicable laws).
Federal Income Tax Consequences
Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.
Awards Conditionally Granted to Certain Individuals and Groups
The following table sets forth certain information regarding performance-based cash incentives awarded in March 2017 for each of the named executive officers, for all current executive officers as a group and for all other employees, in all cases subject to stockholder approval of the Bonus Plan at the Annual Meeting. The awards are for performance for fiscal 2017 and are shown as a percentage of the participant’s base salary in effect as of March 15, 2017.

| 2017 Proxy Statement

	Threshold Level		Plan		Target		Above Target		Maximum
Named Executive Officer or Group	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount
Joe Kiani	50%	$515,000	100%	$1,030,000	100%	$1,030,000	120%	$1,236,000	200%	$2,060,000
Mark de Raad	25	100,425	40	160,680	50	200,850	60	241,020	100	401,700
Yongsam Lee	25	89,943	40	143,909	50	179,887	60	215,864	100	359,773
Tom McClenahan	25	97,850	40	156,560	50	195,700	60	234,840	100	391,400
Anand Sampath	25	108,150	40	173,040	50	216,300	60	259,560	100	432,600
all of our current executive officers as a group (7 persons)	33.64	1,125,417	53.82	1,800,667	67.28	2,250,834	80.74	2,701,001	134.56	4,501,669
All other employees	—	—	—	—	—	—	—	—	—	—
(1) Based on the participant’s base salary in effect as of March 15, 2017. The base salary used for purposes of calculating bonuses payable under the Bonus Plan for fiscal 2017 may be greater than the base salary in effect as of March 15, 2017.
Each of the awards covered in the table above was determined according to a formula based on our revenues and net income per diluted share for fiscal 2017, as adjusted in accordance with the Bonus Plan. The annual cash bonus, if any, based on these two performance measures for 2017 will be paid in early 2018.
All of the Bonus Plan awards described above will be automatically ineffective, null, and void if our stockholders do not approve the Bonus Plan at the Annual Meeting of Stockholders on June 1, 2017. However, as previously noted, whether or not the Bonus Plan receives stockholder approval, the Company will continue to have the authority to pay cash bonuses according to discretionary and/or formula-based performance awards under a plan, program or award that does not necessarily provide performance-based compensation for Section 162(m) purposes.
Certain Interests of Directors
In considering the recommendation of our Board with respect to the approval of the material terms of the Bonus Plan, stockholders should be aware that one or more members of our Board have certain interests that may present them with conflicts of interest in connection with such proposal. Specifically, our Chief Executive Officer who is also a member of our Board is eligible to receive awards under the Bonus Plan. Our Board recognizes that approval of this proposal may benefit certain of our directors and their successors.
Required Vote and Board of Directors Recommendation
In order for the Bonus Plan to be approved, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal at the Annual Meeting. Should such stockholder approval not be obtained, then the Bonus Plan will not be implemented, all awards outstanding under the Bonus Plan will be terminated and no future awards will be granted under the Bonus Plan.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE APPROVAL OF OUR EXECUTIVE BONUS INCENTIVE PLAN.

| 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth information as of March 15, 2017, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.
This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 15, 2017. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 51,022,653 shares of common stock outstanding as of March 15, 2017, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to equity awards that are either currently exercisable, or that will become exercisable or otherwise vest on or before May 14, 2017, which is 60 days after March 15, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
Named Executive Officers and Directors:
Joe Kiani(2)	5,930,515	11.2%
Mark de Raad(3)	56,660	*
Yongsam Lee(4)	213,000	*
Tom McClenahan(5)	50,000	*
Anand Sampath(6)	154,000	*
Steven J. Barker, Ph.D., M.D.(7)	171,249	*
Sanford Fitch(8)	154,249	*
Thomas Harkin(9)	3,385	*
Adam Mikkelson	—	*
Craig Reynolds(10)	60,000	*
Total Shares Held By Current Executive Officers and Directors (12 persons)(11)	7,064,584	13.1%
5% Stockholders:
Joe Kiani(2)	5,930,515	11.2%
BlackRock, Inc.(12)	6,794,388	13.3%
The Vanguard Group(13)	4,358,914	8.5%
Janus Capital Management LLC(14)	2,703,291	5.3%

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___________

*	Less than one percent.

(1)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of common stock outstanding as of March 15, 2017, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 15, 2017.

(2)
Comprised of 119,241 shares held directly, 2,320,692 shares held in three trusts for which Mr. Kiani is the sole trustee, 1,491,209 shares held in three trusts for which Mr. Kiani is not the trustee, 9,000 shares held by an immediate family member of Mr. Kiani for which Mr. Kiani shares voting and dispositive power, options to purchase 1,980,000 shares of Masimo common stock that were exercisable as of March 15, 2017 or that have or will become exercisable within 60 days after March 15, 2017, and 10,373 shares held for the Reporting Person’s account under the Masimo Retirement Savings Plan. As of March 15, 2017, an aggregate of 1,432,209 shares of common stock owned by the Kiani Family Remainder Trust and beneficially owned by Mr. Kiani were pledged as collateral for a personal loan issued to the trustee of the Kiani Family Remainder Trust. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices” on page 55 of this Proxy Statement.

(3)
Comprised of 6,000 shares of common stock held directly, 2,660 shares held for Mr. de Raad’s account under our Retirement Savings Plan and options to purchase 48,000 shares of common stock that are exercisable within 60 days after March 15, 2017.

(4)	Comprised of 69,000 shares of common stock held directly and options to purchase 144,000 shares of common stock that are exercisable within 60 days after March 15, 2017.

(5)	Comprised of options to purchase 50,000 shares of common stock that are exercisable within 60 days after March 15, 2017.

(6)	Comprised of 10,000 shares of common stock held directly and options to purchase 144,000 shares of common stock that are exercisable within 60 days after March 15, 2017.

(7)
Comprised of 60,000 shares of common stock held directly, options to purchase 108,000 shares of common stock that are exercisable within 60 days after March 15, 2017 and 3,249 shares subject to RSUs that will vest within 60 days after March 15, 2017.

(8)
Comprised of 83,000 shares of common stock held directly, options to purchase 68,000 shares of common stock that are exercisable within 60 days after March 15, 2017 and 3,249 shares subject to RSUs that will vest within 60 days after March 15, 2017.

(9)	Comprised of 3,385 shares of common stock held directly.

(10)	Comprised of options to purchase 60,000 shares of common stock that are exercisable within 60 days after March 15, 2017.

(11)
Comprised of shares included under “Named Executive Officers and Directors”, 26,719 shares of common stock owned directly by two of our executive officers, 504 shares held for by one of our executive officers under our Retirement Savings Plan and options to purchase an aggregate of 244,303 shares of common stock held by two of our other executive officers that are exercisable within 60 days after March 15, 2017.

(12)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on January 12, 2017, reporting that it had sole dispositive power with respect to an aggregate of 6,794,388 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10022.

(13)
The Vanguard Group (“Vanguard”) filed a Schedule 13G/A on February 10, 2017, reporting that it had sole voting power with respect to 82,668 shares, shared voting power with respect to 5,900 shares, sole dispositive power with respect to 4,272,780 shares, shared dispositive power with respect to 86,134 shares and beneficial ownership of an aggregate of 0 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(14)
Janus Capital Management LLC (“Janus”) filed a Schedule 13G/A on February 13, 2017, reporting that it had sole voting and dispositive power with respect to an aggregate of 2,703,291 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act and as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. Janus’ address is 151 Detroit Street, Denver, Colorado 80206.

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Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth additional information as of December 31, 2016 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2016. The information includes the number of shares covered by, and the weighted average exercise price of outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	8,520,870	$28.56	7,034,101	(2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	8,520,870	$28.56	7,034,101
___________

(1)	Comprised of the 2004 Incentive Stock Option Nonqualified Stock Option and Restricted Stock Purchase Plan and the 2007 Stock Incentive Plan (the “2007 Plan”).

(2)
Includes 2,709,883 Restricted Share Units that were unvested and outstanding as of January 2, 2016. The remaining amount of 4,327,603 represents shares available for future issuance under the 2007 Plan. Pursuant to the terms of the 2007 Plan, the share reserve of the 2007 Plan will automatically increase on the first day of each fiscal year, through fiscal 2017, by three percent of the aggregate number of shares of our common stock outstanding as of the last day of the immediately preceding fiscal year, or such lesser amount, including zero, determined by our Board or our Compensation Committee prior to the commencement of the fiscal year.

(3)	As of December 31, 2016, we did not have any equity compensation plans that were not approved by our stockholders.
SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS
Related Person Transactions Policy and Procedures
We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:

•
any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;

•
any person known by us to be the beneficial owner of more than five percent of any class of our outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and

•
any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.

Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating, Compliance and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to or desirable to wait until the next meeting of the Nominating, Compliance and Corporate Governance Committee, to the Chairperson of our Nominating, Compliance and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating, Compliance and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating, Compliance and Corporate Governance Committee).
To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating, Compliance and Corporate Governance Committee (or the Chairperson of the Nominating, Compliance and Corporate Governance Committee) takes into account all relevant facts and circumstances related to the proposed transaction. In the event a member of the Nominating, Compliance and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating, Compliance and Corporate Governance Committee is the related person, such member of the Nominating, Compliance and Corporate Governance Committee is prohibited from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating, Compliance and Corporate Governance Committee will only approve a related person transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.
Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating, Compliance and Corporate Governance Committee regardless of the amount involved:

•	employment and compensation of our executive officers, subject to certain exceptions;

•	compensation of our directors, subject to certain exceptions;

•
certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;

•	certain contributions to the Masimo Foundation and certain other charitable contributions; and

•	transactions in which all of our security holders receive the same benefit on a pro rata basis.

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The policy also permits our Nominating, Compliance and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.
Transactions with Related Persons
The following is a description of transactions or series of transactions since January 2, 2016, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation—Employment Contract and Severance Arrangements” above.
Cercacor Laboratories, Inc.
Cercacor Laboratories, Inc. (“Cercacor”) is an independent entity spun off from us to our stockholders in 1998. Joe Kiani, our Chairman and Chief Executive Officer, is also the Chairman and Chief Executive Officer of Cercacor. Mr. Kiani receives a separate salary and equity compensation from Cercacor in his capacity as an employee of Cercacor. In addition, Mr. Lasersohn, a former member of our Board, also served as a member of the board of directors of Cercacor through April 2, 2015.
We are a party to a cross-licensing agreement with Cercacor, which was amended and restated effective January 1, 2007 (the “Cross-Licensing Agreement”), that governs each party’s rights to certain of the intellectual property held by the two companies. To date, the Company has developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we are currently subject to certain specific minimum royalty payment obligations of $5.0 million per year. Actual aggregate royalty payment liabilities were $6.4 million for fiscal 2016.
The Company has also entered into a Services Agreement with Cercacor effective January 1, 2007 (the “Services Agreement”), which governs certain general and administrative services the Company provides to Cercacor. Pursuant to the Services Agreement, Cercacor paid the Company $0.2 million for general and administrative services related to fiscal 2016.
In March 2016, the Company entered into a sublease agreement with Cercacor for approximately 16,830 square feet of excess office and laboratory space located at 40 Parker, Irvine, California (the “Cercacor Sublease”). The Cercacor Sublease began on May 1, 2016 and expires on November 30, 2019. The Company recognized $0.3 million of sublease income pursuant to the Cercacor Sublease during fiscal 2016.
Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Cercacor, and we believe that as of March 15, 2017, a number of stockholders of Cercacor continued to own shares of our common stock. Mr. Kiani is the only stockholder of Cercacor who owns 5% or more of Masimo’s outstanding voting stock.
Atheer Labs
Atheer Labs (“Atheer”) is an independent company that is working with us to develop next generation Root® applications. Joe Kiani, our Chairman and Chief Executive Officer, is a member of the board of directors of Atheer. For fiscal 2016, the Company incurred approximately $0.3 million in license fees and other expenses owed to Atheer.
Masimo Foundation for Ethics, Innovation and Competition in Healthcare
Joe Kiani is also the Chairman and one of his family members is a Director of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare (Masimo Foundation), a non-profit organization which was founded in 2010 to provide a platform for encouraging ethics, innovation and competition in healthcare. In addition, Mark de Raad, the Company’s Chief Financial Officer, is a Director of the Masimo Foundation. During fiscal 2016, the Company

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contributed approximately $5.0 million to the Masimo Foundation. A portion of the Company’s contributions to the Masimo Foundation were, in turn, contributed by the Masimo Foundation to the Patient Safety Movement Foundation.
Patient Safety Movement Foundation
The Patient Safety Movement Foundation (“PSMF”) is a non-profit organization which was founded in 2013 to work with hospitals, medical technology companies and patient advocates to unite the healthcare ecosystem and eliminate the more than 200,000 U.S. preventable hospital deaths that occur every year by 2020. Joe Kiani is also the Chairman of PSMF. In addition, Mark de Raad is the Treasurer and Secretary for PSMF. The Company contributed approximately $0.2 million to PSMF during fiscal 2016.
Indemnification Agreements with Directors and Executive Officers
We have entered into indemnity agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.
HOUSEHOLDING
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 15, 2017 (the “Form 10-K”), which is our 2016 Annual Report, is being mailed to you along with this Proxy Statement. We are sending only one annual report and proxy statement to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report or proxy statement in the future, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate annual report and proxy statement to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.
ANNUAL REPORT ON FORM 10-K
A copy of our Form 10-K is available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

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IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2017:
The Proxy Statement, the Form 10-K and the Proxy Card are available at:
www.envisionreports.com/MASI
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Chairman & Chief Executive Officer
April 14, 2017
You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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APPENDIX A
SUPPLEMENTAL MULTI-YEAR EXECUTIVE BONUS PLAN
NON-GAAP INFORMATION

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial measures presented make adjustments for the items summarized in the tables below. Management and the Compensation Committee believe that adjustments for these items are necessary to properly assess performance against the annual product revenue and net income per diluted share goals originally established under the Multi-Year Executive Bonus Plan. The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Multi-Year Executive Bonus Plan F/X adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. Similarly, certain of our product costs and operating expenses, and the related balance sheet payables and accruals, are denominated in foreign currencies other than the U.S. Dollar. These foreign currency revenues, costs and expenses, receivables, payables and accruals, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. For purposes of measuring performance against the Multi-Year Executive Bonus Plan revenue and net income per diluted share goals, we believe that comparing these foreign currency denominated revenues, costs and expenses, receivables, payables and accruals by holding the exchange rates constant with the rates in effect at the time the Multi-Year Executive Bonus Plan goals were set is necessary to truly assess actual performance against such goals.
Management believes that the non-GAAP adjustment for this item assists the Compensation Committee and investors in assessing true Company performance against the product revenue and net income per diluted share goals established at the beginning of the Multi-Year Executive Bonus Plan. The Company has presented the following non-GAAP measures on a basis consistent with its historical presentation, to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Multi-Year Executive Bonus Plan F/X adjusted non-GAAP product revenue and (ii) Multi-Year Executive Bonus Plan F/X adjusted non-GAAP net income per diluted share attributable to Masimo Corporation stockholders.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies

A-1
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APPENDIX A SUPPLEMENTAL MULTI-YEAR EXECUTIVE BONUS PLAN ADJUSTED NON-GAAP INFORMATION (unaudited in thousands, except percentages and per share amounts)

RECONCILIATION OF GAAP PRODUCT REVENUE TO ADJUSTED PRODUCT REVENUE:
	Twelve Months Ended
	January 3, 2015	January 2, 2016	December 31, 2016	Plan Period Total
GAAP product revenue	$556,764	$599,334	$663,846	$1,819,944

Non-GAAP adjustments:
Multi-Year Executive Bonus Plan F/X adjustments	1,751	19,878	21,667	43,296
Total non-GAAP adjustments	1,751	19,878	21,667	43,296
Multi-Year Executive Bonus Plan adjusted product revenue	$558,515	$619,212	$685,513	$1,863,240

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE:
	Twelve Months Ended
	January 3, 2015	January 2, 2016	December 31, 2016	Plan Period Total
GAAP net income per diluted share attributable to Masimo Corporation stockholders	$1.30	$1.55	$5.65	$8.50

Non-GAAP adjustments:
Multi-Year Executive Bonus Plan F/X adjustments	0.01	0.13	0.06	0.20
Net tax impact of above items	—	(0.01)	(0.01)	(0.02)
Total non-GAAP adjustments	0.01	0.12	0.05	0.18
Multi-Year Executive Bonus Plan adjusted net income per diluted share	$1.31	$1.67	$5.70	$8.68

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APPENDIX B
2017 EQUITY INCENTIVE PLAN
1.    Purposes of this Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees, Directors and Consultants;

•	to promote the success of the Company’s business; and

•	to replace the Masimo Corporation 2007 Stock Incentive Plan (the “Existing Plan”).
This Plan permits the grant to any Service Provider of any Awards other than Incentive Stock Options. This Plan also permits the grant to Employees of Incentive Stock Options. No further grants shall occur under the Existing Plan following stockholder approval of this Plan.
2.    Definitions. The following definitions are used in this Plan:
(a)“Administrator” means the Board or any of its Committees that will be administering this Plan, in accordance with Section 4.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to United States (“U.S.”) federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award, the tax, securities or exchange control laws of any jurisdictions other than the U.S. where Awards are, or will be, granted under this Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(c)“Award” means, individually or collectively, a grant under this Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Performance Bonus Awards and other stock or cash awards as the Administrator may determine.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to an Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (A) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (B) if the stockholders of the Company immediately before such change in ownership continue

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to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this clause (i). For purposes of this clause (i), indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company that occurs on the date that a majority of the members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (B)(3) of this subsection (iii). For purposes of this clause (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the other provisions of this definition, a transaction will not be a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.
Further and for the avoidance of doubt, a transaction will not be a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or a duly authorized committee of the Board, in accordance with Section 4.

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(i)“Common Stock” means the common stock, par value $0.001 per share, of the Company.
(j)“Company” means Masimo Corporation, a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity; provided that the services: (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 promulgated under the Securities Act is permitted.
(l)“Date of Grant” means, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
(m)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under this Plan as “performance-based compensation” under Section 162(m) of the Code.
(n)“Director” means a member of the Board.
(o)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code; provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(p)“Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by this Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.
(q)“Employee” means any natural person, including Officers and Directors, providing services as an employee of the Company or of any Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute status as an “Employee” within the meaning of this Plan.
(r)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(s)“Exchange Act Section 16(b)” means Section 16(b) of the Exchange Act.
(t)“Exchange Program” means a program subject to stockholder approval as set forth in Section 4(b)(xvii) under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type and/or cash, and/or (ii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(u)“Fair Market Value” means, as of any date, the value of a Share determined as follows:

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(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market of The NASDAQ Stock Market LLC or the New York Stock Exchange, Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value will be the closing sales price for the Common Stock as quoted on the principal exchange or system on which the Common Stock is listed on the date of determination, or, if selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) through (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value for any reason other than the determination of the exercise price of an Option or Stock Appreciation Right, the fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
(v)“Fiscal Year” means the fiscal year of the Company.
(w)“Full-Value Awards” means all Awards other than Options and Stock Appreciation Rights.
(x)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(y)“Negative Discretion” means the discretion authorized by this Plan to be applied by the Administrator to eliminate or reduce the size of a Performance Unit, Performance Share or Performance Bonus Award in accordance with Section 10(d) and/or Section 12(c) of this Plan, as long as the exercise of such discretion would not cause the Performance Unit, Performance Share or Performance Bonus Award, as applicable, to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
(z)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(ab)“Option” means an Incentive Stock Option or Nonstatutory Stock Option.
(ac)“Outside Director” means a Director who is not an Employee.

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(ad)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ae)“Participant” means the holder of an outstanding Award.
(af)“Performance Bonus Award” means an Award denominated in cash that may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Sections 10 and 12.
(ag) “Performance Period” means the time period of any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion during which the Performance Goals must be met.
(ah)“Performance Share” means an Award denominated in Shares that may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Sections 10 and 12.
(ai)“Performance Unit” means an Award that may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Sections 10 and 12.
(aj)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals or other vesting criteria as determined by the Administrator.
(ak)“Plan” means this 2017 Equity Incentive Plan, as may be amended or restated from time to time.
(al)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7.
(am)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(an)“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(ao)“Service Provider” means an Employee, Director or Consultant.
(ap)“Share” means a share of Common Stock, as adjusted in accordance with Section 16.
(aq)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(ar)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(as)“Successor Corporation” has the meaning given to such term in Section 16(c).

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(at)“Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.
3.    Stock Subject to this Plan.
(a)    Stock Subject to this Plan. Subject to the provisions of Section 16, the maximum aggregate number of Shares that may be awarded and sold under this Plan is the sum of (i) the total number of Shares reserved under the Existing Plan as of 12:01 a.m. Pacific Time on the date this Plan becomes effective that are not reserved for awards outstanding under the Existing Plan as of the date this Plan becomes effective, plus (ii) any Shares subject to awards outstanding under the Existing Plan as of 12:01 a.m. Pacific Time on the date this Plan becomes effective that, on or after the date this Plan becomes effective, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to the Company, with the maximum number of Shares pursuant to the sum of clauses (i) and (ii) to be equal to 5,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to the Company, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited Shares) which were subject thereto will become available for future grant or sale under this Plan (unless this Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under this Plan. Shares that actually have been issued under this Plan under any Award will not revert to this Plan and will not become available for future distribution under this Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock are forfeited to the Company, such Shares will become available for future grant under this Plan. Shares: (i) used to pay the exercise price of an Award, (ii) used to satisfy the tax withholding obligations related to an Award, or (iii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not become available for future grant or sale under this Plan. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under this Plan. Subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under this Plan pursuant to this Section 3(b).
(c)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan.
(d)    Substitute Awards. If the Committee grants Awards in substitution for stock compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan).
(e)    Vesting Limitation. Notwithstanding any other provision of this Plan to the contrary, Awards shall become vested no faster than a period of not less than one year following the Date of Grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3(a) may be granted without respect to such minimum vesting provisions; and provided further that, for purposes of Awards to Outside Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

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(f)    Annual Limits. The following maximums are imposed under this Plan with respect to each Fiscal Year: (i) the maximum number of Shares subject to stock-based Full-Value Awards granted to any one Participant (other than an Outside Director) in any Fiscal Year shall not exceed 3,000,000 Shares, (ii) the maximum number of Shares subject to Awards that are not stock-based Full-Value Awards granted to any one Participant (other than an Outside Director) in any Fiscal Year shall not exceed 3,000,000 Shares, and (iii) the maximum amount of cash or cash payments that may be received in any Fiscal Year by any one Participant (other than an Outside Director) shall not exceed $3,000,000.
4.    Administration of this Plan.
(a)    Procedure. Other than as provided herein, this Plan will be administered by (A) the Board, or (B) a Committee.
(i)Multiple Administrative Bodies. Different Administrators may administer this Plan with respect to different groups of Service Providers.
(ii)Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more Officers the authority to grant Options, Stock Appreciation Rights and other Awards to Employees who are not Officers; provided that the delegation of authority must specify any limitations on such authority, including the total number of Shares that may be subject to the Awards granted by such Officer(s). Such delegation may be revoked by the Board or a Committee, as applicable. Any such Awards will be granted pursuant to the form of Award Agreement most recently approved for use by the Board or a Committee consisting solely of Directors, unless the resolutions delegating the authority to the Officer(s) permit such Officer(s) to use a different form of Award Agreement approved by the Board or a Committee consisting solely of Directors.
(iii)Section 162(m). Any Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code shall be granted and administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code
(iv)Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of this Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)    Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value and to determine fair market value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under this Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation

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regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(vii)to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;
(viii)to modify or amend each Award (subject to Section 20(c)), including, but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option;
(ix)to require, as a condition precedent to the grant, vesting, exercise, settlement and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Administrator may require, in its sole and absolute discretion, which form may include any other provisions, e.g., confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);
(x)in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement or exercise of Awards by a Participant to permit the use of such an automated system;
(xi)to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 17;
(xii)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiii)subject to Section 7(g) and Section 11, to determine whether Awards (other than Options and Stock Appreciation Rights) will be adjusted for Dividend Equivalents;
(xiv)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;
(xv)to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xvi)to require that a Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award;

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(xvii)to institute and determine the terms and conditions of an Exchange Program; provided that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or represented by proxy and entitled to vote at any annual or special meeting of stockholders of the Company; and
(xviii)to make all other determinations deemed necessary or advisable for administering this Plan.
(c)    Local Law Adjustments and Sub-Plans. To facilitate the making of any grant of an Award, the Administrator may adopt rules and provide for such special terms for Awards to Participants who are located within the U.S., non-U.S. nationals, or who are employed by the Company or any of its affiliates outside of the U.S. as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates or book entries which vary with the customs and requirements of particular countries. The Administrator may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.
(d)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by law. The validity of any such determination, interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.
(e)    Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Compensation Committee of the Board (the “Compensation Committee”). Any claim must be delivered to the Compensation Committee within 45 days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Compensation Committee will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Compensation Committee in writing within 120 days of the date the written claim is delivered to the Compensation Committee shall be deemed denied. The Compensation Committee’s decision, including any deemed denial, is final, binding and conclusive on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Compensation Committee and is denied or deemed denied, and any permitted lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
5.    Termination of Status.
(a)    Unless a Participant is on a leave of absence approved by the Company as set forth in Section 14, the Participant’s status as a Service Provider will end at midnight at the end of the last day in the primary work location in which the Participant actively provides services for the Company or any Parent or Subsidiary (the “Termination of Status Date”). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence; provided that the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.
(b)    Such termination of status as a Service Provider will occur regardless of the reason for such termination, even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where the Participant is providing services, or in violation of the terms of the Participant’s employment or service agreement, if any such agreement exists.

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(c)    Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Administrator, a Participant’s right to vest in any Award under this Plan will cease as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction in which the Participant is providing services.
6.    Stock Options.
(a)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined on the Date of Grant.
(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to, the vesting schedule of, and any other considerations for Options granted to any Participant.
(c)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than 10 years from the Date of Grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “10% Holder”), the term of the Incentive Stock Option will be no more than five years from the Date of Grant thereof. If an otherwise-intended Incentive Stock Option granted to a 10% Holder fails to meet the applicable requirements of Section 422 of the Code, the Option shall be a Nonstatutory Stock Option.
(d)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the Date of Grant. In addition, in the case of an Incentive Stock Option granted to a 10% Holder, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the Date of Grant. If an otherwise-intended Incentive Stock Option granted to a 10% Holder fails to meet the applicable requirements of Section 422 of the Code, the Option shall be a Nonstatutory Stock Option. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Date of Grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. The acceptable form of consideration for exercising an Option may consist of any combination of: (A) cash; (B) check; (C) promissory note, to the extent permitted by Applicable Laws; (D) subject to the sole and absolute discretion of the Administrator, if Participant is a U.S. employee, surrender of other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion (to the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and

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then to use the Shares received upon exercise to exercise the Option with respect to additional Shares); (E) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with this Plan; (F) if the Option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price of the Shares as to which such Option will be exercised; provided that Participant must pay any remaining balance of the aggregate exercise price of the Shares as to which such Option will be exercised that is not satisfied by the “net exercise” in cash or other permitted form of payment; and (G) such other form of legal consideration as specified in the Award Agreement for the Option (provided that other forms of consideration may only be approved by the Board or a Committee consisting solely of Directors).
(e)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will vest and be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
(1)An Option will be deemed exercised when the Company receives: (A) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16.
(2)Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider Other than as a Result of Disability or Death. If a Participant ceases to be a Service Provider other than as a result of Disability or death, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to this Plan on the date that is thirty (30) days following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time period specified herein, the Option will terminate, and the Shares covered by such Option will revert to this Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the

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absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to this Plan on the date that is thirty (30) days following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time period specified herein, the Option will terminate, and the Shares covered by such Option will revert to this Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to this Plan on the date that is thirty (30) days following the Participant’s termination. If the Option is not so exercised within the time period specified herein, the Option will terminate, and the Shares covered by such Option will revert to this Plan.
(v)    Black-out Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Administrator shall have the sole and absolute discretion to impose a “blackout” period on the exercise of any Option or Stock Appreciation Right, as well as the settlement of any Award, with respect to any or all Participants (including those whose employment has ended) to the extent that the Administrator determines that doing so is either desirable or required in order to comply with any black-out period imposed under applicable securities laws. If there is a blackout period under the Company’s insider trading or equivalent policy or Applicable Law (or an Administrator-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten-day period before the expiration of any Option or Stock Appreciation Right based on the termination of a Participant’s employment, the period for exercising the Option or Stock Appreciation Right shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision in this Plan or within an Award Agreement, no Option or Stock Appreciation Right shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.
(f)    Tolling of Expiration.
(i)If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which such exercise would no longer be prevented by such provisions. If this extension of the exercise period would result in the Option remaining exercisable past its expiration date, then such Option will remain exercisable only until the end of the earlier of (A) the 30th day after which its exercise would not be prevented by Applicable Laws, and (B) its expiration date based on its original term as set forth in the Award Agreement.
(ii)Notwithstanding Section 6(f)(i), a Participant’s Award Agreement may provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s Disability or death) would result in liability under Exchange Act Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth day after the last date on which such exercise would result in such liability under Exchange Act Section 16(b).

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(iii)Notwithstanding Section 6(f)(i), a Participant’s Award Agreement may provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate Applicable Laws, then the Option will terminate on the later of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the expiration of a period of ninety (90) days after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such Applicable Laws.
(g)    Maximum Period of Exercisability. Notwithstanding the provisions of Sections 6(e) and (f) or any other provision in the Plan, in no event shall an Option be exercisable more than ten years from the Date of Grant thereof.
7.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)    Transferability. Except as provided in the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. Unless otherwise provided in an Award Agreement, during the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to accrue dividends and other distributions paid with respect to such Shares; provided that in no event will Service Providers holding Shares of Restricted Stock be entitled to actually receive dividends, payments or other distributions paid with respect to Shares of Restricted Stock prior to the time the applicable Period of Restriction lapses.
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and such Shares will revert to this Plan.

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8.    Restricted Stock Units.
(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator.
(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares or a combination of cash and Shares. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under this Plan.
(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)    Exercise Price and Other Terms. The Administrator, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan; provided, however, that the per Share exercise price of a Stock Appreciation Right will be not less than 100% of the Fair Market Value of a Share on the Date of Grant.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in

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the Award Agreement; provided, however, that the rules of Section 6(e), Sections 6(f)(ii) and (iii), and Section 6(g) also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount (the “Payout Amount”) determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares (which, on the date of exercise, have an aggregate fair market value equal to the Payout Amount) or in some combination of cash and Shares that have an aggregate value equal to the Payout Amount.
10.    Performance Units, Performance Shares and Performance Bonus Awards.
(a)    Grant of Performance Units/Shares. Performance Units, Performance Shares and Performance Bonus Awards may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares, and the amount of the Performance Bonus Award, granted to each Participant.
(b)    Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Date of Grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Date of Grant.
(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares and Performance Bonus Awards that will be paid out to the Participant. Each Award of Performance Units, Performance Shares and Performance Bonus Awards will be evidenced by an Award Agreement that will specify the Performance Period and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d)    Earning of Performance Units, Performance Shares and Performance Bonus Awards. After the applicable Performance Period has ended, a holder of Performance Units, Performance Shares or Performance Bonus Awards will be entitled to receive a payout of the number of Performance Units, Performance Shares or cash earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Subject to Section 3(e), after the grant of a Performance Unit, Performance Share or Performance Bonus Award, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit, Performance Share or Performance Bonus Award. In addition, notwithstanding the foregoing, the Administrator can exercise Negative Discretion if provided in an Award Agreement.

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(e)    Form and Timing of Payment of Performance Units, Performance Shares and Performance Bonus Awards. Payment of earned Performance Units, Performance Shares and Performance Bonus Awards will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination of cash and Shares. Earned Performance Bonus Awards will be paid in cash.
(f)    Cancellation of Performance Units and Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Company, and will revert to this Plan.
11.    Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. The Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Participant’s Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award. Notwithstanding anything in this Plan to the contrary, in no event will Service Providers holding an Award that is unvested or subject to a Period of Restriction be entitled to actually receive dividends, payments or other distributions paid with respect to such Award prior to the time the Award vests and the applicable Period of Restriction lapses.
12.    Performance-Based Compensation Under Section 162(m) of the Code.
(a)    General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control over any contrary provision in this Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but do not satisfy the requirements of this Section 12.
(b)    Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Performance Bonus Awards and other incentives under this Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”), including research and development milestones; business divestitures and acquisitions; cash flow; cash position and cash equivalents; collaboration arrangements; collaboration progression; credit rating; customer service; earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings); net income per diluted share; economic value added; employee retention; employee satisfaction; expenses, including expense reduction; financing events; gross margin; growth with respect to any of the foregoing measures; growth in bookings; growth in revenues; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; inventory balance; inventory turnover ratio; market share; net income; net profit; net sales; new product development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; pre-tax profit; product approvals; product sales; productivity; projects in development; regulatory filings and/or approvals; return

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on assets; return on capital; return on stockholder equity; return on investment; return on sales; revenue (which may include product, royalty, licensing, total and/or other revenue); revenue growth; sales growth; sales results; stock price; strategic transactions; time to market; total stockholder return; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; working capital; and objective operating goals, objective employee metrics, and other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture and/or other segment), and/or (vi) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, U.S. generally accepted accounting principles or under a methodology established by the Administrator prior to the issuance of an Award. Evaluation of performance may include or exclude events or items as specified by the Committee in its sole discretion, including, without limitation, the following unusual or nonrecurring events: (A) asset write downs; (B) litigation, investigation or claim expenses, judgments or settlements; (C) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in the management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable Fiscal Year; (F) acquisitions or divestitures; (G) foreign exchange gains and losses; (H) tariffs; (I) royalties; and (J) gains on stock option exercises.
(c)    Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, within the first 25% of the Performance Period, but in no event more than 90 days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. The Administrator can exercise Negative Discretion if provided in an Award Agreement with respect to any Award subject to this Section 12. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.
(d)    Additional Limitations. Notwithstanding any other provision of this Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m) of the Code) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and this Plan will be deemed amended to the extent necessary to conform to such requirements.
13.    Outside Director Limitations. The total compensation payable to an Outside Director for any Fiscal Year, other than such Outside Director’s first year of service as an Outside Director, for service as an Outside Director will be limited to $400,000, with the compensation resulting from Awards determined

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based on the grant date fair value of such Awards as determined under U.S. generally accepted accounting principles. An Outside Director may receive up to an additional $3,000,000 in compensation during his or her first year of service as an Outside Director.
14.    Leaves of Absence/Transfer Between Locations/Change of Status.
(a)General Rule. Unless the Administrator provides otherwise, or except as otherwise required by Applicable Laws, vesting of Awards granted under this Plan will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company or any Parent or Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then, on the date that is ninety (90) days following the first day of such leave of absence, any Incentive Stock Option held by such Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(b)Protected Leaves.
(i)Any leave of absence by a Participant will be subject to any Applicable Laws that apply to leaves of absence.
(ii)For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or Company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company or any Parent or Subsidiary, as applicable, through the military leave.
(c)Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:
(i)make a corresponding reduction in the number of Shares or cash amount subject to any portion of an Award that is scheduled to vest or become payable after the date of such reduction in hours; and
(ii)in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.
If any such reduction occurs, the Participant will have no right to any portion of the Award that is reduced or extended.
(d)    Determinations. The effect of a Company-approved leave of absence, a transfer or a Participant’s reduction in hours of employment or service on the vesting of an Award shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers, by the Compensation Committee, and any such determination will be final.
15.    Transferability of Awards.
(a)General Rule. Unless determined otherwise by the Administrator, or unless otherwise required by Applicable Laws, an Award may not be sold, pledged, encumbered, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or

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distribution, or other than to (or in favor of) the Company or a Subsidiary, and each Award may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator and will in any event not be transferable for consideration other than to the Company or a Subsidiary. Any unauthorized transfer of an Award will be void.
(b)Domestic Relations Orders. If approved by the Administrator, an Award may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(c)Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.
(d)Award Terms Apply to Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If a transferred Award is unvested, then the service of the Participant will continue to determine whether the Award will vest and any applicable expiration date.
16.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, will adjust the number and class of Shares that may be delivered under this Plan and/or the number, class and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent an Option or Stock Appreciation Right previously has not been exercised (or any other Award has not been settled), each Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, on an Award-by-Award basis, including, without limitation, that (i) outstanding Awards may be continued by the Company, if the Company is a surviving corporation; (ii) Awards may be assumed, or substantially equivalent Awards may be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) (the “Successor Corporation”) with appropriate adjustments as to the number and kind of shares and prices; (iii) upon written notice to a Participant, the Participant’s Awards may terminate upon or immediately prior to the consummation of such Change in Control; (iv) outstanding Awards may vest and become exercisable, realizable or payable, or restrictions applicable to an Award may lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (v) (A) an Award may terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction

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(and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) an Award may be replaced with other rights or property selected by the Administrator in its sole discretion; or (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 16(c), the Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this Section 16(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of Performance Units denominated in dollars, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
The Administrator will have the authority to modify Awards in connection with a Change in Control: (w) in a manner that causes them to lose their tax-preferred status; (x) to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the transaction the Option may only be exercised to the extent it is vested; (y) to reduce the exercise price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the transaction is equivalent and the adjustment complies with Treasury Regulations Section 1.409A-1(b)(v)(D); and (z) to suspend a Participant’s right to exercise an Option or Stock Appreciation Right during a limited period of time preceding and/or following the closing of the transaction without the Participant’s consent if such suspension is administratively necessary or advisable to permit the closing of the transaction.
Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided,

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however, that a modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)    Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
17.    Tax Matters.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, non-U.S. or other taxes (including the Participant’s social tax obligations) required to be withheld and any employer tax liability shifted to a Participant with respect to such Award (or exercise thereof).
(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (B) permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld (or at such other rate as may be permitted by the Company from time to time, not to exceed the maximum statutory tax rate), (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld (or at such other rate as may be permitted by the Company from time to time, not to exceed the maximum statutory tax rate), (iv) engaging in a broker-assisted (or other) cashless exercise program implemented by the Company in connection with this Plan, (v) engaging in a sell-to-cover transaction or (vi) any combination of the foregoing, or (B) require a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) engaging in a sell-to-cover transaction. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made.
(c)    Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. This Plan and each Award Agreement under this Plan are intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. This Section 17(c) is not a guarantee to any Participant of the consequences of his or her Awards and in no event will the Company reimburse or indemnify any Participant for any taxes that may be imposed upon such Participant as a result of Code Section 409A or otherwise.

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18.    No Effect on Employment or Service. Neither this Plan nor any Award will be interpreted as forming an employment or service relationship with the Company or any Parent or Subsidiary. Further, neither this Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary, nor will they interfere in any way with the Participant’s right or right of the Company or any Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19.    Term of Plan. This Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten years from the date it is approved by the Company’s stockholders, unless terminated earlier under Section 20. This Plan will be subject to approval by the Company’s stockholders within 12 months after the date this Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
20.    Amendment and Termination of this Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Consent of Participants Generally Required. Subject to Section 20(d) below, no amendment, alteration, suspension or termination of this Plan or an Award granted under this Plan will materially impair the rights of any Participant, unless otherwise mutually agreed between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under this Plan prior to such termination.
(d)    Exceptions to Consent Requirement. A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination of this Plan if the Administrator, in its sole discretion, determines that such amendment, alteration, suspension or termination, taken as a whole, does not materially impair such Participant’s rights. Furthermore, subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent, even if it does materially impair the Participant’s right, if such amendment is done:
(i)to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422;
(ii)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422;
(iii)to clarify the manner of exemption from, or to bring the Award into compliance with, Code Section 409A; or
(iv)to comply with other Applicable Laws.
21.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the

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Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction over any such exercise, issuance, or delivery or to complete or comply with the requirements of any Applicable Laws will relieve the Company of any liability regarding the failure to issue or deliver Shares as to which such authority, registration, qualification or rule compliance was not obtained, and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.    Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise or settlement of an Award prior to the 90th day after the Date of Grant, then the Award may be cancelled on such date and the Shares subject to such Award immediately will revert to this Plan for no additional consideration, unless otherwise provided by the Administrator.
23.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.
24.    Recoupment of Awards.
(a)General. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted or required by Applicable Law, the Administrator may, in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted to such Participant (or the income recognized by the Participant in connection with any settled Award) (“Reimbursement”), if and to the extent:
(i)the granting, vesting or payment of such Award (or any portion thereof) was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;
(ii)in the Administrator’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any of its affiliates; and
(iii)a lower granting, vesting or payment of such Award would have occurred if not for the conduct described in clause (ii) above.
In each instance, the Administrator may, to the extent practicable and allowable or required under Applicable Law, require Reimbursement; provided that the Company will not seek Reimbursement with

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respect to any such Awards that were paid or vested more than three (3) years prior to the first date of the applicable restatement period.
(b)Mandatory Recoupment. Notwithstanding any other provision of this Plan, all Awards (whenever granted) will be subject to recoupment in accordance with any clawback policy that is both (A) in effect at any time while the Award is outstanding, and (B) established in order to comply with (i) the listing standards of any securities exchange, trading market or automated quotation system on which the Company’s securities are listed, quoted or traded, or (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law. No recovery of compensation under any clawback policy or provisions imposed under this paragraph will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or otherwise. Any Participant who receives and accepts an Award shall be deemed automatically to have consented and agreed to the foregoing clawback terms.
25.    Unfunded Plan. This Plan shall be unfunded. No provision of this Plan or any Award or Award Agreement shall require the Company or any Parent or Subsidiary, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or any Parent or Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as unsecured general creditors of the Company or any Parent or Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or consultants, as applicable, under Applicable Laws.
26.    Limits of Liability. Any liability of the Company or any Parent or Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement. Neither the Company or any Parent or Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan. The Company, its Parent and its Subsidiaries shall pay or reimburse any of the foregoing who in good faith take action on behalf of this Plan, for all expenses incurred with respect to their good faith performance of duties on behalf of this Plan, and, to the fullest extent allowable under Applicable Law, shall indemnify each and every one of them for any claims, liabilities and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and any Parent or Subsidiary may, but shall not be required to, obtain liability insurance for this purpose.
27.    Choice of Law; Choice of Forum. This Plan, all Awards and all determinations made and actions taken under this Plan, to the extent not otherwise governed by the laws of the U.S., will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in the Delaware Court of Chancery, or the federal courts for the U.S. for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
28.    Awards for Compensation Purposes Only. This Plan is not intended to constitute an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
29.    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 29 by and among, as applicable, the Company and any Parent or Subsidiary for the

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purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and any Parent or Subsidiary may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any Parent or Subsidiary, and details of all Awards (collectively, the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and any Parent or Subsidiary may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Administrator’s sole and absolute discretion, the Participant may forfeit any outstanding Awards, if the Participant refuses, or withdraws, the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
30.    Captions; Section References. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of this Plan. Unless otherwise expressly provided in this Plan, references to a “Section” or to “Sections” in this Plan shall mean a Section or Sections, respectively, of this Plan.
31.    Electronic Delivery. Any reference herein to a “written” agreement or document or a notice delivered “in writing” will include any agreement, document or notice delivered electronically, posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access) or, filed publicly by the Company at www.sec.gov (or any successor website thereto).
32.    Repricing of Stock Options or Stock Appreciation Rights. Except as provided in Section 16, any amendment to this Plan or any Award Agreement that results in the repricing of an Option or Stock Appreciation Right issued under this Plan shall not be effective without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the exercise price of an Option or Stock Appreciation Right or the cancellation of an Option or Stock Appreciation Right in exchange for cash, Options or Stock Appreciation Rights with an exercise price less than the exercise price of the cancelled Option or Stock Appreciation Right, other awards under this Plan or any other consideration provided by the Company.

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APPENDIX C
EXECUTIVE BONUS INCENTIVE PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION
1.Effective Date. The Plan will become effective upon approval by the Board or the Committee, provided that any Awards shall be conditioned on ratification of the Plan by an affirmative vote of the holders of a majority of the shares of the Company’s common stock (the “Common Stock”) that are present in person or by proxy and entitled to vote at the 2017 Annual Meeting of Stockholders of the Company. If such stockholder ratification is not received, the Plan and any outstanding Awards granted under this Plan shall be automatically null and void.
1.2    Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. Unless the Committee expressly determines otherwise, each payment under this Plan is intended to qualify as performance-based compensation that is exempt from the deduction limitations prescribed under Section 162(m) of the Code, and any ambiguities and interpretations will be interpreted accordingly.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “Actual Award” means as to any Performance Period, the actual cash award (if any) payable to a Participant for the Performance Period pursuant to the Plan. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce such award otherwise determined by the Payout Formula. For purposes of applying the Maximum Level limitation, the Actual Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular Fiscal Year, in no event may the Actual Awards with respect to all such Performance Periods in the aggregate exceed the Maximum Level.
2.2    “Affiliate” means any corporation or other entity (including, but not limited to, subsidiaries, partnerships and joint ventures) controlled by the Company.
2.3    “Applicable Law” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to United States (“U.S.”) federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award, the tax, securities or exchange control laws of any jurisdictions other than the U.S. where Awards are, or will be, granted under this Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

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2.4    “Award” means a written award by the Committee that specifies a Threshold Level, Target Level, and/or a Maximum Level (or additional levels) for an Actual Award that a Participant may earn pursuant to the Plan and the associated Award Agreement (if any).
2.5    “Award Agreement” means a written agreement governing an Award granted to a Participant that is executed by and between the Company and such Participant.
2.6    “Base Salary” means as to any Performance Period, unless the Committee provides otherwise when establishing the Threshold Level, Target Level and/or Maximum Level, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans. For the avoidance of doubt, “Base Salary” does not include performance-based cash incentives, commissions, equity compensation, incentive or other compensation.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), (A) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For purposes of this subsection (i), indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)    A change in the effective control of the Company that occurs on the date that a majority of the members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the

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outstanding stock of the Company; or (4) an entity, 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (B)(3) of this subsection (iii). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A. Further and for the avoidance of doubt, a transaction will not be a Change in Control if: (A) its sole purpose is to change the state of the Company’s incorporation; or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.
2.9    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.10    “Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan in accordance with Section 5.1. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of its members present at a meeting at which a quorum is present shall be the act of the Committee.
2.11    “Company” means Masimo Corporation, a Delaware corporation, or any successor thereto.
2.12    “Determination Date” means the earlier of (a) the 90th day of the Performance Period or (b) the date as of which 25% of the Performance Period has elapsed. The Determination Date shall be a date on which the outcome of the Payout Formula is substantially uncertain.
2.13    “Director” means a member of the Board.
2.14    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code; provided that the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.
2.15    “Employee” means any person, including an Officer, providing services as an employee of the Company or of any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute status as an “Employee” within the meaning of this Plan.
2.16    “Exchange Act” shall mean the Securities Exchange of 1934, as amended.
2.17    “Fiscal Year” means a fiscal year of the Company.
2.18    “GAAP” means U.S. generally accepted accounting principles.
2.19    “Maximum Level” means as to any Participant for any Fiscal Year, (a) two hundred percent (200%) of the Participant’s Base Salary, or (b) such lesser maximum dollar amount, not to exceed $5,000,000, in either case that is set forth in an Award Agreement with respect to a particular Award.

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2.20    “Negative Discretion” means the discretion authorized by this Plan to be applied pursuant to Section 3.6, as long as the exercise of such discretion would not cause the Actual Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
2.21    “Officer” means a natural person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
2.22    “Participant” means, with respect to a Performance Period, each Employee who has been selected by the Committee for participation in the Plan for such Performance Period.
2.23    “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant, and may provide for payments in installments after the Performance Period based on vesting conditions (which may include, without limitation, Performance Goals and/or continuation of employment in good standing) that apply after the end of the Performance Period.
2.24     “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) in a manner consistent with Section 162(m) of the Code to be applicable to a Participant for an Award for a Performance Period. As determined by the Committee, the Performance Goals for any Threshold Level, Target Level and/or Maximum Level applicable to a Participant must provide for a targeted level or levels of achievement using one or more of the following measures: research and development milestones; business divestitures and acquisitions; cash flow; cash position and cash equivalents; collaboration arrangements; collaboration progression; credit rating; customer service; earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings); earnings per share; economic value added; employee retention; employee satisfaction; expenses, including expense reduction; financing events; gross margin; growth with respect to any of the foregoing measures; growth in bookings; growth in revenues; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; inventory balance; inventory turnover ratio; market share; net income; net profit; net sales; new product development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; pre-tax profit; product approvals; product sales; productivity; projects in development; regulatory filings and/or approvals; return on assets; return on capital; return on stockholder equity; return on investment; return on sales; revenue (which may include product, royalty, licensing, total and/or other revenue); revenue or sales growth or objectives (including for a specific product or products); sales results; stock price; strategic transactions; time to market; total stockholder return; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; working capital; and objective operating goals, objective employee metrics, and other objective financial or other metrics relating to the progress of the Company or to a subsidiary, division or department thereof. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture and/or other segment), and/or (vi) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. On or prior to the Determination Date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, GAAP or under a methodology established by the Committee prior to the issuance of an Award. Evaluation of performance may include or exclude events or items as specified by the Committee in its sole and absolute discretion, including, without limitation, the following unusual or nonrecurring events: (A) asset write downs; (B) litigation, investigation or claim expenses, judgments or

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settlements; (C) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in the management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable Fiscal Year (as may be amended or restated); (F) acquisitions or divestitures; (G) foreign exchange gains and losses; (H) tariffs; (I) royalties; and (J) gains on stock option exercises; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.
2.25    “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole and absolute discretion.
2.26    “Plan” means the Masimo Corporation Executive Bonus Incentive Plan, as set forth in this instrument and as may be amended or restated from time to time.
2.27    “Target Level” means the target level of an Award payable under the Plan to a Participant for the Performance Period, which may but shall not be required to be expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.
2.28    “Termination of Employment” means a cessation of the employee-employer relationship between a Participant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.
2.29    “Threshold Level” means the threshold level of an Award payable under the Plan to a Participant achieving the lowest acceptable performance for the Performance Period, which may but shall not be required to be expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.
SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS
3.1    Selection of Participants. The Committee, in its sole and absolute discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole and absolute discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent or other Performance Period.
3.2    Determination of Performance Goals. The Committee, in its sole and absolute discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.
3.3    Determination of Threshold Level, Target Level and/or Maximum Level. The Committee, in its sole and absolute discretion, shall establish a Threshold Level, Target Level, and/or Maximum Level for each Participant, and each shall be set forth in writing.
3.4    Determination of Payout Formula or Payout Formulae. On or prior to the Determination Date, the Committee, in its sole and absolute discretion, shall establish a Payout Formula or Payout Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, and (c) provide for the payment of a Participant’s Actual Award at the Threshold Level, Target Level, or Maximum Level (or such intermediate level as is required under an Award Agreement) if the associated Performance

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Goals for the Performance Period are achieved. Notwithstanding the preceding, in no event shall a Participant’s Actual Award(s) for any Fiscal Year exceed the Maximum Level. No adjustment shall be made if the effect would be to cause an Actual Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.
3.5    Date for Determinations; Award Agreements. The Committee shall make final determinations under Section 3.1 through 3.4 on or prior to the Determination Date. In its sole and absolute discretion, the Committee may set forth the terms and conditions for Awards in written notices to affected Participants (or in agreements with them), and may condition the effectiveness of an Award on the affected Participant’s execution of a written acceptance within a time specified by the Committee in writing.
3.6    Determination of Actual Awards. As soon as reasonably practicable following the finalization of the Company’s financial statements or receipt of the report of the independent registered public accounting firm of the Company on the Company’s financial statements for a Performance Period consisting of one or more Fiscal Years covered by the financial statements or other accounting finalizing of the Company’s financial results for any Performance Period and receipt of the report of the Company’s senior management, the Committee shall certify in writing and, where applicable, in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Section 162(m) of the Code, the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Approved minutes of the Committee meeting in which the certification required by this Section 3.6 is made shall be treated as written certification for purposes of this Section 3.6. Notwithstanding any contrary provision of the Plan, the Committee, through the exercise of Negative Discretion to the extent provided in the applicable Award Agreement, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment as the result of a Participant’s death or Disability or upon a Change in Control or in the event of a Termination of Employment following a Change in Control prior to the end of the Performance Period, and (c) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or Disability prior to a Change in Control and prior to the end of the Performance Period, provided that any such Actual Award must be subject to attainment of the Performance Goals and application of the Payout Formula for the Performance Period.
SECTION 4
PAYMENT OF AWARDS
4.1    Right to Receive Payment. No Participant shall accrue or become entitled to an Actual Award unless that Participant remains employed in good standing with the Company, as determined by the Committee in its sole and absolute discretion, until the time of its payment pursuant to Section 4.2. Accordingly, no Actual Award shall be paid to a Participant who has a Termination of Employment prior to the payment date for such Actual Award, provided that the Committee shall have the complete discretion to pay a full or partial Actual Award (based on the amount determined under Section 3.6) to any Participant or Participants whose Termination of Employment occurs after commencement of the Performance Period due to the Participant’s death, Disability, or other event or circumstance established by the Committee.
4.2    Timing of Payment. Payment of each Actual Award (if any) shall be made in the calendar year that follows the end of the Performance Period, with such payment to occur as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code. Notwithstanding the foregoing, if the Committee has on or prior to the Determination Date imposed vesting conditions that apply after the end of the Performance Period,

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the Committee shall make payments, within sixty (60) days after each vesting date, of all or the portion of the Actual Award that has become vested on such date. In no event will interest or other earnings be accrued or paid on Actual Awards, whether paid in a lump sum or in installments over a vesting period. To the extent vesting has not occurred on or prior to a Participant’s Termination of Employment, the Participant shall have no further rights under the Plan and shall forfeit all outstanding Awards hereunder on such date of Termination of Employment.
It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.
4.3    Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum, unless otherwise deferred in accordance with Section 4.2.
4.4    Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to such Participant’s death for a prior Performance Period, the Actual Award shall be paid to his or her estate.
4.5    Pro Rata Payment for New Hires; Promotions; Change in Status.
(a)New Hires. Any individual who is newly-hired or becomes an Employee during a Performance Period and who is selected by the Committee to be a Participant shall be eligible to receive a pro rata portion of the Award to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she holds an Award and calculated on the basis of such Participant’s Base Salary received for the Performance Period. Any Actual Award shall be paid at the time and in the manner set forth in this Section 4, but will not qualify as performance-based compensation that is exempt from the deduction limitations prescribed under Section 162(m) of the Code.
(b)Promotions and Transfers. In the case of a promotion or transfer from a position where a Participant had received an Award or was eligible to receive an Award under this Plan for a Performance Period to a position where such Participant is eligible for a lower Actual Award (but not a higher one), such Participant shall complete his or her participation in the prior position until the end of the complete month containing his or her date of promotion or transfer, prior to participating in the Performance Period for the transferred or promoted position. The overall Actual Award (if any) payable to such Participant will be pro-rated for both Performance Periods. In calculating the pro-rated amount, (i) the prior Performance Period will be prorated using the Participant’s Base Salary immediately prior to the date of promotion or transfer, and (ii) the subsequent Performance Period will be pro-rated using the Participant’s Base Salary at the end of the Performance Period. If a Participant is transferred to a lateral position (i.e., the same job grade or level), then the Actual Award will not be pro-rated based on the lateral change in position.
(c)Change in Status. Subject to the terms of any applicable Award Agreement, Participants who are eligible for participation at the beginning of a Performance Period, but who subsequently become ineligible to participate during the Performance Period may be eligible, in the sole Negative Discretion of the Committee, to receive a pro-rated portion of an Actual Award (if any) based on the number of full months completed during such Performance Period.

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SECTION 5
ADMINISTRATION
5.1    Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as a “nonemployee director” as defined in Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
5.2    Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to, without limiting Section 7, (a) determine which Employees shall be granted Awards, (b) prescribe the terms and conditions of Awards, (c) construe and interpret the Plan and the Awards, (d) exercise Negative Discretion pursuant to Section 3.6, (e) maintain complete and accurate records of all Plan transactions and Awards and other data in the manner necessary for proper administration of the Plan, (f) enforce the terms of the Plan, (g) review claims and render decisions on claims for benefits under the Plan, and (h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.
5.3    Local Law Adjustments. Without limiting Section 5.2, to facilitate the making of any grant of an Award, the Committee may adopt rules and provide for such special terms applicable to Participants who are located within the United States, who are non-U.S. nationals, or who are employed by the Company or any of its Affiliates outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates or book entries which vary with the customs and requirements of particular countries. The Committee may adopt sub-plans and establish escrow accounts and trusts, as may be appropriate, required or applicable to particular locations and countries.
5.4    Decisions Binding. The Committee’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by law. The validity of any such determination, interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.
5.5    Claims Limitations Period. Any Employee who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within 45 days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee will notify the Employee of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within 120 days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision, including any deemed denial, is final, binding and conclusive on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any permitted lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

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5.6    Delegation by the Committee. The Committee, in its sole and absolute discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more Directors and/or Officers; provided, however, that the Committee may delegate its authority and powers only with respect to Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.
SECTION 6
GENERAL PROVISIONS
6.1    Tax Withholding. The Company shall withhold applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).
6.2    No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of an Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as an employee or a Participant.
6.3    Participation. No Employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.
6.4    Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a Change in Control or direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
6.5    Beneficiary Designations. If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
6.6    Nontransferability of Awards. No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.5. All rights with respect to an Award granted to a Participant shall be available during such Participant’s lifetime only to the Participant.
6.7    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or subsidiary policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its subsidiaries, in each case as determined by the Committee in its sole and absolute discretion. The Committee may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required

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under Applicable Laws. No reduction, cancellation, forfeiture or recoupment effected pursuant to this Section 6.7 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or otherwise. Any Participant who receives an Actual Award shall be deemed automatically to have consented and agreed to the foregoing terms set forth in this Section 6.7.
6.8    Recoupment of Awards.
(a)    General. Without limiting Section 6.7, unless otherwise specifically provided in an Award Agreement, and to the extent permitted or required by Applicable Law, the Committee may, in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted to such Participant (or the income recognized by the Participant in connection with any settled Award) (“Reimbursement”), if and to the extent:
(i)the granting, vesting or payment of such Award (or any portion thereof) was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;
(ii)in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any of its Affiliates; and
(iii)a lower granting, vesting or payment of such Award would have occurred if not for the conduct described in clause (ii) above.
In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Law, require Reimbursement; provided that the Company will not seek Reimbursement with respect to any such Awards that were paid more than three (3) years prior to the first date of the applicable restatement period.
(b) Mandatory Recoupment. Notwithstanding any other provision of this Plan, all Awards (whenever granted) will be subject to recoupment in accordance with any clawback policy that is both in effect at any time while the Award is outstanding, and any additional policy established in order to comply with (i) the listing standards of any securities exchange, trading market or automated quotation system on which the Company’s securities are listed, quoted or traded, or (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law. No recovery of compensation under any clawback policy or provisions imposed under this Section 6.8 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or otherwise. Any Participant who receives an Actual Award shall be deemed automatically to have consented and agreed to the foregoing clawback terms set forth in this Section 6.8.
6.9    Unfunded Plan. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. This Plan shall be unfunded. No provision of this Plan or any Award or Award Agreement shall require the Company or any Affiliate, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or any Affiliate maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

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6.10    Limits of Liability; Indemnification. Any liability of the Company or any Affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement. Neither the Company or any Affiliate, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan. The Company and its Affiliates shall pay or reimburse any of the foregoing who in good faith take action on behalf of this Plan, for any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her with respect to this Plan, and, to the fullest extent allowable under Applicable Law, shall indemnify each and every one of them for any claims, liabilities and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and any Affiliate may, but shall not be required to, obtain liability insurance for this purpose. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
6.11    Choice of Law; Choice of Forum. This Plan, all Awards, all Award Agreements and all determinations made and actions taken under this Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan or any Agreement, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and thereby such Participant shall be deemed to agree that any such litigation will be conducted in the Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
6.12    Awards for Compensation Purposes Only. This Plan is not intended to constitute an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
6.13    Data Privacy. As a condition of receipt of any Award under the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and any Affiliate for the purpose of implementing, administering, and managing this Plan and awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and any Affiliate may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any Affiliate, and details of all awards (collectively, the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and any Affiliate may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. The Data related to a Participant will be held only as long as is necessary to implement, administer and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost,

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by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s sole and absolute discretion, the Participant will forfeit any outstanding Awards, if the Participant refuses, or withdraws, the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
SECTION 7
AMENDMENT, TERMINATION AND DURATION
7.1    Amendment, Suspension or Termination. The Committee, in its sole and absolute discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. No Award may be granted pursuant to the Plan during any period of suspension or after termination of the Plan.
7.2    Consent of Participants Generally Required. Subject to Section 7.3, no amendment, alteration, suspension or termination of this Plan or an Award will materially impair the rights of any Participant unless otherwise mutually agreed between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Committee’s ability to exercise the powers granted to it regarding Awards granted under this Plan prior to such termination.
7.3    Exceptions to Consent Requirement. A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination of this Plan if the Committee, in its sole and absolute discretion, determines that such amendment, alteration, suspension or termination, taken as a whole, does not materially impair such Participant’s rights under this Plan or any outstanding Award. Furthermore, subject to any limitations of Applicable Laws, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent, even if it does materially impair the Participant’s rights under this Plan or such Awards, if such amendment is done:
(i)    to clarify the manner of exemption from, or to bring an Award into compliance with, Code Section 409A; or
(ii)    to comply with other Applicable Laws.
7.4    Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter through the Company’s 2022 Annual Meeting of Stockholders.
SECTION 8
LEGAL CONSTRUCTION
8.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
8.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
8.3    Requirements of Law. The granting and payment of Awards under the Plan shall be subject to all Applicable Laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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8.4    Captions; Section References. Captions in this Plan are provided herein for convenience only, and will not serve as a basis for interpretation or construction of this Plan. Unless otherwise expressly provided in this Plan, references to a “Section” or to “Sections” in this Plan shall mean a Section or Sections, respectively, of this Plan.

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Directions to the Annual Meeting of Stockholders of Masimo Corporation
Masimo Corporation
52 Discovery
Irvine, California 92618
(949) 297-7000

From the North (Los Angeles/Long Beach/John Wayne Airport)
Take 405 Fwy South. Take SAND CANYON AVE exit.
Turn Left on SAND CANYON AVE—go 4.6 miles
Turn Right on BARRANCA PKWY—go 1.7 miles
Turn Left on DISCOVERY—go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right
From the South (San Diego and points South of Irvine)
Take 5 Fwy North. Take ALTON PKWY exit.
Turn Left on ALTON PKWY—go 0.4 miles.
Turn Right on IRVINE CENTER DRIVE—go 0.8 miles
Turn Left on DISCOVERY—go 0.1 miles
Arrive at 52 DISCOVERY, IRVINE, on the Left
From the East (Riverside County)
Take the 91 Fwy West or the 55 Fwy South
Take 5 Fwy South. Take exit for California 133S towards Laguna Beach
Keep right for BARRANCA PKWY—go 0.6 miles
Turn Right on BARRANCA PKWY—go 0.1 miles
Turn Right on DISCOVERY—go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the internet or telephone must be received by 11:00 p.m., Pacific Time, on May 31, 2017

Vote by internet • Go to www.envisionreports.com/MASI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1, FOR THE APPROVAL OF PROPOSAL NO. 2, FOR THE APPROVAL OF PROPOSAL NO. 3, FOR EVERY YEAR (AN ANNUAL VOTE) WITH RESPECT TO PROPOSAL NO. 4, FOR THE APPROVAL OF PROPOSAL NO. 5 AND FOR THE APPROVAL OF PROPOSAL NO. 6.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Proposals
The Board of Directors recommends a vote FOR each of the following proposals:

		For	Against	Abstain
1.	Election of Class I Directors:
	- Dr. Steven J. Barker	☐	☐	☐
	- Sanford Fitch	☐	☐	☐
2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 30, 2017.	☐	☐	☐
3.	Advisory resolution to approve named executive officer compensation.	☐	☐	☐
5.	Approval of the Company’s 2017 Equity Incentive Plan.	☐	☐	☐
6.	Approval of the Company’s Executive Bonus Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote for EVERY YEAR (AN ANNUAL VOTE):
		Every Year (an annual vote)	Every Other Year (a biennial vote)	Every Three Years (a triennial vote)	Abstain
4.	Advisory Vote on Frequency of Future Advisory Resolutions to Approve Named Executive Officer Compensation.	☐	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of postponement thereof.
This proxy is governed by the laws of the State of Delaware.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder must sign. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If the signer is a partnership, please sign in the partnership’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
01GPJD
You can view the Annual Report and Proxy Statement on the internet at www.masimo.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy — MASIMO CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2017 MASIMO CORPORATION
52 DISCOVERY, IRVINE, CALIFORNIA 92618
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Joe Kiani and Mark de Raad, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware corporation (“Masimo”), to be held at Masimo’s principal executive offices at 52 Discovery, Irvine, California 92618, on June 1, 2017, at 2:00 p.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo’s capital stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as specified on the reverse side.

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.	+

Masimo • 52 Discovery • Irvine, CA 92618 • Tel: 949 297 7000
© 2017 Masimo Corporation. All rights reserved.